      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2000



                                                   REGISTRATION NO. 333-94867


                 333-94867-01

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                    ASSOCIATES CREDIT CARD RECEIVABLES CORP.
                   (Originator of the Trust described herein)
             (Exact Name of Registrant as Specified in Its Charter)
                    ASSOCIATES CREDIT CARD MASTER NOTE TRUST
                             (Issuer of the Notes)

                          DELAWARE                                                    75-2709748
       (State or Other Jurisdiction of Organization)                   (I.R.S. Employer Identification Number)

                           290 EAST CARPENTER FREEWAY
                              IRVING, TEXAS 75062
                                 (972) 652-4000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Office)

                          CORPORATION SERVICE COMPANY
                             800 BRAZOS, SUITE 750
                              AUSTIN, TEXAS 78701
                                 (512) 397-1564
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                   Copies to:


              MICHAEL J. FORDE, ESQ.                              CAMERON L. COWAN, ESQ.
       ASSOCIATES FIRST CAPITAL CORPORATION                 ORRICK, HERRINGTON & SUTCLIFFE LLP
               250 CARPENTER FREEWAY                                WASHINGTON HARBOUR
                  P.O. BOX 660237                             3050 K STREET, N.W., SUITE 200
                DALLAS, TEXAS 75266                                WASHINGTON, DC 20007
                  (972) 652-4000                                      (202) 339-8400



    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after this registration statement becomes effective as determined by market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
---------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
---------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                AMOUNT TO BE       PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                 REGISTERED        AGGREGATE PRICE     AGGREGATE OFFERING       AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED            (A)(B)            PER NOTE(C)            PRICE(C)       REGISTRATION FEE(D)
-------------------------------------------------------------------------------------------------------------------------------
Asset Backed Notes.........................    $4,000,000,000            100%            $4,000,000,000         $1,056,000
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------


(a) With respect to any Asset Backed Notes issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.
(b) With respect to any Asset Backed Notes denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such Asset Backed Note is first offered.
(c) Estimated solely for the purpose of calculating the registration fee.

(d) $264 has been previously paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               INTRODUCTORY NOTE



     This registration statement relates to asset backed notes which may be issued from time to time, including an initial series of asset backed notes which Associates Credit Card Master Note Trust intends to issue shortly after this registration statement becomes effective. Therefore, this registration statement includes:



     - a preliminary prospectus supplement to the base prospectus containing information known or reasonably available to the registrants with respect to the offering by Associates Credit Card Master Note Trust of its Class A and Class B asset backed notes, Series 2000-1;



     - a representative form of prospectus supplement to the base prospectus relating to the offering by Associates Credit Card Master Note Trust of subsequent series of asset backed notes; and



     - a base prospectus relating to asset backed notes of Associates Credit Card Master Note Trust.

     THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE AND WE DELIVER A FINAL PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY 30, 2000

Prospectus Supplement to Prospectus dated May 30, 2000

                    ASSOCIATES CREDIT CARD MASTER NOTE TRUST
                                     Issuer

                    ASSOCIATES CREDIT CARD RECEIVABLES CORP.
                                   Transferor
[AIC TRIANGLE LOGO]    ASSOCIATES NATIONAL BANK (DELAWARE)

                                    Servicer

                        SERIES 2000-1 ASSET BACKED NOTES

                                                     CLASS A NOTES             CLASS B NOTES
                                                -----------------------   -----------------------
Principal amount                                $760,000,000              $102,500,000
Interest rate                                   One-Month LIBOR           One-Month LIBOR
                                                plus   % per year         plus   % per year
Interest payment dates                          Monthly on the 17th,      Monthly on the 17th,
                                                beginning July 17, 2000   beginning July 17, 2000
Expected principal payment date                 May 19, 2003              May 19, 2003
Final maturity date                             May 17, 2006              May 17, 2006
Price to public                                 $               (or  %)   $               (or  %)
Underwriting discount                           $               (or  %)   $               (or  %)
Proceeds to issuer                              $               (or  %)   $               (or  %)

The Class B notes are subordinated to the Class A notes. The trust is also issuing Class C notes in the amount of $137,500,000 that are subordinated to the Class A and the Class B notes.

This prospectus supplement and the accompanying prospectus relate to the offering of the Class A and the Class B notes only.

We expect to issue the Class A notes and the Class B notes on or about June   ,
2000. We will deliver the Class A notes and the Class B notes in book-entry form.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 IN THE PROSPECTUS.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes are obligations of Associates Credit Card Master Note Trust only and are not obligations of Associates Credit Card Receivables Corp., Associates Credit Card Services, Inc., Associates National Bank (Delaware) or any other person.

This prospectus supplement may be used to offer and sell the Class A notes and the Class B notes only if accompanied by the prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       Underwriters of the Class A notes

SALOMON SMITH BARNEY
                BANC ONE CAPITAL MARKETS, INC.
                                 CHASE SECURITIES INC.
                                              DEUTSCHE BANC ALEX. BROWN
                                                         J.P. MORGAN & CO.

                        Underwriter of the Class B notes

                              SALOMON SMITH BARNEY

June   , 2000

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the notes in two separate documents:
(a) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (b) this prospectus supplement, which describes the specific terms of your series of notes.

     If the terms of your series of notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

     We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

     This prospectus supplement uses defined terms. You can find a listing of the pages where definitions can be found under the caption "Index of Terms for Prospectus Supplement" beginning on page S-34 in this prospectus supplement and under the caption "Index of Terms for Prospectus" beginning on page 66 in the accompanying prospectus.

                               TABLE OF CONTENTS

                                          PAGE
                                        --------
Transaction Summary...................  S-1
Summary of Terms......................  S-2
  The Issuer..........................  S-2
  Offered Securities..................  S-2
     Interest.........................  S-2
     Principal........................  S-2
  Credit Enhancement..................  S-2
  Events of Default...................  S-3
  Other Interests in the Trust........  S-3
     Other Series of Notes............  S-3
     The Transferor Interest..........  S-3
  The Receivables.....................  S-3
  Allocations of Collections..........  S-4
  Application of Collections..........  S-4
     Finance Charge Collections.......  S-4
     Principal Collections............  S-4
  Pay Out Events......................  S-5
  Optional Redemption.................  S-5
  Denominations.......................  S-5
  Registration, Clearance and
     Settlement.......................  S-5
  Tax Status..........................  S-6
  ERISA Considerations................  S-6
  Exchange Listing....................  S-6
Receivables Performance...............  S-7
  Delinquency and Loss Experience.....  S-7
  Revenue Experience..................  S-8
  Payment Rates.......................  S-10
The Trust Portfolio...................  S-10
Maturity Considerations...............  S-13
  Controlled Accumulation Period......  S-13
  Early Amortization Period...........  S-14
The Bank, ACCS and the Transferor.....  S-14
  Associates National Bank
     (Delaware).......................  S-14
  Associates Credit Card Services,
     Inc. ............................  S-15
  Associates Credit Card Receivables
     Corp.............................  S-15

                                          PAGE
                                        --------
Description of Series Provisions......  S-15
  General.............................  S-15
  Interest Payments...................  S-16
  Principal Payments..................  S-17
  Postponement of Controlled
     Accumulation Period..............  S-19
  Subordination.......................  S-19
  Allocation Percentages..............  S-19
  Reallocated Principal Collections...  S-21
  Application of Collections..........  S-22
  Shared Excess Finance Charge
     Collections......................  S-24
  Shared Principal Collections and
     Transferor Principal
     Collections......................  S-25
  Defaulted Receivables; Investor
     Charge-Offs......................  S-25
  Principal Funding Account...........  S-26
  Reserve Account.....................  S-26
  Paired Series.......................  S-27
  Pay Out Events......................  S-28
  Events of Default...................  S-29
  Servicing Compensation and Payment
     of Expenses......................  S-30
  Reports to Noteholders..............  S-30
ERISA Considerations..................  S-30
Underwriting..........................  S-32
Legal Matters.........................  S-33
Index of Terms for Prospectus
  Supplement..........................  S-34
Annex I: Other Series Issued and
  Outstanding.........................  I-1

                              TRANSACTION SUMMARY

Trust:                     Associates Credit Card Master Note Trust
Transferor:                Associates Credit Card Receivables Corp.
Servicer:                  Associates National Bank (Delaware)
Indenture Trustee:         The Bank of New York
Owner Trustee:             Wilmington Trust Company
Closing Date:              June      , 2000
Servicing Fee Rate:        2% per annum
Clearance and
Settlement:                DTC/Clearstream/Euroclear
Primary Trust Assets:      Receivables originated in MasterCard(R) and VISA(R)
                           accounts

                                                          CLASS A          CLASS B
                                                          -------          -------
Principal Amount:                                  $760,000,000            $102,500,000
Percentage of Series:*                             76.00%                  10.25%
Anticipated Ratings:**                             Aaa/AAA/AAA             A2/A/A
  (Moody's/Standard & Poor's/Fitch)
Credit Enhancement:                                subordination of Class  subordination of Class
                                                   B and Class C           C
Interest Rate:                                     One-Month LIBOR plus    One-Month LIBOR plus
                                                        % per year              % per year
Interest Accrual Method:                           actual/360              actual/360
Interest Payment Dates:                            monthly (17th)          monthly (17th)
Interest Rate Index Reset Date:                    2 London business days  2 London business days
                                                   before each interest    before each interest
                                                   payment date            payment date
First Interest Payment Date:                       July 17, 2000           July 17, 2000
Commencement of Accumulation Period:
  (subject to adjustment)                          November 1, 2001        November 1, 2001
Expected Principal Payment Date:                   May 19, 2003            May 19, 2003
Final Maturity Date:                               May 17, 2006            May 17, 2006
ERISA eligibility:                                 Yes, subject to important considerations
  (investors should consult with their counsel)    described under "ERISA Considerations" in this
                                                   prospectus supplement and in the accompanying
                                                   prospectus.
Debt for United States Federal Income Tax          Yes, subject to important considerations
  Purposes:                                        described under "Federal Income Tax
  (investors should consult with their tax         Consequences" in the accompanying prospectus.
  counsel)

---------------

 * The percentage of Series 2000-1 comprised by the Class C notes is 13.75%.

** It is a condition to issuance of the Class A notes and the Class B notes that one of these ratings be obtained for each such class.

                                SUMMARY OF TERMS

     This summary highlights selected information and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

THE ISSUER

The notes will be issued by Associates Credit Card Master Note Trust, a Delaware statutory business trust, pursuant to an indenture supplement to an indenture, each between the trust and the indenture trustee.

The indenture trustee is The Bank of New York.

OFFERED SECURITIES

  INTEREST

The Class A notes will bear interest at one-month LIBOR as determined each month
plus   % per annum.

The Class B notes will bear interest at one-month LIBOR as determined each month
plus   % per annum.

For each class of the Series 2000-1 notes, interest will be calculated as follows:

Principal balance at       Number of days in
    end of prior       X    interest period    X   Interest rate
   monthly period          ----------------
                                  360

Each interest period begins on and includes a distribution date and ends on but excludes the next distribution date. However, the first interest period will begin on and include the closing date.

Interest on the Class A and the Class B notes will be paid on each distribution date, beginning on July 17, 2000 and the 17th day of each following month if the 17th is a business day and, if not, the following business day.

You may obtain the interest rates for the current interest period and the immediately preceding interest period by telephoning the indenture trustee at
(212) 815-5738.

See "Description of Series Provisions -- Interest Payments" in this prospectus supplement for a description of how and when LIBOR will be determined.

  PRINCIPAL

Principal of the Class A and the Class B notes is expected to be paid in full on the May 2003 distribution date, which is the expected principal payment date. However, no principal will be paid on the Class B notes until the Class A notes are paid in full.

We are scheduled to begin accumulating collections of principal receivables starting on November 1, 2001 for payment to the Class A and the Class B noteholders on the expected principal payment date, but we may begin accumulating at a later date.

Principal of the Class A and the Class B notes may be paid earlier or later than the expected principal payment date. If specified adverse events known as pay out events occur, principal may be paid earlier than expected. If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the Class A and the Class B notes are not paid on the expected principal payment date, collections of principal receivables will continue to be used to pay principal on the Class A and the Class B notes until the notes are paid or until the final maturity date of May 17, 2006, whichever occurs first. You will not be entitled to any premium for early or late payment of principal.

For more information about principal payments, see "Maturity Considerations," "Description of Series Provisions -- Principal Payments" and "-- Allocation Percentages" in this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancement for the Class A notes is provided by the subordination of the Class B notes and the Class C notes.

Credit enhancement for the Class B notes is provided by the subordination of the Class C notes.

Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

For more information about credit enhancement, see "Description of Series Provisions -- Reallocated Principal Collections," "-- Application of Collections" and "-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

EVENTS OF DEFAULT

The Series 2000-1 notes are subject to specified events of default described under "The Indenture -- Events of Default; Rights upon Event of Default" in the accompanying prospectus. These include, among other things, the failure to pay interest for 35 days after it is due or to pay principal when it is due on the final maturity date.

In the case of an event of default involving certain bankruptcy, insolvency or similar events relating to the trust, the principal amount of the Series 2000-1 notes automatically will be deemed to be immediately due and payable. If any other event of default occurs and continues with respect to the Series 2000-1 notes, the indenture trustee or holders of more than 50% of the then-outstanding principal balance of those notes may declare the principal amount of the notes to be immediately due and payable. These declarations may, under certain circumstances, be rescinded by holders of more than 50% of the then-outstanding principal balance of the Series 2000-1 notes.

After an event of default and the acceleration of the Series 2000-1 notes, funds on deposit in the collection account, the principal funding account and the reserve account will be applied to pay principal of and interest on the Series 2000-1 notes to the extent permitted by law. Principal collections and finance charge collections allocated to Series 2000-1 will be applied to make monthly principal and interest payments on the Series 2000-1 notes until the earlier of the date those notes are paid in full or the final maturity date of those notes.

If the Series 2000-1 notes are accelerated or the issuer fails to pay the principal of the Series 2000-1 notes on the final maturity date, subject to certain conditions described in the prospectus under "The Indenture -- Events of Default; Rights upon Event of Default," the indenture trustee may, if legally permitted, cause the trust to sell principal receivables in an amount generally equal to the invested amount for Series 2000-1 and the related finance charge receivables.

OTHER INTERESTS IN THE TRUST

  OTHER SERIES OF NOTES

The trust will issue other series of notes secured by the assets of the trust from time to time in the future. A summary of the outstanding series is in "Annex I: Other Series Issued and Outstanding" included at the end of this prospectus supplement. The issuance of future series will occur without prior review or consent by you or any other noteholder.

  THE TRANSFEROR INTEREST

The interest in the trust not securing your series or any other series is the transferor interest. The transferor interest is owned by the transferor. The transferor may, however, sell all or a portion of its interest in the transferor interest. The transferor interest does not provide credit enhancement for your series or any other series.

THE RECEIVABLES

The primary assets of the trust are receivables in MasterCard(R) and VISA(R)* revolving credit card accounts. The receivables consist of principal receivables and finance charge receivables.

The following information is as of April 30, 2000:

- Receivables in the trust: $6,035,164,789.58

- Accounts designated to the trust: 7,716,251

For more information, see "Receivables Performance" and "The Trust Portfolio" in this prospectus supplement.

                     -----------------------------------------------------------
                                            * MasterCard(R) and VISA(R) are
                                              federally registered
                                              servicemarks of MasterCard
                                              International Inc. and VISA
                                              U.S.A., Inc., respectively.

ALLOCATIONS OF COLLECTIONS

Associates National Bank (Delaware), as servicer, will collect payments on the receivables and will deposit those collections in an account. It will keep track of those collections that are finance charge receivables and those that are principal receivables.

Each month, the servicer will allocate collections received among:

- your series;

- other series outstanding; and

- the transferor interest in the trust.

The amount allocated to your series will be determined based mainly upon the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of the Series 2000-1 notes, the invested amount for Series 2000-1 will be $1,000,000,000.

You are entitled to receive payments of interest and principal only from collections of receivables and other trust assets allocated to your series. If the invested amount of your series declines, amounts allocated and available for payment to your series and to you may be reduced. For a description of the allocation calculations and the events which may lead to these reductions, see "Description of Series Provisions -- Allocation Percentages" and "-- Reallocated Principal Collections" in this prospectus supplement.

APPLICATION OF COLLECTIONS

  FINANCE CHARGE COLLECTIONS

The trust will apply your series' share of collections of finance charge receivables each month in the following order of priority:

- to pay interest on the Class A notes;

- to pay interest on the Class B notes;

- to pay the servicing fee;

- to pay interest on the Class C notes;

- to cover your series' allocation of defaulted receivables;

- to cover reductions in your series' invested amount resulting from investor charge-offs allocated to your series and from reallocated principal collections, in each case that have not been reimbursed;

- to fund, in limited circumstances, a reserve account to cover interest payment shortfalls for Class A and Class B during the accumulation period;

- to fund any other amounts the trust may be liable for from time to time that are not otherwise provided for above; and

- to other series in group one or to the holders of the transferor certificates.

For a more detailed description of these applications, see "Description of Series Provisions -- Application of Collections" in this prospectus supplement.

  PRINCIPAL COLLECTIONS

The trust will apply your series' share of principal collections each month as follows:

- During the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, your series' share of principal collections will be treated as shared principal collections and may be available to make principal payments for other series or will be paid to the holders of the transferor certificates.

- The accumulation period is scheduled to begin on November 1, 2001, but may begin at a later date. During the accumulation period, your series' share of principal collections will be deposited in a trust account, up to a controlled deposit amount. On the expected principal payment date, amounts on deposit in that account will be paid first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders.

- If a pay out event (described below) that applies to Series 2000-1 or to all series occurs, the early amortization period could begin. During the early amortization period, your series' share of principal collections will be paid first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders.

- During any of the above periods, principal collections allocated to your series, may be reallocated, if necessary, to make required interest payments on the Class A notes and the

  Class B notes, and required servicing fee payments, not made from available finance charge collections. However, for any monthly period, these reallocated principal collections cannot exceed the sum of (i) for the required interest payments on the Class A notes, 24.00% of the initial invested amount of your series and (ii) for the required interest payments on the Class B notes and the required servicing fee payments, 13.75% of the initial invested amount of your series, in each case reduced by any unreimbursed prior reductions to the invested amount due to the writing off of receivables or for previously reallocated principal collections.

- Any remaining principal collections will first be made available to other series and then be paid to the holders of the transferor certificates or deposited in the special funding account.

For a more detailed description of these applications, see "Description of Series Provisions -- Application of Collections" in this prospectus supplement.

PAY OUT EVENTS

The documents under which the Series 2000-1 notes will be issued include a list of adverse events known as pay out events. If a pay out event that applies to Series 2000-1 or to all series occurs, the trust will use collections of principal receivables allocated to Series 2000-1 each month to pay principal on the Series 2000-1 notes.

Pay out events may occur if the transferor fails to make required payments or deposits, violates other covenants and agreements or makes representations and warranties that are materially incorrect.

The following also are pay out events:

- The three-month average of the portfolio yield on the trust portfolio, calculated after subtracting the amount of receivables that are written off as uncollectible allocated to Series 2000-1, is less than the three-month average of the weighted average interest rate plus the servicing fee rate for Series 2000-1;

- The Class A notes, the Class B notes or the Class C notes are not paid in full on their expected principal payment date;

- Certain bankruptcy, insolvency or similar events relating to the transferor, Associates Credit Card Services, Inc. or the bank;

- The transferor is unable to transfer receivables to the trust as required under the transfer and servicing agreement;

- The transferor does not transfer receivables in additional accounts to the trust within 5 business days of when required under the transfer and servicing agreement;

- Certain defaults of the servicer;

- The trust becomes subject to regulation as an "investment company" under the Investment Company Act of 1940; or

- An event of default occurs for the Series 2000-1 notes and their maturity date is accelerated.

For a more detailed discussion of the pay out events, see "Description of Series Provisions -- Pay Out Events" in this prospectus supplement and "Description of the Notes -- Pay Out Events" in the accompanying prospectus.

OPTIONAL REDEMPTION

The servicer has the option to repurchase your notes when the outstanding principal amount for your series has been reduced to 5% or less of the initial principal amount. See "Description of the Notes -- Final Payment of Principal; Termination" in the accompanying prospectus.

DENOMINATIONS

Beneficial interests in the Class A and the Class B notes may be purchased in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount.

REGISTRATION, CLEARANCE AND SETTLEMENT

The Class A and the Class B notes will be delivered in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, you will not receive a definitive instrument representing your notes. See "Description of the Notes -- Definitive Notes" in the accompanying prospectus.

You may elect to hold your Class A or Class B notes through The Depository Trust Company, in the United States, or Clearstream Banking, societe anonyme or the Euroclear System, in Europe.

Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See "Description of the Notes -- Book-Entry Registration" in the accompanying prospectus.

TAX STATUS

Subject to important considerations described under "Federal Income Tax Consequences" in the accompanying prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the trust, is of the opinion that under existing law the Class A and the Class B notes will be characterized as debt for federal income tax purposes. By your acceptance of a Class A or Class B note, you will agree to treat your Class A or Class B notes as debt for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A and the Class B notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A fiduciary or other person contemplating purchasing the Class A or the Class B notes on behalf of or with plan assets of any plan or account should consult with its counsel regarding whether the purchase or holding of the Class A or the Class B notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.

EXCHANGE LISTING

We will apply to list the Class A and the Class B notes on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted.

                            RECEIVABLES PERFORMANCE

     The tables below contain certain performance information for the receivables in the trust portfolio and the bank portfolio as of the dates, and for the time periods, indicated in each table. Because certain statistical information for segments of the trust portfolio is not available for complete calendar years ending on or before December 31, 1998, we have included in the tables, for comparative purposes, related performance information for the bank portfolio for those dates and time periods.

     As of April 30, 2000, the receivables in the accounts represented by the trust portfolio were equal to approximately 83% of the receivables in the bank portfolio. As of December 31, 1999, the receivables in the accounts represented by the trust portfolio were equal to approximately 99% of the receivables in the bank portfolio. As of December 31, 1998, the receivables in the accounts represented by the trust portfolio were equal to approximately 92% of the receivables in the bank portfolio.

     Because the trust portfolio is only a portion of the bank portfolio and the composition of the trust portfolio is expected to change over time, we expect the actual performance of the receivables in the trust to be different from that set forth below.

     On January 31, 2000, Associates National Bank (Delaware) (the "BANK") acquired a portfolio of credit card accounts from KeyCorp (the "KEY BANK PORTFOLIO"). As of the end of the day on April 30, 2000, the Key Bank portfolio consisted of approximately 989,235 credit card accounts with total receivables equal to approximately $1,215,131,000. The bank intends to convey receivables arising in accounts comprising the Key Bank portfolio to the trust within approximately three to six months. It is a condition to this addition that each rating agency confirm that the addition will not result in a withdrawal or reduction of its then-existing rating of any outstanding series or class. The purchase terms for the Key Bank portfolio preclude us from disclosing its specific performance characteristics. However, the bank's management believes that the credit profile of the Key Bank portfolio is consistent with that of the trust portfolio. While the bank's management believes that the addition of receivables from the Key Bank portfolio to the trust will not have a material adverse effect on the future performance of the trust portfolio, we cannot assure you of this result.

DELINQUENCY AND LOSS EXPERIENCE

     The following tables set forth the aggregate delinquency and loss experience for cardholder payments on the credit card accounts in the trust portfolio and the bank portfolio as of the dates or for the periods shown. We cannot assure you that the future delinquency and loss experience for the receivables in either the bank portfolio or the trust portfolio will be similar to the historical experience set forth below. The sum of the dollar amounts of receivables or the percentages of receivables presented in these tables may be less than or greater than the amount stated due to rounding.

                           DELINQUENCY EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                                                                                     DECEMBER 31,
                               APRIL 30,           ---------------------------------------------------------------------------------
                                 2000                        1999                        1998                        1997
                       -------------------------   -------------------------   -------------------------   -------------------------
                                     PERCENTAGE                  PERCENTAGE                  PERCENTAGE                  PERCENTAGE
                                      OF TOTAL                    OF TOTAL                    OF TOTAL                    OF TOTAL
                       RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES
                       -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
Receivables
  Outstanding(2)       $6,035,165                  $6,059,925                  $5,904,740                  $6,029,990
Receivables
  Delinquent:
  30 -- 59 Days        $  169,728       2.81%      $  167,603       2.77%      $  161,655       2.74%      $  175,727       2.91%
  60 -- 89 Days           105,169       1.74          104,582       1.73           96,920       1.64          101,625       1.69
  90 Days or more         225,761       3.74          197,223       3.25          179,995       3.05          188,832       3.13
                       ----------                  ----------                  ----------                  ----------
        Total          $  500,659                  $  469,408                  $  438,570                  $  466,184
                       ==========                  ==========                  ==========                  ==========

---------------

(1) For April 30, 2000 and December 31, 1999, information is presented for credit card accounts in the trust portfolio. For December 31, 1998 and December 31, 1997, this information is presented for credit card accounts in the bank portfolio.
(2) The receivables outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the end of the period shown, including principal and accrued finance charge receivables.

                               LOSS EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                                                             FOUR MONTHS               YEAR ENDED DECEMBER 31,
                                                           ENDED APRIL 30,     ----------------------------------------
                                                                2000              1999           1998           1997
                                                           ---------------     ----------     ----------     ----------
Average Principal Receivables Outstanding(2)                 $5,641,085        $5,336,877     $5,572,275     $5,557,659
Total Principal Charge-Offs(3)                               $  168,546        $  516,003     $  619,918     $  659,270
Total Principal Charge-Offs as a percentage of
  Average Receivables Outstanding(4)                               9.01%             9.67%         11.13%         11.86%

---------------

(1) For the four calendar months ended April 30, 2000, and for the calendar year ended December 31, 1999, information is presented for credit card accounts in the trust portfolio. For the calendar years ended December 31, 1998 and December 31, 1997, information is presented for credit card accounts in the bank portfolio.
(2) Average principal receivables outstanding is the average of the receivable balance at the end of each month during the period indicated.
(3) Total principal charge-offs are shown on a cash basis for principal receivables only, before recoveries, and do not include the amount of any reductions in average principal receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments. If accrued finance charge receivables that have been written off were included, total charge-offs would be higher as an absolute number and as a percentage of the average of principal and finance charge receivables outstanding during the periods indicated.
(4) The percentage reflected for the four calendar months ended April 30, 2000 is an annualized figure.

REVENUE EXPERIENCE

     The following table sets forth the gross revenues from finance charges and fees billed to accounts in the trust portfolio and the bank portfolio for the periods shown. The sum of the dollar amounts of receivables or the percentages of receivables presented in the table below may be less than or greater than the amount stated due to rounding.

     The historical yield figures for accounts in the bank portfolio reflected in the following table are calculated on an accrual basis. Collections of receivables included in the trust portfolio are calculated on a cash basis and may not reflect the historical yield experience for accounts in the bank portfolio. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts accrued and billed to cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. However, the transferor believes that during the two calendar years in the period ended December 31, 1998 the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. See "Risk Factors" in the accompanying prospectus.

                             REVENUE EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                              FOUR MONTHS                                       YEAR ENDED DECEMBER 31,
                            ENDED APRIL 30,        ---------------------------------------------------------------------------------
                                 2000                        1999                        1998                        1997
                       -------------------------   -------------------------   -------------------------   -------------------------
                                     PERCENTAGE                  PERCENTAGE                  PERCENTAGE                  PERCENTAGE
                                      OF TOTAL                    OF TOTAL                    OF TOTAL                    OF TOTAL
                       RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES
                       -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
Average Principal
  Receivables(2)       $5,641,085                  $5,336,877                  $5,572,275                  $5,557,659
Finance Charges and
  Fees(3)              $  458,224       24.50%     $1,216,097       22.79%     $1,309,841       23.51%     $1,202,038       21.63%
Yield from
  Interchange(4)       $   25,298        1.35%     $   68,075        1.28%     $   65,111        1.17%     $   62,069        1.12%
Yield from
  Recoveries(4)        $   17,395        0.93%     $   28,264        0.53%     $   65,814        1.18%     $   56,644        1.02%
Total Yield from
  Finance Charges,
  Fees, Interchange
  and Recoveries(5)    $  500,917       26.79%     $1,312,436       24.59%     $1,440,766       25.86%     $1,320,751       23.76%

---------------

(1) For the four calendar months ended April 30, 2000 and for the calendar year ended December 31, 1999, information is presented for credit card accounts in the trust portfolio. For the calendar years ended December 31, 1998 and December 31, 1997, information is presented for credit card accounts in the bank portfolio.
(2) Average principal receivables outstanding is the average of the receivable balance at the end of each month during the period indicated.
(3) Finance charges and fees are comprised of monthly periodic finance charges and all other credit card fees.
(4) The amount of Interchange and recoveries of charged-off accounts for each of the periods indicated above has been estimated.
(5) The percentage reflected for the four calendar months ended April 30, 2000 is an annualized figure.

     The revenue for the credit card accounts shown in the above table is comprised of monthly periodic finance charges, credit card fees, Interchange and recoveries. These revenues vary for each account based on the type and volume of activity for each account. See "The Bank's Credit Card Activities" in the accompanying prospectus.

     Interchange

     Creditors participating in the VISA(R) and MasterCard(R) associations receive certain fees ("INTERCHANGE") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA(R) and MasterCard(R) systems, a portion of Interchange in connection with cardholder charges for goods and services is collected by banks that issue credit cards by applying a discount to the amount paid by such banks to the banks that clear the related transactions for merchants. Interchange will be allocated to the trust on a monthly basis based on an equivalent percentage that the transferor receives each month for the aggregate bank portfolio.

     Recoveries

     Pursuant to the terms of the transfer and servicing agreement, the transferor will be required to transfer to the trust all of the recoveries that are reasonably estimated by the servicer on receivables in charged-off accounts of the trust, including amounts received by the transferor or the servicer from the purchaser or transferee with respect to the sale or other disposition of receivables in defaulted accounts ("RECOVERIES"). Collections of recoveries will be treated as collections of finance charge receivables and included as part of the Portfolio Yield.

PAYMENT RATES

     The following table sets forth the highest and lowest cardholder monthly payment rates on the credit card accounts during any month in the periods shown and the average cardholder monthly payment rates for all months in the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. We cannot assure you that the future cardholder monthly payment rates will be similar to the historical experience set forth below.

                      CARDHOLDER MONTHLY PAYMENT RATES(1)

                                                        FOUR MONTHS     YEAR ENDED DECEMBER 31,
                                                      ENDED APRIL 30,   ------------------------
                                                           2000          1999     1998     1997
                                                      ---------------   ------   ------   ------
Lowest Month........................................       9.69%         9.13%    9.57%    7.93%
Highest Month.......................................      11.29%        10.43%   11.74%   11.70%
Monthly Average.....................................      10.25%         9.84%   10.29%   10.03%

---------------

(1) For the four calendar months ended April 30, 2000, and for the calendar year ended December 31, 1999, information is presented for credit card accounts in the trust portfolio. For the calendar years ended December 31, 1998 and December 31, 1997, information is presented for credit card accounts in the bank portfolio.

     Payment rates shown in the above table are based on amounts which would be deemed payments of principal receivables and finance charge receivables with respect to the accounts. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

                              THE TRUST PORTFOLIO

     The receivables conveyed to the trust arise in accounts selected from the bank portfolio at the time the trust was established, and in additional accounts selected since that time, on the basis of criteria set forth in the transfer and servicing agreement (the "TRUST PORTFOLIO"). The transferor has the right to designate additional accounts for the trust portfolio and to transfer to the trust all receivables of those additional accounts, whether the receivables already exist or arise after the designation, if certain conditions are satisfied. For a discussion of these conditions, see "Description of the Notes -- Addition of Trust Assets" in the accompanying prospectus. In addition, the transferor will be required to designate additional accounts under the circumstances and in the amounts described in the accompanying prospectus under "Description of the Notes -- Addition of Trust Assets."

     The transferor also has the right to designate certain removed accounts and to require the indenture trustee to transfer all receivables in the removed accounts back to the transferor, whether the receivables already exist or arise after the designation, if certain conditions are satisfied. For a discussion of these conditions, as well as circumstances under which certain of these conditions will not apply, see "Description of the Notes -- Removal of Accounts" and "Risk Factors -- Transferor's need to remove accounts upon termination of affinity agreements would reduce principal receivables and may require addition of new receivables" in the accompanying prospectus.

     Throughout the term of the trust, the accounts from which the receivables arise will be the accounts designated by the transferor at the time the trust is established plus any additional accounts minus any removed accounts. As a result, the composition of the trust assets is expected to change over time. For a general description of the receivables in the trust, see "The Trust Portfolio" in the accompanying prospectus.

     The following is selected information about the receivables as of the end of the day on April 30, 2000:

     - The receivables in the trust portfolio included $5,691,900,681.00 of principal receivables and $343,264,108.58 of finance charge receivables.

     - The accounts designated for the trust portfolio had an average principal receivable balance of $737 and an average credit limit of $1,632.

     - The percentage of the aggregate total receivable balance to the aggregate total credit limit was 45%. The average age of the accounts was approximately 42 months.

     - Cardholders whose accounts are designated for the trust portfolio had billing addresses in all 50 states and the District of Columbia.

     The following tables summarize the trust portfolio by various criteria as of the end of the day on April 30, 2000. Because the future composition of the trust portfolio will change over time, these tables are not indicative of the composition of the trust portfolio at any subsequent time. In each case where information in the following tables is presented as a percentage of the total receivables, the sum of the percentages presented may be less than or greater than 100% due to rounding.

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                        PERCENTAGE OF                       PERCENTAGE
                                            NUMBER      TOTAL NUMBER                         OF TOTAL
ACCOUNT BALANCE RANGE                     OF ACCOUNTS    OF ACCOUNTS       RECEIVABLES      RECEIVABLES
---------------------                     -----------   -------------   -----------------   -----------
Credit Balance..........................      77,125         1.00%      $   (6,296,038.18)     (0.10)%
No Balance..............................   3,518,909        45.60                      --       0.00
$    0.01-$500.00.......................   1,558,290        20.19          345,570,498.42       5.73
$ 500.01-$1,000.00......................     871,223        11.29          632,575,911.93      10.48
$1,000.01-$2,000.00.....................     728,007         9.43        1,037,255,374.96      17.19
$2,000.01-$3,000.00.....................     330,112         4.28          810,427,580.49      13.43
$3,000.01-$4,000.00.....................     211,210         2.74          733,384,431.69      12.15
$4,000.01-$5,000.00.....................     158,661         2.06          713,196,144.24      11.82
$5,000.01-$6,000.00.....................     108,404         1.40          592,565,845.06       9.82
$6,000.01-$7,000.00.....................      66,287         0.86          429,039,426.55       7.11
$7,000.01-$8,000.00.....................      42,324         0.55          314,966,893.33       5.22
$8,000.01-$9,000.00.....................      21,587         0.28          182,649,199.10       3.03
$9,000.01-$10,000.00....................      13,385         0.17          126,706,490.73       2.10
$10,000.01 or more......................      10,727         0.14          123,123,031.26       2.04
                                           ---------       ------       -----------------     ------
          Total.........................   7,716,251       100.00%      $6,035,164,789.58     100.00%
                                           =========       ======       =================     ======

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                        PERCENTAGE OF                       PERCENTAGE
                                            NUMBER      TOTAL NUMBER                         OF TOTAL
CREDIT LIMIT RANGE                        OF ACCOUNTS    OF ACCOUNTS       RECEIVABLES      RECEIVABLES
------------------                        -----------   -------------   -----------------   -----------
No Credit Limit.........................          56         0.00%      $       16,249.24       0.00%
Less than or equal to $500.00...........   1,421,181        18.42          431,651,279.41       7.15
$ 500.01-$1,000.00......................   1,583,175        20.52          363,792,324.15       6.03
$1,000.01-$2,000.00.....................   1,605,434        20.81          698,693,618.38      11.58
$2,000.01-$3,000.00.....................     675,727         8.76          602,214,438.52       9.98
$3,000.01-$4,000.00.....................     448,877         5.82          535,875,921.92       8.88
$4,000.01-$5,000.00.....................     751,836         9.74          753,902,573.50      12.49
$5,000.01-$6,000.00.....................     343,772         4.46          627,821,215.84      10.40
$6,000.01-$7,000.00.....................     245,594         3.18          493,871,280.75       8.18
$7,000.01-$8,000.00.....................     295,133         3.82          571,401,125.73       9.47
$8,000.01-$9,000.00.....................     112,440         1.46          301,354,370.49       4.99
$9,000.01-$10,000.00....................     131,768         1.71          308,674,534.57       5.11
$10,000.01 or more......................     101,258         1.31          345,895,857.08       5.73
                                           ---------       ------       -----------------     ------
          Total.........................   7,716,251       100.00%      $6,035,164,789.58     100.00%
                                           =========       ======       =================     ======

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                                        PERCENTAGE OF                       PERCENTAGE
PERIOD OF DELINQUENCY                       NUMBER      TOTAL NUMBER                         OF TOTAL
(DAYS CONTRACTUALLY DELINQUENT)           OF ACCOUNTS    OF ACCOUNTS       RECEIVABLES      RECEIVABLES
-------------------------------           -----------   -------------   -----------------   -----------
Not Delinquent..........................   7,175,025        92.99%      $5,161,179,107.66      85.52%
Up to 29 Days...........................     238,172         3.09          373,327,150.75       6.19
30 to 59 Days...........................     104,310         1.35          169,727,845.77       2.81
60 to 89 Days...........................      64,547         0.84          105,169,415.23       1.74
90 or More Days.........................     134,197         1.74          225,761,270.17       3.74
                                           ---------       ------       -----------------     ------
          Total.........................   7,716,251       100.00%      $6,035,164,789.58     100.00%
                                           =========       ======       =================     ======

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                        PERCENTAGE OF                       PERCENTAGE
                                            NUMBER      TOTAL NUMBER                         OF TOTAL
ACCOUNT AGE                               OF ACCOUNTS    OF ACCOUNTS       RECEIVABLES      RECEIVABLES
-----------                               -----------   -------------   -----------------   -----------
Not More Than 6 Months..................   1,510,542        19.58%      $  333,369,254.68       5.52%
Over 6 Months to 12 Months..............   1,142,655        14.81          333,567,184.27       5.53
Over 12 Months to 24 Months.............   1,217,212        15.77          554,990,737.10       9.20
Over 24 Months to 36 Months.............     590,050         7.65          385,311,211.67       6.38
Over 36 Months to 48 Months.............     422,888         5.48          417,473,330.54       6.92
Over 48 Months to 60 Months.............     703,557         9.12          741,949,249.58      12.29
Over 60 Months to 72 Months.............     654,902         8.49          981,159,396.97      16.26
Over 72 Months..........................   1,474,445        19.11        2,287,344,424.77      37.90
                                           ---------       ------       -----------------     ------
          Total.........................   7,716,251       100.00%      $6,035,164,789.58     100.00%
                                           =========       ======       =================     ======

                      GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                TRUST PORTFOLIO

                                                        PERCENTAGE OF                       PERCENTAGE
                                            NUMBER      TOTAL NUMBER                         OF TOTAL
STATE                                     OF ACCOUNTS    OF ACCOUNTS       RECEIVABLES      RECEIVABLES
-----                                     -----------   -------------   -----------------   -----------
California..............................   1,107,296        14.35%      $  845,084,651.55      14.00%
Texas...................................     631,947         8.19          576,076,368.14       9.55
Florida.................................     510,004         6.61          418,737,947.41       6.94
New York................................     561,390         7.28          392,136,388.35       6.50
Illinois................................     387,728         5.02          294,232,609.48       4.88
Ohio....................................     303,973         3.94          222,084,680.50       3.68
Michigan................................     275,229         3.57          214,071,594.00       3.55
Pennsylvania............................     299,087         3.88          206,611,573.78       3.42
New Jersey..............................     228,412         2.96          174,498,003.54       2.89
Georgia.................................     184,996         2.40          173,323,323.84       2.87
North Carolina..........................     192,612         2.50          154,158,534.52       2.55
Other...................................   3,033,577        39.31        2,364,149,114.47      39.17
                                           ---------       ------       -----------------     ------
          Total.........................   7,716,251       100.00%      $6,035,164,789.58     100.00%
                                           =========       ======       =================     ======

                            MATURITY CONSIDERATIONS

     You are expected to receive payment of principal in full on May 19, 2003, the "EXPECTED PRINCIPAL PAYMENT DATE." You may, however, receive payments of principal earlier than the expected principal payment date if a pay out event occurs and the early amortization period begins. The holders of the Class B notes will not begin to receive payments of principal until the final principal payment on the Class A notes has been made. The holders of the Class C notes will not begin to receive payments of principal until the final principal payments on the Class A notes and Class B notes have been made.

CONTROLLED ACCUMULATION PERIOD

     Principal for payment to the Class A and the Class B noteholders will accumulate during the controlled accumulation period in the principal funding account established by the indenture trustee. The controlled accumulation period is scheduled to begin at the close of business on October 31, 2001, but may be delayed based on actual payment rate experience, as discussed under "Description of Series Provisions -- Postponement of Controlled Accumulation Period" in this prospectus supplement. On each distribution date during the controlled accumulation period, an amount will be deposited into the principal funding account equal to, for each monthly period, the least of:

     - Available Principal Collections;

     - the Controlled Deposit Amount; and

     - the Adjusted Invested Amount prior to any deposits on that day.

     We expect, but cannot assure you, that the amounts available in the principal funding account on the expected principal payment date will be sufficient to pay in full the outstanding principal balance of the Class A notes and the Class B notes. If these amounts are not available on the expected principal payment date, a pay out event will occur and the early amortization period will begin.

     Your series of notes may be paired with one or more series of notes issued at a later time once the controlled accumulation period for your series begins. We cannot assure you that the terms of any paired series will not have an impact on the calculation of the Investor Percentage or the timing or amount of payments received by you as a Series 2000-1 noteholder. The extent to which the timing or amount of payments received by you may be affected will depend on many factors, only one of which is a change in the calculation of the Investor Percentage. See "Description of Series Provisions -- Allocation Percentages -- Fixed Investor Percentage" and
"-- Paired Series" in this prospectus supplement and "Description of the Notes -- Paired Series" in the accompanying prospectus.

EARLY AMORTIZATION PERIOD

     If a pay out event occurs during either the revolving period or the controlled accumulation period, the early amortization period will begin. If a pay out event occurs during the controlled accumulation period, on the next distribution date any amount on deposit in the principal funding account will be paid to the Class A noteholders and, after the outstanding principal balance of the Class A notes has been paid in full, any remaining amount will be paid to the Class B noteholders and, after the outstanding principal balance of the Class B notes has been paid in full, any remaining amount will be paid to the Class C noteholders, up to the outstanding principal balance of the Class C notes.

     In addition, if the outstanding principal balance of the Class A notes has not been paid in full, Available Principal Collections will be paid to the Class A noteholders on each distribution date until the earlier of:

     - the date the Class A notes are paid in full; and

     - May 17, 2006, called the "SERIES 2000-1 FINAL MATURITY DATE."

     After the Class A notes have been paid in full, and if the Series 2000-1 final maturity date has not occurred, Available Principal Collections will be paid to the Class B noteholders on each distribution date until the earlier of:

     - the date the Class B notes are paid in full; and

     - the Series 2000-1 final maturity date.

                       THE BANK, ACCS AND THE TRANSFEROR

     The bank has transferred and assigned to Associates Credit Card Services, Inc. ("ACCS"), for transfer and assignment by ACCS to the transferor, and for transfer and assignment by the transferor to the trust, all of the bank's right, title and interest in and to the receivables in the accounts designated as accounts of the trust and future receivables created in these accounts. See "The Trust Portfolio," "Description of the Notes -- Transfer and Assignment of Receivables" and "Description of the Purchase Agreements" in the accompanying prospectus.

ASSOCIATES NATIONAL BANK (DELAWARE)

     Associates National Bank (Delaware), a national banking association, is a wholly-owned, direct subsidiary of Associates First Capital Corporation ("AFCC"). The bank was established on January 14, 1991. Its principal executive office is located at 110 Lake Drive, Newark, Delaware 19702. On a managed basis, the bank maintained loan accounts with aggregate outstanding balances of approximately $9,210,207,000 as of March 31, 2000. Of this amount, approximately $7,244,736,000 were MasterCard(R) and VISA(R) credit card loans originated in the United States. As of March 31, 2000, the bank had total assets of approximately $443,954,000, total liabilities of approximately $375,400,000, deposits of approximately $290,087,000 and capital and surplus accounts of approximately $68,578,000. The bank is a national bank insured through the FDIC and is regulated by the Office of the Comptroller of the Currency.

     AFCC is a corporation organized under the laws of Delaware and was established on December 22, 1971, as Associates First National Corporation. As of March 31, 2000, AFCC had total managed assets of approximately
$98,247,300,000, total assets of approximately $84,700,100,000, total liabilities of approximately $74,685,200,000 and stockholders' equity of approximately $10,014,900,000.

ASSOCIATES CREDIT CARD SERVICES, INC.

     Associates Credit Card Services, Inc., a Delaware corporation, is a wholly-owned, direct subsidiary of AFCC. ACCS was established on January 17, 1996. Its principal executive office is located at 250 East Carpenter Freeway, Irving, Texas 75062. As of March 31, 2000, ACCS had total assets of approximately $5,748,000, total liabilities of approximately $5,286,000 and stockholders' equity of approximately $462,000. Pursuant to the terms of one or more subservicing agreements, ACCS services both bank card and private label credit card accounts for the entire AFCC credit card business. ACCS's main operational facility is located in Irving, Texas where it conducts many of its servicing functions. ACCS also has operational facilities in Houston, Texas, Des Moines, Iowa, Wilmington, Delaware and South Bend, Indiana. As of March 31, 2000, ACCS had over 6,750 employees.

     The operational facility in Irving, Texas serves as the main credit card administration facility. This location houses all of the major credit card personnel for the VISA(R) and MasterCard(R) bank portfolio, including senior management, credit policy, risk management, customer service, collections, marketing and underwriting, financial planning and accounting, and information technology. This facility also performs some of these same functions for AFCC's private label credit card business.

     Centralized payment processing for the bank portfolio is performed at ACCS's Des Moines, Iowa facility and statement processing and mailing functions are housed at the Associates Information Service Center, in South Bend, Indiana.

ASSOCIATES CREDIT CARD RECEIVABLES CORP.

     Associates Credit Card Receivables Corp. ("ACCR"), a Delaware corporation, is a wholly-owned, direct subsidiary of ACCS. ACCR was established on April 8, 1998. Its principal executive office is located at 290 East Carpenter Freeway, 7 Decker, Irving, Texas 75062. ACCR was organized for the limited purpose of purchasing, holding, owning and transferring receivables and related activities.

                        DESCRIPTION OF SERIES PROVISIONS

     The following is a summary of the material provisions of the Series 2000-1 notes. This summary is not a complete description of the terms of the Series 2000-1 notes. You should refer to "Description of the Notes" in the accompanying prospectus as well as to the transfer and servicing agreement, the indenture and the Series 2000-1 indenture supplement for a complete description. Each of the transfer and servicing agreement, the indenture and the form of an indenture supplement, has been filed with the SEC as an exhibit to the registration statement relating to the notes.

GENERAL

     The Class A notes, the Class B notes and the Class C notes comprise the "SERIES 2000-1 NOTES" and will be issued under the indenture, as supplemented by the indenture supplement relating to the Series 2000-1 notes (the "SERIES 2000-1 INDENTURE SUPPLEMENT"), in each case between the trust and the indenture trustee. Only the Class A notes and the Class B notes are being offered by this prospectus supplement and the accompanying prospectus. The Class C notes will initially be retained by the transferor. As described under "Description of the Notes -- New Issuances" in the accompanying prospectus, the transferor may cause the owner trustee, on behalf of the trust, and the indenture trustee to execute further indenture supplements in order to issue additional series.

     The "CLOSING DATE" for Series 2000-1 is June   , 2000. The Class A and the
Class B notes will be issued in denominations of $1,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. As described under "Description of the Notes -- General," "-- Book-Entry Registration" and "-- Definitive Notes" in the accompanying prospectus, unless and until definitive notes are issued, you will be able to transfer your notes only through the facilities of DTC. You will receive payments and notices through DTC and its participants. Payments of interest and principal will be made on each distribution date on which those amounts are due to the noteholders in whose names Series 2000-1 notes were registered on the last day of the calendar month preceding that distribution date (each, a "RECORD DATE").

     Application will be made to list the Class A and the Class B notes on the Luxembourg Stock Exchange; however, we cannot assure you that the listing will be obtained. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the notes, Boulevard Konrad Adenauer 2, L-1115 Luxembourg, phone number (352) 42 12 21, for the status of the listing.

INTEREST PAYMENTS

     The Class A notes will accrue interest from and including the closing date through but excluding July 17, 2000, and for each following interest period, at
a rate of   % per annum above LIBOR for the related LIBOR determination date with respect to each interest period (the "CLASS A NOTE INTEREST RATE").

     The Class B notes will accrue interest from and including the closing date through but excluding July 17, 2000, and for each following interest period, at
a rate of   % per annum above LIBOR for the related LIBOR determination date with respect to each interest period (the "CLASS B NOTE INTEREST RATE").

     The Class C notes will accrue interest from and including the closing date through but excluding July 17, 2000, and for each following interest period, at a rate of % per annum above LIBOR for the related LIBOR determination date with respect to each interest period (the "CLASS C NOTE INTEREST RATE").

     The indenture trustee will determine LIBOR for each interest period two London business days before the related interest period commences. We refer to each of these determination dates as a "LIBOR DETERMINATION DATE." For purposes of calculating LIBOR, a "LONDON BUSINESS DAY" is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

     An "INTEREST PERIOD" begins on and includes a distribution date and ends on but excludes the next distribution date. However, the first interest period will begin on and include the closing date.

     "LIBOR" means, for any LIBOR determination date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on that date. If that rate does not appear on Telerate Page 3750, the rate for that LIBOR determination date will be determined based on the rates at which deposits in United States dollars are offered by four major banks, selected by the servicer, at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

     "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Capital Markets Report (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     The Class A note interest rate, the Class B note interest rate and the Class C note interest rate applicable to the then current and immediately preceding interest period may be obtained by telephoning the indenture trustee at its corporate trust office at (212) 815-5738.

     Interest on the notes will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.

     Interest will be paid on each "DISTRIBUTION DATE," which will be July 17, 2000 and the 17th day of each following month (or, if the 17th day is not a business day, the following business day). For purposes of this prospectus supplement and the accompanying prospectus, a "BUSINESS DAY" is, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York,

New York, Delaware or any other state in which the principal executive offices of the bank, the owner trustee, the indenture trustee or other account owner, as the case may be, are located, are authorized or obligated by law, executive order or governmental decree to be closed.

     Interest payments on the Class A notes, the Class B notes and the Class C notes on any distribution date will be calculated on the outstanding principal balance of the Class A notes, the Class B notes and the Class C notes, as applicable, as of the preceding record date, except that interest for the first distribution date will accrue at the applicable note interest rate on the initial outstanding principal balance of the Class A notes, the Class B notes and the Class C notes, as applicable, from the closing date.

     Interest due on the Class A notes, the Class B notes and the Class C notes but not paid on any distribution date will be payable on the following distribution date, together with additional interest on that amount at the applicable note interest rate. We refer to this additional interest as "CLASS A ADDITIONAL INTEREST," "CLASS B ADDITIONAL INTEREST" and "CLASS C ADDITIONAL INTEREST," as applicable. Additional interest will accrue on the same basis as interest on the Series 2000-1 notes, and will accrue from the distribution date on which the overdue interest became due, to but excluding the distribution date on which the additional interest is paid.

     Interest payments on the Series 2000-1 notes on any distribution date will be paid from Available Finance Charge Collections for the related monthly period and, to the extent Available Finance Charge Collections are insufficient to pay the interest on the Class A notes and the Class B notes, from Reallocated Principal Collections (to the extent available) for the related monthly period.

     "AVAILABLE FINANCE CHARGE COLLECTIONS" means, with respect to any monthly period, an amount equal to the sum of:

          (a) the Investor Finance Charge Collections for that monthly period;

          (b) the Excess Finance Charge Collections allocated to Series 2000-1;

          (c) an amount equal to the Principal Funding Investment Proceeds, if any, for the related distribution date; and

          (d) amounts, if any, to be withdrawn from the reserve account which are required to be included in Available Finance Charge Collections pursuant to the Series 2000-1 indenture supplement for the related distribution date.

     "INVESTOR FINANCE CHARGE COLLECTIONS" means, with respect to any monthly period, an amount equal to the Investor Percentage for that monthly period of collections of finance charge receivables (including recoveries treated as collections of finance charge receivables) deposited in the collection account for that monthly period and Interchange treated as Investor Finance Charge Collections pursuant to the Series 2000-1 indenture supplement.

     Each "MONTHLY PERIOD" will be the period from and including the first day of a calendar month to and including the last day of that calendar month (other than the initial monthly period, which will commence on and include the closing date and end on and include June 30, 2000).

PRINCIPAL PAYMENTS

     Principal payments on the Series 2000-1 notes will be paid from "AVAILABLE PRINCIPAL COLLECTIONS" which, for any monthly period, equal:

          (a) collections of principal receivables received during that monthly period and certain other amounts allocable to the Invested Amount; minus

          (b) the amount of Reallocated Principal Collections for that monthly period; plus

          (c) any Shared Principal Collections from other series in group one and any Shared Transferor Principal Collections that are allocated to Series 2000-1; plus

          (d) the amount of Available Finance Charge Collections to be treated as Available Principal Collections as described under "-- Application of Collections -- Payment of Interest, Fees and Other Items."

     REVOLVING PERIOD

     The "REVOLVING PERIOD" for the Series 2000-1 notes begins on the closing date and ends on the earlier of the day immediately before the day the controlled accumulation period or the early amortization period begins. During the revolving period, the Investor Percentage of collections of principal receivables will, subject to certain limitations, be treated as Shared Principal Collections and used to pay principal to other series in group one or will be paid to the holders of the transferor certificates.

     CONTROLLED ACCUMULATION PERIOD

     The "CONTROLLED ACCUMULATION PERIOD" for the Series 2000-1 notes is scheduled to begin on November 1, 2001, but may be postponed, as discussed under "Description of Series Provisions -- Postponement of Controlled Accumulation Period" in this prospectus supplement, and ends on the earliest of:

     - the beginning of the early amortization period;

     - the payment in full of the outstanding principal balance of the Series 2000-1 notes; and

     - the Series 2000-1 final maturity date.

If a pay out event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and the early amortization period will begin.

     On each distribution date relating to the controlled accumulation period, the indenture trustee will deposit in the principal funding account an amount equal to the least of (a) Available Principal Collections with respect to that distribution date, (b) the applicable Controlled Deposit Amount and (c) the Adjusted Invested Amount prior to any deposits on that date. If the early amortization period has not commenced, on the expected principal payment date amounts in the principal funding account will be paid:

     - first to Class A noteholders, up to the outstanding principal balance of the Class A notes;

     - then to Class B noteholders, up to the outstanding principal balance of the Class B notes; and

     - then to Class C noteholders, up to the outstanding principal balance of the Class C notes.

     During the controlled accumulation period, the portion of Available Principal Collections not applied for the payment of principal on the Class A notes, the Class B notes or the Class C notes on a distribution date generally will be treated as Shared Principal Collections for other series in group one.

     EARLY AMORTIZATION PERIOD

     The "EARLY AMORTIZATION PERIOD" for the Series 2000-1 notes will begin on the business day immediately before the day on which a pay out event with respect to Series 2000-1 occurs and ends on the earlier of:

     - the payment in full of the outstanding principal balance of the Series 2000-1 notes; and

     - the Series 2000-1 final maturity date.

     On each distribution date relating to the early amortization period, the Class A noteholders will be entitled to receive Available Principal Collections for the related monthly period in an amount up to the outstanding principal balance of the Class A notes.

     After payment in full of the outstanding principal balance of the Class A notes, the Class B noteholders will be entitled to receive, on each distribution date relating to the early amortization period, Available Principal Collections for the related monthly period in an amount up to the outstanding principal balance of the Class B notes.

     After payment in full of the outstanding principal balance of the Class B notes, the Class C noteholders will be entitled to receive, on each distribution date relating to the early amortization period, Available Principal Collections for the related monthly period in an amount up to the outstanding principal balance of the Class C notes.

     See "-- Pay Out Events" below for a discussion of events that might lead to the commencement of the early amortization period.

POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

     The controlled accumulation period is scheduled to last eighteen months. However, the servicer may elect to extend the revolving period and postpone the controlled accumulation period by providing a notice to the indenture trustee. The servicer can make this election only if the number of months needed to fund the principal funding account to pay principal on the Series 2000-1 notes from expected principal collections is less than eighteen months.

     On each determination date beginning in October 2001 and ending when the controlled accumulation period begins, the servicer will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal funding account by the expected principal payment date and may elect to postpone the controlled accumulation period. In making its decision, the servicer is required to assume that the principal payment rate will be no greater than the lowest monthly principal payment rate for the prior twelve months and will consider the amount of principal expected to be allocable to noteholders of all other series which are expected to be amortizing or accumulating principal during the controlled accumulation period for Series 2000-1. In no case will the controlled accumulation period be reduced to less than one month.

     The method for determining the number of months required to fully fund the principal funding account may be changed upon receipt of written confirmation that the change will not result in the reduction or withdrawal by any rating agency of its then-existing rating of any outstanding series or class.

SUBORDINATION

     The Class B notes and the Class C notes are subordinated to the Class A notes. Interest payments will be made on the Class A notes prior to being made on the Class B notes and the Class C notes. Interest payments will be made on the Class B notes prior to being made on the Class C notes. Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. Principal payments on the Class C notes will not begin until the Class A notes and the Class B notes have been paid in full. If principal collections allocated to your series are reallocated to pay the interest on the Class A notes, the principal amount of the Class B notes and the Class C notes may not be repaid. If principal collections allocated to your series are reallocated to pay interest on the Class B notes or the monthly servicing fee, the principal amount of the Class C notes may not be repaid. If receivables are sold after an event of default, the net proceeds of that sale which are available to pay principal on the Series 2000-1 notes would be paid first to the Class A notes before any remaining net proceeds would be available for payments due to the Class B notes or the Class C notes.

ALLOCATION PERCENTAGES

     Pursuant to the indenture, with respect to each monthly period, the servicer will allocate among the Invested Amount, the invested amount for all other outstanding series and the Transferor Interest, all amounts collected on finance charge receivables, all amounts collected on principal receivables and all

Defaulted Amounts with respect to that monthly period. These amounts will be allocated to Series 2000-1 based on the Investor Percentage.

     "INVESTOR PERCENTAGE" means, for any monthly period, (a) for collections of finance charge receivables and Defaulted Amounts at any time and for collections of principal receivables during the revolving period, the Floating Investor Percentage and (b) for collections of principal receivables during the controlled accumulation period or early amortization period, the Fixed Investor Percentage.

     FLOATING INVESTOR PERCENTAGE

     Collections of finance charge receivables and Defaulted Amounts at any time and collections of principal receivables during the revolving period will be allocated to the Invested Amount based on the Floating Investor Percentage. The "FLOATING INVESTOR PERCENTAGE" means, with respect to any monthly period, the percentage equivalent of a fraction:

          (a) the numerator of which is the Adjusted Invested Amount as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, the initial Invested Amount); and

          (b) the denominator of which is the greater of:

             (i) the sum of (A) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, the aggregate amount of principal receivables in the trust as of the closing date) and (B) the principal amount on deposit in the special funding account as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date); and

             (ii) the sum of the numerators used to calculate the investor percentages for allocations with respect to finance charge receivables, Defaulted Amounts or principal receivables, as applicable, for all outstanding series on the date of determination.

     The denominator used in the calculation of Floating Investor Percentage will be adjusted as follows with respect to any monthly period in which an addition date occurs or in which a removal date occurs:

          the amount in clause (b)(i)(A) above will be:

             (1) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period, for the period from and including the first day of the prior monthly period to but excluding the related addition date or removal date, as the case may be; and

             (2) the aggregate amount of principal receivables in the trust as of the close of business on the related addition date or removal date, as the case may be, after adjusting for the aggregate amount of principal receivables added to or removed from the trust on the related addition date or removal date, as the case may be, for the period from and including the related addition date or removal date, as the case may be, to and including the last day of that monthly period.

     FIXED INVESTOR PERCENTAGE

     Collections of principal receivables during the controlled accumulation period and early amortization period will be allocated to the Invested Amount based on the Fixed Investor Percentage. The "FIXED INVESTOR PERCENTAGE" means, with respect to any monthly period, the percentage equivalent of a fraction:

          (a) the numerator of which is the Invested Amount as of the close of business on the last day of the revolving period; and

          (b) the denominator of which is the greater of:

             (i) the sum of (A) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period (or with respect to the first monthly period, the aggregate amount of principal receivables in the trust as of the closing date) and (B) the principal amount on deposit in the special funding account as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date); and

             (ii) the sum of the numerators used to calculate the investor percentages for allocations with respect to principal receivables for all outstanding series on the date of determination.

     Since the Series 2000-1 notes are subject to being paired with a future series, if a pay out event occurs with respect to such a paired series during the controlled accumulation period or the early amortization period for Series 2000-1, the transferor may, by written notice delivered to the indenture trustee and the servicer, designate a different numerator for the calculation of the Fixed Investor Percentage, provided that (x) the numerator is not less than the Adjusted Invested Amount as of the last day of the revolving period for such paired series, (y) the indenture trustee and the servicer have received written confirmation that the change will not result in the reduction or withdrawal by any rating agency of its then-existing rating of any outstanding series or class and (z) the transferor has delivered to the indenture trustee a certificate of an authorized officer to the effect that, based on the facts known to that officer at the time, in the reasonable belief of the transferor, the designation will not cause a pay out event or an event that, after the giving of notice or the lapse of time, would constitute a pay out event, to occur with respect to Series 2000-1.

     The denominator used in the calculation of Fixed Investor Percentage will be adjusted as follows with respect to any monthly period in which an addition date occurs or in which a removal date occurs:

          the amount in clause (b)(i)(A) above will be:

             (1) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period, for the period from and including the first day of the prior monthly period to but excluding the related addition date or removal date, as the case may be; and

             (2) the aggregate amount of principal receivables in the trust as of the close of business on the related addition date or removal date, as the case may be, after adjusting for the aggregate amount of principal receivables added to or removed from the trust on the related addition date or removal date, as the case may be, for the period from and including the related addition date or removal date, as the case may be, to and including the last day of that monthly period.

     INVESTED AMOUNT DEFINITIONS

     "INVESTED AMOUNT," for any date of determination, means an amount equal to
(a) the initial outstanding principal amount of the Series 2000-1 notes minus
(b) the amount of principal previously paid to the Series 2000-1 noteholders, minus (c) the excess, if any, of the aggregate amount of Investor Charge-Offs and Reallocated Principal Collections over reimbursements of these amounts as described under "-- Application of Collections -- Payment of Interest, Fees and Other Items" below.

     "ADJUSTED INVESTED AMOUNT," for any date of determination, means the (a) the Invested Amount as of that date, minus (b) the amount on deposit in the principal funding account for that date.

REALLOCATED PRINCIPAL COLLECTIONS

     On each distribution date, if the sum of Class A interest, Class B interest and the monthly servicing fee cannot be paid from Available Finance Charge Collections as described below under "-- Application of Collections," then collections of principal receivables allocated to the Invested Amount will be available to pay these amounts, in an amount equal to the Reallocated Principal Collections, and the Invested Amount will be reduced accordingly. A reduction in the Invested Amount will reduce the allocation of finance charge and principal collections to your series.

     "REALLOCATED PRINCIPAL COLLECTIONS" means, for any monthly period, collections of principal receivables received during that monthly period and applied to pay interest on the Class A notes, the Class B notes or the monthly servicing fee in an amount not to exceed the sum of:

     - the lower of:

        - the excess of the amounts needed to pay current and past due Class A Monthly Interest and Class A Additional Interest as described under "-- Application of Collections -- Payment of Interest, Fees and Other Items" below over the Available Finance Charge Collections applied to pay these amounts; and

        - the greater of (a)(x) the product of (I) 24.00% and (II) the initial Invested Amount minus (y) the amount of unreimbursed Investor Charge-Offs (after giving effect to Investor Charge-Offs for the related monthly period) and unreimbursed Reallocated Principal Collections (as of the previous distribution date) and (b) zero; plus

     - the lower of:

        - the excess of the amounts needed to pay (A) current and past due Class B Monthly Interest and Class B Additional Interest and (B) the current and past due monthly servicing fee, in each case as described under "-- Application of Collections -- Payments of Interest, Fees and Other Items" below over the Available Finance Charge Collections applied to pay these amounts; and

        - the greater of (a)(x) the product of (I) 13.75% and (II) the initial Invested Amount minus (y) the amount of unreimbursed Investor Charge-Offs (after giving effect to Investor Charge-Offs for the related monthly period) and unreimbursed Reallocated Principal Collections (as of the previous distribution date and after giving effect to the allocation of Reallocated Principal Collections to make required interest payments for Class A on the then-current distribution date) and (b) zero.

APPLICATION OF COLLECTIONS

     PAYMENT OF INTEREST, FEES AND OTHER ITEMS

     On each distribution date, the servicer will direct the indenture trustee to apply Available Finance Charge Collections on deposit in the collection account in the following order:

     - an amount equal to the Class A Monthly Interest plus Class A Additional Interest due for the related distribution date, and in each case past due for any prior distribution dates, will be paid to the Class A noteholders on that distribution date;

     - an amount equal to the Class B Monthly Interest plus Class B Additional Interest due for the related distribution date, and in each case past due for any prior distribution dates, will be paid to the Class B noteholders on that distribution date;

     - an amount equal to the monthly servicing fee due for the related distribution date, and past due for any prior distribution date, will be paid to the servicer;

     - an amount equal to the Class C Monthly Interest plus Class C Additional Interest due for the related distribution date, and in each case past due for any prior distribution dates, will be paid to the Class C noteholders on that distribution date;

     - an amount equal to the Investor Default Amount, if any, for the related monthly period, will be treated as Available Principal Collections;

     - an amount equal to the sum of the Investor Charge-Offs and the amount of unreimbursed Reallocated Principal Collections will be treated as Available Principal Collections;

     - on and after the reserve account funding date, an amount equal to the excess, if any, of the Required Reserve Account Amount over the amount then on deposit in the reserve account will be deposited into the reserve account;

     - any other amounts the trust may be liable for from time to time that are not otherwise provided for above will be applied by the indenture trustee; and

     - all remaining amounts will be treated as Excess Finance Charge Collections and will be available to cover any shortfalls in finance charge collections for other outstanding series in group one and, after payment of these shortfalls, the remaining amount will be paid to the holders of the transferor certificates.

     "CLASS A MONTHLY INTEREST" with respect to any distribution date will equal the product of (a) the Class A note interest rate for the related interest period, (b) the actual number of days in that interest period divided by 360 and
(c) the outstanding principal balance of the Class A notes as of the close of business on the last day of the prior monthly period or, with respect to the first distribution date, the outstanding principal balance of the Class A notes as of the closing date.

     "CLASS B MONTHLY INTEREST" with respect to any distribution date will equal the product of (a) the Class B note interest rate for the related interest period, (b) the actual number of days in that interest period divided by 360 and
(c) the outstanding principal balance of the Class B notes as of the close of business on the last day of the prior monthly period or, with respect to the first distribution date, the outstanding principal balance of the Class B notes as of the closing date.

     "CLASS C MONTHLY INTEREST" with respect to any distribution date will equal the product of (a) the Class C note interest rate for the related interest period, (b) the actual number of days in that interest period divided by 360 and
(c) the outstanding principal balance of the Class C notes as of the close of business on the last day of the prior monthly period or, with respect to the first distribution date, the outstanding principal balance of the Class C notes as of the closing date.

     "MONTHLY INTEREST" with respect to any distribution date will equal the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest for that distribution date.

     PAYMENTS OF PRINCIPAL

     On each distribution date, the servicer will direct the indenture trustee to apply Available Principal Collections on deposit in the collection account in the following priority:

          (a) on each distribution date with respect to the revolving period, all Available Principal Collections will be treated as Shared Principal Collections and applied as described under "Description of Series Provisions -- Shared Principal Collections and Transferor Principal Collections" in this prospectus supplement and "Description of the Notes -- Shared Principal Collections and Transferor Principal Collections" in the accompanying prospectus;

          (b) on each distribution date with respect to the controlled accumulation period and the early amortization period, all Available Principal Collections will be distributed or deposited in the following priority:

             (i) during the controlled accumulation period, an amount equal to Monthly Principal will be deposited in the principal funding account;

             (ii) during the early amortization period, an amount equal to Monthly Principal will be distributed to the paying agent for payment to the Class A noteholders until the outstanding principal balance of the Class A notes has been paid in full;

             (iii) during the early amortization period, an amount equal to Monthly Principal will, after the outstanding principal balance of the Class A notes has been paid in full, be distributed to the paying agent for payment to the Class B noteholders until the outstanding principal balance of the Class B notes has been paid in full; and

             (iv) during the early amortization period, an amount equal to Monthly Principal will, after the outstanding principal balances of the Class A notes and the Class B notes have been paid in full, be distributed to the paying agent for payment to the Class C noteholders until the outstanding principal balance of the Class C notes has been paid in full;

          (c) on each distribution date with respect to the controlled accumulation period and the early amortization period, the balance of Available Principal Collections not applied as described in (b) above, if any, will be treated as Shared Principal Collections and applied as described under "Description of Series Provisions -- Shared Principal Collections and Transferor Principal Collections" in this prospectus supplement and "Description of the Notes -- Shared Principal Collections and Transferor Principal Collections" in the accompanying prospectus.

     "MONTHLY PRINCIPAL" with respect to any distribution date will equal the least of (i) the Available Principal Collections on deposit in the collection account with respect to that distribution date, (ii) for each distribution date with respect to the controlled accumulation period, the Controlled Deposit Amount for that distribution date and (iii) the Adjusted Invested Amount (as adjusted for any Investor Charge-Offs and Reallocated Principal Collections on that distribution date) prior to any deposits into the principal funding account on that distribution date.

     "CONTROLLED DEPOSIT AMOUNT" means, for any distribution date with respect to the controlled accumulation period, the sum of the Controlled Accumulation Amount for that distribution date and the Accumulation Shortfall, if any.

     "CONTROLLED ACCUMULATION AMOUNT" means, for any distribution date with respect to the controlled accumulation period, $55,555,556. However, if the commencement of the controlled accumulation period is postponed as described above under "-- Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each distribution date with respect to the controlled accumulation period and will be determined by the servicer in accordance with the Series 2000-1 indenture supplement based on the principal payment rates for the accounts, on the invested amounts of other series (other than certain excluded series) which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the controlled accumulation period and on the availability of Shared Transferor Principal Collections as described under "-- Shared Principal Collections and Transferor Principal Collections" below.

     "ACCUMULATION SHORTFALL" means:

          (a) on the first distribution date during the controlled accumulation period, the excess, if any, of the Controlled Accumulation Amount for that distribution date over the amount deposited in the principal funding account on that distribution date; and

          (b) on each subsequent distribution date during the controlled accumulation period, the excess, if any, of the applicable Controlled Accumulation Amount for that subsequent distribution date plus any Accumulation Shortfall for the prior distribution date over the amount deposited in the principal funding account on that subsequent distribution date.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

     Collections of finance charge receivables -- and other amounts treated like collections of finance charge receivables -- in excess of the amount required to make payments or deposits for your series will be made available to other series included in group one whose allocation of finance charge collections is not sufficient to make its required payments or deposits. We call these collections "EXCESS FINANCE CHARGE COLLECTIONS." If your series of outstanding notes requires more finance charge collections than allocated through the Investor Percentage, it will have access to finance charge collections -- and other amounts treated like finance charge collections -- from other series in group one in excess of the amount required to make payments or deposits for that series. Each series of outstanding notes that is part of group one and has a shortfall will receive a share of the total amount of Excess Finance Charge Collections available for that month based on the amount of shortfall for that series divided by the total shortfall for all series for that same month.

SHARED PRINCIPAL COLLECTIONS AND TRANSFEROR PRINCIPAL COLLECTIONS

     Collections of principal receivables for any monthly period allocated to the Invested Amount will first be used to cover, during the controlled accumulation period, deposits of the applicable Controlled Deposit Amount to the principal funding account, and during the early amortization period, payments to the noteholders. The servicer will determine the amount of collections of principal receivables for any monthly period allocated to the Invested Amount remaining after covering required payments to the noteholders and any similar amount remaining for any other series in group one ("SHARED PRINCIPAL COLLECTIONS"). The servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to noteholders and deposits to principal funding accounts, if any, for any series in group one which have not been covered out of the collections of principal receivables allocable to the other series in group one and certain other amounts for those series ("PRINCIPAL SHORTFALLS"). Shared Principal Collections will not be used to cover investor charge-offs for any series. If Principal Shortfalls exceed Shared Principal Collections for any monthly period, Shared Principal Collections will be allocated pro rata among the applicable series in group one based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will, subject to certain limitations, be paid to the holders of the transferor certificates.

     In addition, the servicer will, under the terms of the indenture, determine the amount of collections of principal receivables for any monthly period allocated to the Transferor Interest but not due to the holder of any participation in the transferor certificates or the holder of any supplemental certificate, and other amounts payable to the transferor with respect to collections of principal receivables ("SHARED TRANSFEROR PRINCIPAL COLLECTIONS"). Shared Transferor Principal Collections will be applied, if necessary, to cover payments of principal due to noteholders during the controlled accumulation period and the early amortization period that have not been covered out of collections of principal receivables allocated to Series 2000-1 and certain other amounts and Shared Principal Collections. To the extent Principal Shortfalls for series designated to receive Shared Transferor Principal Collections exceed Shared Principal Collections allocable to each of these series and Shared Transferor Principal Collections, for any monthly period, Shared Transferor Principal Collections will be allocated pro rata among the applicable series based on the remaining Principal Shortfalls for each of these series.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

     The Investor Default Amount represents the series' share of losses from the trust portfolio. On each distribution date, the servicer will calculate the "INVESTOR DEFAULT AMOUNT" by multiplying:

     - the Floating Investor Percentage for that month, by

     - the "DEFAULTED AMOUNT," which is the total amount of principal receivables (other than ineligible receivables) in the trust that were charged-off for that month.

If the Investor Default Amount exceeds the amount of finance charge collections allocated to fund this amount for the prior month, then the Invested Amount will be reduced by the excess as an "INVESTOR CHARGE-OFF." In no event, however, will the Invested Amount be reduced below zero. These reductions in the Invested Amount may be reimbursed from subsequent finance charge collections allocated for reimbursement, if available, as described above under "-- Application of Collections -- Payments of Interest, Fees and Other Items." If the Invested Amount is reduced to zero, your series will not receive any further allocations of finance charge and principal collections.

PRINCIPAL FUNDING ACCOUNT

     The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the "PRINCIPAL FUNDING ACCOUNT." During the controlled accumulation period, the indenture trustee, at the direction of the servicer, will transfer Available Principal Collections from the collection account to the principal funding account as described under "-- Application of Collections -- Payments of Principal" in this prospectus supplement.

     Funds on deposit in the principal funding account will be invested to the following distribution date by the indenture trustee at the direction of the servicer in eligible investments. On each distribution date with respect to the controlled accumulation period and on the first distribution date with respect to the early amortization period, investment earnings (net of losses and investment expenses) on funds on deposit in the principal funding account (the "PRINCIPAL FUNDING INVESTMENT PROCEEDS") will be deposited in the collection account and included in Available Finance Charge Collections for the related interest period. If, for any distribution date, the Principal Funding Investment Proceeds are less than the sum of:

          (a) the product of (i) the balance of the principal funding account, up to the outstanding principal balance of the Class A notes on the record date immediately preceding that distribution date, (ii) the Class A note interest rate for the related interest period and (iii) the number of days in the related interest period divided by 360, plus

          (b) the product of (i) the balance of the principal funding account in excess of the outstanding principal balance of the Class A notes on the record date immediately preceding that distribution date, (ii) the Class B note interest rate for the related interest period and (iii) the number of days in the related interest period divided by 360, plus

          (c) the product of (i) the balance of the principal funding account in excess of the aggregate of the outstanding principal balance of the Class A notes and the Class B notes on the record date immediately preceding that distribution date, (ii) the Class C note interest rate for the related interest period and (iii) the number of days in the related interest period divided by 360, then the indenture trustee will withdraw the shortfall, called the "RESERVE DRAW AMOUNT," to the extent required and available, from the reserve account and deposit it in the collection account for use as Available Finance Charge Collections.

RESERVE ACCOUNT

     The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the "RESERVE ACCOUNT." The reserve account is established to assist with the subsequent distribution of interest on the Series 2000-1 notes during the controlled accumulation period and on the first distribution date with respect to the early amortization period. On each distribution date from and after the reserve account funding date, but prior to the termination of the reserve account, the indenture trustee, at the direction of the servicer, will apply Available Finance Charge Collections allocated to the Series 2000-1 notes (to the extent described above under "-- Application of Collections -- Payment of Interest, Fees and Other Items") to increase the amount on deposit in the reserve account (to the extent that amount is less than the Required Reserve Account Amount).

     The "RESERVE ACCOUNT FUNDING DATE" will be the distribution date with respect to the monthly period which commences no later than three months prior to the commencement of the controlled accumulation period, or an earlier date as the servicer may determine.

     The "REQUIRED RESERVE ACCOUNT AMOUNT" for any distribution date on or after the reserve account funding date will be equal to (a) 0.5% of the outstanding principal balance of the Series 2000-1 notes or (b) any other amount designated by the transferor; except that if the designation is of a lesser amount, the transferor will provide the servicer and the indenture trustee with written confirmation that the designation will not result in the reduction or withdrawal by any rating agency of its then-existing rating of any outstanding series or class and the transferor will deliver to the indenture trustee a certificate of an authorized officer of the transferor to the effect that, based on the facts known to that officer at the time, in the reasonable belief of the transferor, the designation will not cause a pay out event or an event that, after the giving of notice or the lapse of time, would cause a pay out event to occur with respect to Series 2000-1.

     On each distribution date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that distribution date, the indenture trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the Required Reserve Account Amount and will distribute that excess to the holders of the transferor certificates. However, prior to distribution to the holders of the transferor certificates, the indenture trustee may be required to apply that excess to fund certain other amounts the trust may be liable for from time to time for which no provision has currently been made. Any amounts withdrawn from the reserve account and distributed to the holders of the transferor certificates as described above will not be available for distribution to the noteholders.

     So long as the reserve account is not terminated as described below, all amounts on deposit in the reserve account on any distribution date (after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that distribution date) will be invested to the following distribution date by the indenture trustee at the direction of the servicer in eligible investments. The interest and other investment income (net of losses and investment expenses) earned on these investments will be retained in the reserve account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the collection account and treated as Available Finance Charge Collections.

     On or before each distribution date with respect to the controlled accumulation period and on or before the first distribution date with respect to the early amortization period, a withdrawal will be made from the reserve account, and the amount of this withdrawal will be deposited in the collection account and included as Available Finance Charge Collections, as provided in the Series 2000-1 indenture supplement, for that distribution date in an aggregate amount equal to the least of (a) the amount then on deposit in the reserve account with respect to that distribution date, (b) the Required Reserve Account Amount and (c) the reserve draw amount with respect to that distribution date. However, the amount of the withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the reserve account on that distribution date.

     The reserve account will be terminated upon the earliest to occur of:

     - the first distribution date for the early amortization period;

     - the expected principal payment date; and

     - the termination of the trust.

     Upon the termination of the reserve account, all amounts on deposit in the reserve account (after giving effect to any withdrawal from the reserve account on that date as described above) will be distributed to the holders of the transferor certificates. However, prior to distribution to the holders of the transferor certificates, these amounts may be applied to fund certain other amounts the trust may be liable for from time to time for which no provision has currently been made. Any amounts withdrawn from the reserve account and distributed to the holders of the transferor certificates as described above will not be available for distribution to the noteholders.

PAIRED SERIES

     Your series of notes may be paired with one or more series of notes issued at a later time once the controlled accumulation period for your series begins. We call each of these later issued series a "PAIRED SERIES." All or a portion of a paired series may be pre-funded with an initial deposit to a funding account that is for the sole benefit of the paired series; in the alternative, a paired series may have a principal amount that can be increased. Once your series is paid in full, if there have been no unreimbursed investor charge-offs for any paired series, the invested amount of the paired series will be increased by an amount up to the full Invested Amount of your series. The issuance of the paired series will be subject to the conditions described under "Description of the Notes -- New Issuances" in the accompanying prospectus.

     We cannot assure you that the terms of any paired series will not have an impact on the calculation of the Investor Percentage or the timing or amount of payments received by you as a Series 2000-1 noteholder. The extent to which the timing or amount of payments received by you may be affected will depend on many factors, only one of which is a change in the calculation of the Investor Percentage.

PAY OUT EVENTS

     As described above, the revolving period will continue through October 31, 2001, unless that date is postponed as described under "-- Postponement of Controlled Accumulation Period" in this prospectus supplement or a pay out event occurs prior to that date.

     A "PAY OUT EVENT" refers to any of the following events:

          (a) failure by the transferor (i) to make any payment or deposit on the date required to be made by the transferor under the transfer and servicing agreement, the indenture or the Series 2000-1 indenture supplement within the applicable grace period which shall not exceed five days or (ii) to observe or perform any other covenants or agreements of the transferor set forth in the transfer and servicing agreement, the indenture or the Series 2000-1 indenture supplement, which failure has a material adverse effect on the Series 2000-1 noteholders and which continues unremedied for a period of sixty days after written notice of the failure, requiring the same to be remedied;

          (b) any representation or warranty made by the transferor in the transfer and servicing agreement, or any information required to be given by the transferor to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of sixty days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period; except that a pay out event pursuant to this subparagraph (b) will not occur if the transferor has accepted reassignment of the related receivable or all related receivables, if applicable, during the designated period in accordance with the provisions of the transfer and servicing agreement;

          (c) a failure by the transferor to convey receivables in additional accounts or participations to the trust within five business days after the date required by the transfer and servicing agreement;

          (d) any servicer default occurs;

          (e) the average of the Portfolio Yields for any three consecutive monthly periods is less than the average of the Base Rates for the same monthly periods;

          (f) insufficient moneys are available to pay in full the outstanding principal balances of all the Series 2000-1 notes on the expected principal payment date;

          (g) certain bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor (including any additional transferor), ACCS or the bank, unless each rating agency provides written confirmation that the removal of the bank from this pay out event will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class;

          (h) the transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement;

          (i) the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

          (j) an event of default for Series 2000-1 and an acceleration of the maturity of the Series 2000-1 notes occurs under the indenture.

     In the case of any event described in clause (a), (b) or (d) above, a pay out event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the Series 2000-1 noteholders evidencing interests aggregating more than 50% of the aggregate unpaid principal amount of the Series 2000-1 notes, by written notice to the transferor and the servicer (and to the indenture trustee if given by the Series 2000-1 noteholders), declare that a pay out event has occurred with respect to the Series 2000-1 notes as of the date of the notice.

     In the case of any event described in clause (g), (h) or (i), a pay out event with respect to all series then outstanding, and in the case of any event described in clause (c), (e), (f) or (j), a pay out event with respect to only the Series 2000-1 notes, will occur without any notice or other action on the part of the indenture trustee or the Series 2000-1 noteholders immediately upon the occurrence of the event.

     On the business day immediately before the date on which a pay out event is deemed to have occurred, the early amortization period will begin.

     See "Description of the Notes -- Pay Out Events" in the accompanying prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the transferor.

     The term "BASE RATE" means, with respect to any monthly period, the annualized percentage equivalent of a fraction:

     - the numerator of which is the sum of the Monthly Interest and the monthly servicing fee, each for the related distribution date; and

     - the denominator of which is the outstanding principal balance of the Series 2000-1 notes as of the first day of that monthly period.

     The term "PORTFOLIO YIELD" means, with respect to any monthly period, the annualized percentage equivalent of a fraction:

     - the numerator of which is the sum of Investor Finance Charge Collections, Principal Funding Investment Proceeds and amounts withdrawn from the reserve account, if any, deposited in the collection account and allocable to the Series 2000-1 notes for that monthly period, calculated on a cash basis after subtracting the Investor Default Amount for that monthly period; and

     - the denominator of which is the outstanding principal balance of the Series 2000-1 notes as of the first day of that monthly period.

However, Excess Finance Charge Collections that are allocated to Series 2000-1 may be added to the numerator in the definition of Portfolio Yield above if (a) the transferor provides each rating agency with ten business days advance written notice and (b) Standard & Poor's provides written confirmation that this action will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class.

EVENTS OF DEFAULT

     The events of default for Series 2000-1, as well as the rights and remedies available to the indenture trustee and the Series 2000-1 noteholders when an event of default occurs, are described under "The Indenture -- Events of Default; Rights upon Event of Default" in the accompanying prospectus.

     In the case of an event of default involving certain bankruptcy, insolvency or similar events relating to the trust, the principal amount of the Series 2000-1 notes automatically will be deemed to be immediately due and payable. If any other event of default for Series 2000-1 occurs, the indenture trustee or the holders of a majority of the then-outstanding principal balance of the Series 2000-1 notes may declare the Series 2000-1 notes to be immediately due and payable. If the Series 2000-1 notes are accelerated, you may receive principal prior to the expected principal payment date for your notes.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The share of the servicing fee allocable to the Invested Amount with respect to any distribution date (the "MONTHLY SERVICING FEE") will be equal to one-twelfth of the product of (a) 2.0% and (b)(i) the Adjusted Invested Amount as of the last day of the monthly period preceding that distribution date, minus
(ii) the product of the amount, if any, on deposit in the special funding account as of the last day of the monthly period preceding that distribution date and the Floating Investor Percentage with respect to that monthly period. However, with respect to the first distribution date, the monthly servicing fee
will equal $          .

     The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the transfer and servicing agreement, the indenture or the Series 2000-1 indenture supplement to be payable by the trust or the noteholders other than federal, state and local income and franchise taxes, if any, of the trust.

REPORTS TO NOTEHOLDERS

     On each distribution date, the paying agent, on behalf of the indenture trustee will forward to each noteholder of record, a statement prepared by the servicer setting forth the items described in "Description of the Notes -- Reports to Noteholders" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which the plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code (collectively, "PLANS"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of "plan assets" of any Plan ("PLAN ASSETS"). ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons ("parties in interest" under ERISA and "disqualified persons" under the Code, collectively, "PARTIES IN INTEREST") who have certain specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Subject to the considerations described below and in the accompanying Prospectus, the Class A and the Class B notes are eligible for purchase with Plan Assets of any Plan.

     Any fiduciary or other Plan investor considering whether to purchase the Class A or the Class B notes with Plan Assets of any Plan should determine whether that purchase is consistent with its fiduciary duties and whether that purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code because any of the transferor, the servicer, the indenture trustee, the owner trustee or any other party may be Parties in Interest with respect to the investing Plan and may be deemed to be benefiting from the issuance of the notes. If the transferor or the servicer is a Party in Interest with respect to the prospective Plan investor, any fiduciary or other Plan investor considering whether to purchase or hold the Class A or the Class B notes should consult with its counsel regarding the availability of exemptive relief under U.S. Department of Labor ("DOL") Prohibited Transaction Class Exemption ("PTCE") 96-23 (relating to transactions determined by "in-house asset managers"), 95-60 (relating to transactions involving insurance company general accounts), 91-38 (relating to transactions involving bank collective investment funds), 90-1 (relating to transactions involving insurance company pooled separate accounts) or 84-14 (relating to transactions determined by independent "qualified professional asset managers") or any other prohibited transaction exemption issued by the DOL. A purchaser of the Class A or the Class B notes should be aware, however, that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

     In addition, under DOL Regulation Section 2510.3-101 (the "PLAN ASSET REGULATION"), the purchase with Plan Assets of equity interests in the issuer could, in certain circumstances, cause the receivables and other assets of the issuer to be deemed Plan Assets of the investing Plan which, in turn, would subject the issuer and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Nevertheless, because the Class A and the Class B notes (a) are expected to be treated as indebtedness under local law and will, in the opinion of Special Tax Counsel, be treated as debt, rather than equity, for federal tax purposes (see "Federal Income Tax Consequences -- Tax Characterization of the Trust and the Notes -- Treatment of the Notes as Debt" in the accompanying prospectus), and (b) should not be deemed to have any "substantial equity features," purchases of the Class A or the Class B notes with Plan Assets should not be treated as equity investments and, therefore, the receivables and other assets included as assets of the issuer should not be deemed to be Plan Assets of the investing Plans. Those conclusions are based, in part, upon the traditional debt features of the Class A and the Class B notes, including the reasonable expectation of purchasers of the Class A and the Class B notes that those notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

     Neither the Class A notes nor the Class B notes may be purchased or held by any Plan, or any person investing Plan Assets of any Plan, if any of the transferor, the servicer, the indenture trustee, the owner trustee or any of their respective affiliates (a) has investment or administrative discretion with respect to the Plan Assets used to effect the purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan Assets, for a fee and pursuant to an agreement or understanding that the advice (1) will serve as a primary basis for investment decisions with respect to the Plan Assets, and (2) will be based on the particular investment needs of that Plan; or (c) unless PTCE 95-60, 91-38 or 90-1 is applicable, is an employer maintaining or contributing to that Plan. Each purchaser or holder of the Class A or the Class B notes or any interest in the Class A or the Class B notes will be deemed to have represented by its purchase and holding thereof that it is not subject to the foregoing limitation.

Any fiduciary or other Plan investor considering whether to purchase any Class A or Class B notes on behalf of or with Plan Assets of any Plan should consult with its counsel and refer to this prospectus supplement for guidance regarding the ERISA considerations applicable to the Class A and the Class B notes offered by this prospectus supplement and the accompanying prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement
dated June   , 2000 (the "UNDERWRITING AGREEMENT") between the transferor and the underwriters named below (the "UNDERWRITERS"), the transferor has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:

                                                              PRINCIPAL AMOUNT OF
CLASS A UNDERWRITERS                                             CLASS A NOTES
--------------------                                          -------------------
Salomon Smith Barney Inc. ..................................     $
Banc One Capital Markets, Inc. .............................
Chase Securities Inc. ......................................
Deutsche Bank Securities Inc. ..............................
J.P. Morgan Securities Inc. ................................
                                                                 ------------
          Total.............................................     $760,000,000
                                                                 ============

                                                              PRINCIPAL AMOUNT OF
CLASS B UNDERWRITER                                              CLASS B NOTES
-------------------                                           -------------------
Salomon Smith Barney Inc. ..................................     $
                                                                 ------------
          Total.............................................     $102,500,000
                                                                 ============

     In the underwriting agreement, the underwriters of the Class A notes (the "CLASS A UNDERWRITERS") have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class A notes offered hereby if any of the Class A notes are purchased and the underwriter of the Class B notes (the "CLASS B UNDERWRITER") has agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class B notes offered hereby if any of the Class B notes are purchased.

     The Class A underwriters propose initially to offer the Class A notes to
the public at      % of their principal amount and to certain dealers at that
price less concessions not in excess of      % of the principal amount of the
Class A notes. The Class A underwriters may allow, and the dealers may reallow,
concessions not in excess of      % of the principal amount of the Class A notes
to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A underwriters.

     The Class B underwriter proposes initially to offer the Class B notes to
the public at      % of their principal amount and to certain dealers at that
price less concessions not in excess of      % of the principal amount of the
Class B notes. The Class B underwriter may allow, and the dealers may reallow,
concessions not in excess of      % of the principal amount of the Class B notes
to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B underwriter.

     We will receive proceeds of approximately $     from the sale of the notes
(representing      % of the principal amount of each Class A note and      % of
the principal amount of each Class B note) after paying the underwriting
discount of $     (representing      % of the principal amount of each Class A
note and      % of the principal amount of each Class B note). Additional
offering expenses are estimated to be $          .

     Each underwriter has represented and agreed that:

          (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class A and the Class B notes in, from or otherwise involving the United Kingdom;

          (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of the Class A and the Class B notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment

     Advertisements) (Exemptions) Order 1996 or is a person to whom that document may otherwise lawfully be issued or passed on;

          (c) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the accompanying Prospectus if that person is of a kind described either in
     Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

          (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

     The transferor will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect thereof.

     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Class A and the Class B notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Class A and the Class B notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A and the Class B notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A notes or the Class B notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Class A notes or the Class B notes to be higher than they would otherwise be in the absence of those transactions. Neither the transferor nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Class A and the Class B notes will be passed upon for the transferor by Michael J. Forde, Vice President and Assistant General Counsel of Associates First Capital Corporation, and by Orrick, Herrington & Sutcliffe LLP, Washington, D.C., special counsel to the transferor. Mr. Forde currently owns shares of the Class A common stock of Associates First Capital Corporation and options to acquire additional shares. Certain legal matters relating to the issuance of the Class A and the Class B notes under the laws of the State of Delaware will be passed upon for the transferor by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters relating to the federal tax consequences of the issuance of the Class A and the Class B notes will be passed upon for the transferor by Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to the issuance of the Class A and the Class B notes will be passed upon for the underwriters by Mayer, Brown & Platt, Chicago, Illinois.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

TERMS                                   PAGE
-----                                   ----
ACCR.................................   S-15
ACCS.................................   S-14
Accumulation Shortfall...............   S-24
Adjusted Invested Amount.............   S-21
AFCC.................................   S-14
Available Finance Charge
  Collections........................   S-17
Available Principal Collections......   S-17
bank.................................   S-7
Base Rate............................   S-29
business day.........................   S-16
Class A Additional Interest..........   S-17
Class A Monthly Interest.............   S-23
Class A note interest rate...........   S-16
Class A underwriters.................   S-32
Class B Additional Interest..........   S-17
Class B Monthly Interest.............   S-23
Class B note interest rate...........   S-16
Class B underwriter..................   S-32
Class C Additional Interest..........   S-17
Class C Monthly Interest.............   S-23
Class C note interest rate...........   S-16
closing date.........................   S-15
Controlled Accumulation Amount.......   S-24
controlled accumulation period.......   S-18
Controlled Deposit Amount............   S-24
Defaulted Amount.....................   S-25
distribution date....................   S-16
DOL..................................   S-31
early amortization period............   S-18
ERISA................................   S-30
Excess Finance Charge Collections....   S-24
expected principal payment date......   S-13
Fixed Investor Percentage............   S-20
Floating Investor Percentage.........   S-20
Interchange..........................   S-9
interest period......................   S-16
Invested Amount......................   S-21
Investor Charge-Off..................   S-25
Investor Default Amount..............   S-25

TERMS                                   PAGE
-----                                   ----
Investor Finance Charge
  Collections........................   S-17
Investor Percentage..................   S-20
Key Bank portfolio...................   S-7
LIBOR................................   S-16
LIBOR determination date.............   S-16
London business day..................   S-16
Monthly Interest.....................   S-23
monthly period.......................   S-17
Monthly Principal....................   S-24
monthly servicing fee................   S-30
paired series........................   S-27
Parties in Interest..................   S-30
pay out event........................   S-28
Plan Asset Regulation................   S-31
Plan Assets..........................   S-30
Plans................................   S-30
Portfolio Yield......................   S-29
principal funding account............   S-26
Principal Funding Investment
  Proceeds...........................   S-26
Principal Shortfalls.................   S-25
PTCE.................................   S-31
Reallocated Principal Collections....   S-22
record date..........................   S-15
recoveries...........................   S-9
Required Reserve Account Amount......   S-26
reserve account......................   S-26
reserve account funding date.........   S-26
reserve draw amount..................   S-26
revolving period.....................   S-18
Series 2000-1 final maturity date....   S-14
Series 2000-1 indenture supplement...   S-15
Series 2000-1 notes..................   S-15
Shared Principal Collections.........   S-25
Shared Transferor Principal
  Collections........................   S-25
Telerate Page 3750...................   S-16
trust portfolio......................   S-10
underwriters.........................   S-32
underwriting agreement...............   S-32

                                                                         ANNEX I
                      OTHER SERIES ISSUED AND OUTSTANDING

     The table below sets forth the principal characteristics of the other series previously issued by the trust that are currently outstanding, all of which are in group one. For more specific information with respect to any series, any prospective investor should contact Associates Credit Card Services, Inc., Treasury Department at (972) 652-5564 or (972) 652-4186. Associates Credit Card Services, Inc. will provide, without charge, to any prospective purchaser of the notes, a copy of the disclosure documents for any previous publicly-issued series.

1. Series 2000-98-1

Initial Invested Amount.....................................   $1,765,000,000
Expected Invested Amount as of Closing Date.................   $  882,500,000
Maximum Note Invested Amount................................   $1,765,000,000
Note Interest Rate..........................................         Floating
Servicing Fee Rate..........................................            2.00%
Issuance Date...............................................    April 7, 2000

2. Series 2000-98-2

Initial Invested Amount.....................................   $  823,628,710
Expected Invested Amount as of Closing Date.................   $  823,628,710
Maximum Note Invested Amount................................   $  823,628,710
Note Interest Rate..........................................         Floating
Servicing Fee Rate..........................................            2.00%
Issuance Date...............................................    April 7, 2000

3. Series 2000-99-1

Initial Invested Amount.....................................   $  352,941,000
Expected Invested Amount as of Closing Date.................   $  352,941,000
Maximum Note Invested Amount................................   $  352,941,000
Note Interest Rate..........................................         Floating
Servicing Fee Rate..........................................            2.00%
Issuance Date...............................................    April 7, 2000

4. Series 2000-99-2

Initial Invested Amount.....................................   $  294,118,000
Expected Invested Amount as of Closing Date.................   $  294,118,000
Maximum Note Invested Amount................................   $  294,118,000
Note Interest Rate..........................................         Floating
Servicing Fee Rate..........................................            2.00%
Issuance Date...............................................    April 7, 2000

5. Series 2000-99-3

Initial Invested Amount.....................................   $  264,706,000
Expected Invested Amount as of Closing Date.................   $  264,706,000
Maximum Note Invested Amount................................   $  264,706,000
Note Interest Rate..........................................         Floating
Servicing Fee Rate..........................................            2.00%
Issuance Date...............................................    April 7, 2000

6. Series 2000-99-4

Initial Invested Amount.....................................   $  588,235,000
Expected Invested Amount as of Closing Date.................   $  588,235,000
Maximum Note Invested Amount................................   $  588,235,000
Note Interest Rate..........................................         Floating
Servicing Fee Rate..........................................            2.00%
Issuance Date...............................................    April 7, 2000

     THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE AND WE DELIVER A FINAL PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



REPRESENTATIVE FORM OF PROSPECTUS SUPPLEMENT



SUBJECT TO COMPLETION, DATED           , 2000



Prospectus Supplement to Prospectus dated May 30, 2000


                    ASSOCIATES CREDIT CARD MASTER NOTE TRUST

                                     Issuer

                    ASSOCIATES CREDIT CARD RECEIVABLES CORP.
                                   Transferor

[AIC TRIANGLE LOGO]   ASSOCIATES NATIONAL BANK (DELAWARE)


                                    Servicer

                       SERIES 2000-    ASSET BACKED NOTES


                            CLASS A NOTES            CLASS B NOTES            CLASS C NOTES
                        ----------------------   ----------------------   ----------------------
Principal amount        $                        $                        $
Interest rate           [One-Month LIBOR plus    [One-Month LIBOR plus    [One-Month LIBOR plus
                        [  ]% per year]          [  ]% per year]          [  ]% per year]
Interest payment dates  Monthly on the 17th,     Monthly on the 17th,     Monthly on the 17th,
                        beginning          ,     beginning          ,     beginning          ,
                        2000                     2000                     2000
Expected principal
  payment date          200                      200                      200
Final maturity date     200                      200                      200
Price to public         $(or   %)                $(or   %)                $(or   %)
Underwriting discount   $(or   %)                $(or   %)                $(or   %)
Proceeds to issuer      $(or   %)                $(or   %)                $(or   %)



The Class B notes are subordinated to the Class A notes. The Class C notes are subordinated to the Class A notes and the Class B notes.


We expect to issue your series of notes on or about             , 2000. We will
deliver your series of notes in book-entry form.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 IN THE PROSPECTUS.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes are obligations of Associates Credit Card Master Note Trust only and are not obligations of Associates Credit Card Receivables Corp., Associates Credit Card Services, Inc., Associates National Bank (Delaware) or any other person.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                       Underwriters of the Class A notes



                       Underwriters of the Class B notes



                       Underwriters of the Class C notes


              , 2000

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the notes in two separate documents:
(a) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (b) this prospectus supplement, which describes the specific terms of your series of notes.

     If the terms of your series of notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

     We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.


     This prospectus supplement uses defined terms. You can find a listing of the pages where definitions can be found under the caption "Index of Terms for Prospectus Supplement" beginning on page S-37 in this prospectus supplement and under the caption "Index of Terms for Prospectus" beginning on page 66 in the accompanying prospectus.

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Transaction Summary..................   S-1
Summary of Terms.....................   S-2
  The Issuer.........................   S-2
  The Series 2000-  Notes............   S-2
     Interest........................   S-2
     Principal.......................   S-2
  Credit Enhancement.................   S-2
     Subordination...................   S-2
     Spread Account..................   S-3
  Events of Default..................   S-3
  Other Interests in the Trust.......   S-3
     Other Series of Notes...........   S-3
     The Transferor Interest.........   S-3
  The Receivables....................   S-4
  Allocations of Collections.........   S-4
  Application of Collections.........   S-4
     Finance Charge Collections......   S-4
     Principal Collections...........   S-4
  Pay Out Events.....................   S-5
  Optional Redemption................   S-6
  Denominations......................   S-6
  Registration, Clearance and
     Settlement......................   S-6
  Tax Status.........................   S-6
  ERISA Considerations...............   S-6
  [Exchange Listing].................   S-6
Receivables Performance..............   S-7
  Delinquency and Loss Experience....   S-7
  Revenue Experience.................   S-8
  Payment Rates......................   S-10
The Trust Portfolio..................   S-10
Maturity Considerations..............   S-13
  Controlled Accumulation Period.....   S-13
  Early Amortization Period..........   S-14
The Bank, ACCS and the Transferor....   S-14
  Associates National Bank
     (Delaware)......................   S-14
  Associates Credit Card Services,
     Inc. ...........................   S-15
  Associates Credit Card Receivables
     Corp............................   S-15



                                        PAGE
                                        ----
Description of Series Provisions.....   S-15
  General............................   S-15
  Interest Payments..................   S-16
  Principal Payments.................   S-18
  Postponement of Controlled
     Accumulation Period.............   S-19
  Subordination......................   S-19
  Allocation Percentages.............   S-20
  Reallocated Principal
     Collections.....................   S-22
  Application of Collections.........   S-22
  Shared Excess Finance Charge
     Collections.....................   S-25
  Shared Principal Collections and
     Transferor Principal
     Collections.....................   S-25
  Defaulted Receivables; Investor
     Charge-Offs.....................   S-26
  Principal Funding Account..........   S-26
  Reserve Account....................   S-27
  Spread Account.....................   S-28
  Spread Account Distributions.......   S-29
  Paired Series......................   S-30
  Pay Out Events.....................   S-30
  Events of Default..................   S-32
  Servicing Compensation and Payment
     of Expenses.....................   S-32
  Reports to Noteholders.............   S-32
ERISA Considerations.................   S-32
Underwriting.........................   S-34
Legal Matters........................   S-36
Index of Terms for Prospectus
  Supplement.........................   S-37
Annex I: Other Series Issued and
  Outstanding........................   I-1

                              TRANSACTION SUMMARY

Trust:                     Associates Credit Card Master Note Trust
Transferor:                Associates Credit Card Receivables Corp.

Servicer:                  Associates National Bank (Delaware)

Indenture Trustee:         The Bank of New York
Owner Trustee:             Wilmington Trust Company
Closing Date:                        , 2000

Servicing Fee Rate:        2% per annum


Clearance and
Settlement:                DTC/Clearstream/Euroclear

Primary Trust Assets:      Receivables originated in MasterCard(R) and VISA(R)
                           accounts


                                      CLASS A                 CLASS B                 CLASS C
                                      -------                 -------                 -------
Principal Amount:              $                       $                       $
Percentage of Series:          %                       %                       %
Anticipated Ratings:*          [Aaa/AAA/AAA]           [A2/A/A]                [Baa2/BBB/BBB]
  ([Moody's/Standard &
     Poor's/Fitch])
Credit Enhancement:            subordination of Class  subordination of Class  spread account
                               B and Class C           C
Interest Rate:                 [One-Month LIBOR plus   [One-Month LIBOR plus   [One-Month LIBOR plus
                               [  ]% per year]         [  ]% per year]         [  ]% per year]
Interest Accrual Method:       actual/360              actual/360              actual/360
Interest Payment Dates:        monthly (17th)          monthly (17th)          monthly (17th)
Interest Rate Index Reset      2 London business days  2 London business days  2 London business days
  Date:                        before each interest    before each interest    before each interest
                               payment date            payment date            payment date
First Interest Payment Date:   , 2000                  , 2000                  , 2000
Commencement of Accumulation   , 200                   , 200                   , 200
  Period (subject to
  adjustment):
Expected Principal Payment     , 200                   , 200                   , 200
  Date:
Final Maturity Date:           , 200                   , 200                   , 200
ERISA eligibility:             Yes, subject to important considerations described under "ERISA
  (investors should consult    Considerations" in this prospectus supplement and in the accompanying
  with their counsel)          prospectus.
Debt for United States         Yes, subject to important considerations described under "Federal
  Federal Income Tax           Income Tax Consequences" in the accompanying prospectus.
  Purposes:
  (investors should consult
  with their tax counsel)


---------------


 * It is a condition to issuance of the Series 2000- notes that one of these ratings be obtained.

                                SUMMARY OF TERMS

This summary highlights selected information and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

THE ISSUER

The notes will be issued by Associates Credit Card Master Note Trust, a Delaware statutory business trust, pursuant to an indenture supplement to an indenture, each between the trust and the indenture trustee.

The indenture trustee is The Bank of New York.

THE SERIES 2000-  NOTES

  INTEREST


The Class A notes will bear interest at [one-month LIBOR as determined each
month plus]   % per annum.



The Class B notes will bear interest at [one-month LIBOR as determined each
month plus]   % per annum.



The Class C notes will bear interest at [one-month LIBOR as determined each
month plus]   % per annum.



[For each class of the Series 2000- notes, interest will be calculated as follows:



Principal balance at       Number of days in
    end of prior       X    interest period    X   Interest rate
                           -----------------
   monthly period                 360



Each interest period begins on and includes a distribution date and ends on but excludes the next distribution date. However, the first interest period will begin on and include the closing date.]



Interest on the Series 2000- notes will be paid on each distribution date,
beginning on                  , 2000 and the 17th day of each following month if
the 17th is a business day and, if not, the following business day.



[You may obtain the interest rates for the current interest period and the immediately preceding interest period by telephoning the indenture trustee at
(212) 815-5738.



See "Description of Series Provisions -- Interest Payments" in this prospectus supplement for a description of how and when LIBOR will be determined.]

  PRINCIPAL


Principal of the Class A notes, the Class B notes and the Class C notes is
expected to be paid in full on the        200 distribution date, which is the
expected principal payment date. However:


- no principal will be paid on the Class B notes until the Class A notes are paid in full; and

- no principal will be paid on the Class C notes until the Class A and Class B notes are paid in full.

We are scheduled to begin accumulating collections of principal receivables
starting on                  , 200 for payment to the Series 2000- noteholders
on the expected principal payment date, but we may begin accumulating at a later date.


Principal of the Series 2000- notes may be paid earlier or later than the expected principal payment date. If specified adverse events known as pay out events occur, principal may be paid earlier than expected. If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the Series 2000- notes are not paid on the expected principal payment date, collections of principal receivables will continue to be used to pay principal on the Series 2000- notes
until the notes are paid or until the final maturity date of                  ,
200 , whichever occurs first. You will not be entitled to any premium for early or late payment of principal.


For more information about principal payments, see "Maturity Considerations," "Description of Series Provisions -- Principal Payments" and "-- Allocation Percentages" in this prospectus supplement.

CREDIT ENHANCEMENT

  SUBORDINATION

Credit enhancement for the Class A notes is provided by the subordination of the Class B notes and the Class C notes.

Credit enhancement for the Class B notes is provided by the subordination of the Class C notes.

  SPREAD ACCOUNT


A spread account will provide credit enhancement for the Class C notes. The spread account initially will not be funded. After the Series 2000- notes are issued, if required, deposits into the spread account will be made each month from available finance charge collections up to the required spread account amount as described in this prospectus supplement under "Description of Series Provisions -- Spread Account." The spread account will be used to make payments on the Class C notes if collections of receivables available to the Class C notes are insufficient to make required payments.



On any day following an event of default and an acceleration of the Series
2000- notes, funds available in the spread account will be used to fund any shortfalls in amounts owed on the Class C notes, the Class A notes and the Class B notes, in that order of priority.


Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

For more information about credit enhancement, see "Description of Series Provisions -- Reallocated Principal Collections," "-- Application of Collections" and "-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

EVENTS OF DEFAULT


The Series 2000- notes are subject to specified events of default described under "The Indenture -- Events of Default; Rights upon Event of Default" in the accompanying prospectus. These include, among other things, the failure to pay interest for 35 days after it is due or to pay principal when it is due on the final maturity date.



In the case of an event of default involving certain bankruptcy, insolvency or similar events relating to the trust, the principal amount of the Series 2000-notes automatically will be deemed to be immediately due and payable. If any other event of default occurs and continues with respect to the Series 2000-notes, the indenture trustee or holders of more than 50% of the then-outstanding principal balance of those notes may declare the principal amount of the notes to be immediately due and payable. These declarations may, under certain circumstances, be rescinded by holders of more than 50% of the then-outstanding principal balance of the Series 2000- notes.



After an event of default and the acceleration of the Series 2000- notes, funds on deposit in the collection account, the principal funding account, the reserve account and the spread account will be applied to pay principal of and interest on the Series 2000- notes to the extent permitted by law. Principal collections and finance charge collections allocated to Series 2000- will be applied to make monthly principal and interest payments on the Series 2000- notes until the earlier of the date those notes are paid in full or the final maturity date of those notes.



If the Series 2000- notes are accelerated or the issuer fails to pay the principal of the Series 2000- notes on the final maturity date, subject to certain conditions described in the prospectus under "The Indenture -- Events of Default; Rights upon Event of Default," the indenture trustee may, if legally permitted, cause the trust to sell principal receivables in an amount generally equal to the invested amount for Series 2000- and the related finance charge receivables.


OTHER INTERESTS IN THE TRUST

  OTHER SERIES OF NOTES

The trust will issue other series of notes secured by the assets of the trust from time to time in the future. A summary of the outstanding series is in "Annex I: Other Series Issued and Outstanding" included at the end of this prospectus supplement. The issuance of future series will occur without prior review or consent by you or any other noteholder.

  THE TRANSFEROR INTEREST

The interest in the trust not securing your series or any other series is the transferor interest. The transferor interest is owned by the transferor. The transferor may, however, sell all or a portion of its interest in the transferor interest. The transferor interest does not provide credit enhancement for your series or any other series.

THE RECEIVABLES


The primary assets of the trust are receivables in MasterCard(R) and VISA(R)* revolving credit card accounts. The receivables consist of principal receivables and finance charge receivables.


The following information is as of             , 2000:

- Receivables in the trust: $

- Accounts designated to the trust:


For more information, see "Receivables Performance" and "The Trust Portfolio" in this prospectus supplement.


ALLOCATIONS OF COLLECTIONS


Associates National Bank (Delaware), as servicer, will collect payments on the receivables and will deposit those collections in an account. It will keep track of those collections that are finance charge receivables and those that are principal receivables.


Each month, the servicer will allocate collections received among:

- your series;

- other series outstanding; and

- the transferor interest in the trust.

The amount allocated to your series will be determined based mainly upon the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of the Series 2000- notes, the invested amount for Series 2000- will be $ .

You are entitled to receive payments of interest and principal only from collections of receivables and other trust assets allocated to your series. If the invested amount of your series declines, amounts allocated and available for payment to your series and to you may be reduced. For a description of the allocation calculations and the events which may lead to these reductions, see "Description of Series Provisions -- Allocation Percentages" and "-- Reallocated Principal Collections" in this prospectus supplement.

APPLICATION OF COLLECTIONS

  FINANCE CHARGE COLLECTIONS
The trust will apply your series' share of collections of finance charge receivables each month in the following order of priority:

- to pay interest on the Class A notes;

- to pay interest on the Class B notes;

- to pay the servicing fee;

- to pay interest on the Class C notes;

- to cover your series' allocation of defaulted receivables;

- to cover reductions in your series' invested amount resulting from investor charge-offs allocated to your series and from reallocated principal collections, in each case that have not been reimbursed;

- to fund, in limited circumstances, a reserve account to cover interest payment shortfalls for Class A and Class B during the accumulation period;

- to make a deposit, if needed, to the spread account for Class C up to the required spread account amount; and

- to other series in group one or to the holders of the transferor certificates.

For a more detailed description of these applications, see "Description of Series Provisions -- Application of Collections" in this prospectus supplement.

  PRINCIPAL COLLECTIONS

The trust will apply your series' share of principal collections each month as follows:

- During the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, your series' share of principal collections will be treated as shared principal collections and may be available to make

-----------------------------------------------------------

* MasterCard(R) and VISA(R) are
  federally registered

  servicemarks of MasterCard
  International Inc. and VISA
  U.S.A., Inc., respectively.

  principal payments for other series or will be paid to the holders of the transferor certificates.


- The accumulation period is scheduled to begin on      , 200 , but may begin at
  a later date. During the accumulation period, your series' share of principal collections will be deposited in a trust account, up to a controlled deposit amount. On the expected principal payment date, amounts on deposit in that account will be paid first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders.


- If a pay out event (described below) that applies to Series 2000- or to all series occurs, the early amortization period could begin. During the early amortization period, your series' share of principal collections will be paid first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders.



- During any of the above periods, principal collections allocated to your series, may be reallocated, if necessary, to make required interest payments on the Class A notes and the Class B notes, and required servicing fee payments, not made from available finance charge collections. However, for any monthly period, these reallocated principal collections cannot exceed the sum of (i) for the required interest payments on the Class A notes, [ ]% of the initial invested amount of your series and (ii) for the required interest payments on the Class B notes and the required servicing fee payments, [ ]% of the initial invested amount of your series, in each case reduced by any unreimbursed prior reductions to the invested amount due to the writing off of receivables or for previously reallocated principal collections.



- Any remaining principal collections will first be made available to other series and then be paid to the holders of the transferor certificates or deposited in the special funding account.


For a more detailed description of these applications, see "Description of Series Provisions -- Application of Collections" in this prospectus supplement.

PAY OUT EVENTS

The documents under which the Series 2000- notes will be issued include a list of adverse events known as pay out events. If a pay out event that applies to Series 2000- or to all series occurs, the trust will use collections of principal receivables allocated to Series 2000- each month to pay principal on the Series 2000- notes.

Pay out events may occur if the transferor fails to make required payments or deposits, violates other covenants and agreements or makes representations and warranties that are materially incorrect.

The following also are pay out events:


- The three-month average of the portfolio yield on the trust portfolio, calculated after subtracting the amount of receivables that are written off as uncollectible allocated to Series 2000- , is less than the three-month average of the weighted average interest rate plus the servicing fee rate for Series 2000- ;



- The Class A notes, the Class B notes or the Class C notes are not paid in full on their expected principal payment date;



- Certain bankruptcy, insolvency or similar events relating to the transferor, Associates Credit Card Services, Inc. or the bank;



- The transferor is unable to transfer receivables to the trust as required under the transfer and servicing agreement;


- The transferor does not transfer receivables in additional accounts to the trust within 5 business days of when required under the transfer and servicing agreement;

- Certain defaults of the servicer;

- The trust becomes subject to regulation as an "investment company" under the Investment Company Act of 1940; or


- An event of default occurs for the Series 2000- notes and their maturity date is accelerated.


For a more detailed discussion of the pay out events, see "Description of Series Provisions -- Pay Out Events" in this prospectus supplement and "Description of the Notes -- Pay Out Events" in the accompanying prospectus.

OPTIONAL REDEMPTION


The trust has the option to repurchase your notes when the outstanding principal amount for your series has been reduced to 5% or less of the initial principal amount. See "Description of the Notes -- Final Payment of Principal; Termination" in the accompanying prospectus.


DENOMINATIONS


Beneficial interests in the Series 2000- notes may be purchased in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount.


REGISTRATION, CLEARANCE AND SETTLEMENT


The Series 2000- notes will be delivered in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, you will not receive a definitive instrument representing your notes. See "Description of the Notes -- Definitive Notes" in the accompanying prospectus.



You may elect to hold your Series 2000- notes through The Depository Trust Company, in the United States, or Clearstream Banking, societe anonyme or the Euroclear System, in Europe.


Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See "Description of the Notes -- Book-Entry Registration" in the accompanying prospectus.

TAX STATUS

Subject to important considerations described under "Federal Income Tax Consequences" in the accompanying prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the trust, is of the opinion that under existing law your Series 2000- notes will be characterized as debt for federal income tax purposes. By your acceptance of a Series 2000- note, you will agree to treat your Series 2000- notes as debt for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS
Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Series
2000- notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A fiduciary or other person contemplating purchasing the Series 2000- notes on behalf of or with plan assets of any plan or account should consult with its counsel regarding whether the purchase or holding of the Series 2000- notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.


[EXCHANGE LISTING]



[We will apply to list the Series 2000- notes on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted.]

                            RECEIVABLES PERFORMANCE



     The tables below contain certain performance information for the receivables in the trust portfolio and the bank portfolio as of the dates, and for the time periods, indicated in each table. Because certain statistical information for segments of the trust portfolio is not available for complete calendar years ending on or before December 31, 1998, we have included in the tables, for comparative purposes, related performance information for the bank portfolio for those dates and time periods.



     As of             , 2000, the receivables in the accounts represented by
the trust portfolio were equal to approximately   % of the receivables in the
bank portfolio. As of December 31, 1999, the receivables in the accounts represented by the trust portfolio were equal to approximately 99% of the receivables in the bank portfolio. As of December 31, 1998, the receivables in the accounts represented by the trust portfolio were equal to approximately 92% of the receivables in the bank portfolio.



     Because the trust portfolio is only a portion of the bank portfolio and the composition of the trust portfolio is expected to change over time, we expect the actual performance of the receivables in the trust to be different from that set forth below.


DELINQUENCY AND LOSS EXPERIENCE


     The following tables set forth the aggregate delinquency and loss experience for cardholder payments on the credit card accounts in the trust portfolio and the bank portfolio as of the dates or for the periods shown. We cannot assure you that the future delinquency and loss experience for the receivables in either the bank portfolio or the trust portfolio will be similar to the historical experience set forth below.


                           DELINQUENCY EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)


                                                                                     DECEMBER 31,
                                   ,               ---------------------------------------------------------------------------------
                                 2000                        1999                        1998                        1997
                       -------------------------   -------------------------   -------------------------   -------------------------
                                     PERCENTAGE                  PERCENTAGE                  PERCENTAGE                  PERCENTAGE
                                      OF TOTAL                    OF TOTAL                    OF TOTAL                    OF TOTAL
                       RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES
                       -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
Receivables
  Outstanding(2)       $                           $                           $                           $
Receivables
  Delinquent:
  30-59 Days           $                    %      $                    %      $                    %      $                    %
  60-89 Days
  90 Days or more
                       ----------       ----       ----------       ----       ----------       ----       ----------       ----
        Total          $                    %      $                    %      $                    %      $                    %
                       ==========       ====       ==========       ====       ==========       ====       ==========       ====


---------------


(1) For           , 2000 and December 31, 1999, information is presented for credit card accounts in the trust portfolio. For December 31, 1998 and December 31, 1997, this information is presented for credit card accounts in the bank portfolio.

(2) The receivables outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the end of the period shown, including principal and accrued finance charge receivables.

                               LOSS EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)


                                                               MONTHS                  YEAR ENDED DECEMBER 31,
                                                               ENDED ,         ----------------------------------------
                                                                2000              1999           1998           1997
                                                           ---------------     ----------     ----------     ----------
Average Principal Receivables Outstanding(2)                 $                 $              $              $
Total Principal Charge-Offs(3)
Total Principal Charge-Offs as a percentage of Average
  Receivables Outstanding(4)                                           %                 %              %              %


---------------


(1) For the         calendar months ended       , 2000, and for the calendar
    year ended December 31, 1999, information is presented for credit card accounts in the trust portfolio. For the calendar years ended December 31, 1998 and December 31, 1997, information is presented for credit card accounts in the bank portfolio.

(2) Average principal receivables outstanding is the average of the receivable balance at the end of each month during the period indicated.
(3) Total principal charge-offs are shown on a cash basis for principal receivables only, before recoveries, and do not include the amount of any reductions in average principal receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments. If accrued finance charge receivables that have been written off were included, total charge-offs would be higher as an absolute number and as a percentage of the average of principal and finance charge receivables outstanding during the periods indicated.

(4) The percentage reflected for the     calendar months ended     , 2000 is an
    annualized figure.


REVENUE EXPERIENCE


     The following table sets forth the gross revenues from finance charges and fees billed to accounts in the trust portfolio and the bank portfolio for the periods shown.



     The historical yield figures for accounts in the bank portfolio reflected in the following table are calculated on an accrual basis. Collections of receivables included in the trust portfolio are calculated on a cash basis and may not reflect the historical yield experience for accounts in the bank portfolio. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts accrued and billed to cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. However, the transferor believes that during the two calendar years in the period ended December 31, 1998 the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. See "Risk Factors" in the accompanying prospectus.

                             REVENUE EXPERIENCE(1)

                             (DOLLARS IN THOUSANDS)


                                  MONTHS                            YEAR ENDED DECEMBER 31,
                                  ENDED ,            -----------------------------------------------------
                                   2000                        1999                        1998
                         -------------------------   -------------------------   -------------------------
                                       PERCENTAGE                  PERCENTAGE                  PERCENTAGE
                                        OF TOTAL                    OF TOTAL                    OF TOTAL
                         RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES
                         -----------   -----------   -----------   -----------   -----------   -----------
Average Principal
  Receivables(2)          $                           $                           $             $
Finance Charges and
  Fees(3)                 $                     %     $                     %     $                     %
Yield from
  Interchange(4)          $                     %     $                     %     $                     %
Yield from
  Recoveries(4)           $                     %     $                     %     $                     %
Total Yield from
  Finance Charges,
  Fees, Interchange and
  Recoveries(5)           $                     %     $                     %     $                     %

                          YEAR ENDED DECEMBER 31,
                         -------------------------
                                   1997
                         -------------------------
                                       PERCENTAGE
                                        OF TOTAL
                         RECEIVABLES   RECEIVABLES
                         -----------   -----------
Average Principal
  Receivables(2)
Finance Charges and
  Fees(3)                 $                     %
Yield from
  Interchange(4)          $                     %
Yield from
  Recoveries(4)           $                     %
Total Yield from
  Finance Charges,
  Fees, Interchange and
  Recoveries(5)           $                     %


---------------


(1) For the         calendar months ended           , 2000 and for the calendar
    year ended December 31, 1999, information is presented for credit card accounts in the trust portfolio. For the calendar years ended December 31, 1998 and December 31, 1997, information is presented for credit card accounts in the bank portfolio.

(2) Average principal receivables outstanding is the average of the receivable balance at the end of each month during the period indicated.
(3) Finance charges and fees are comprised of monthly periodic finance charges and all other credit card fees.

(4) The amount of Interchange and recoveries of charged-off accounts for each of the periods indicated above has been estimated.


(5) The percentage reflected for the     calendar months ended     , 2000 is an
    annualized figure.



     The revenue for the credit card accounts shown in the above table is comprised of monthly periodic finance charges, credit card fees, Interchange and recoveries. These revenues vary for each account based on the type and volume of activity for each account. See "The Bank's Credit Card Activities" in the accompanying prospectus.


     Interchange

     Creditors participating in the VISA(R) and MasterCard(R) associations receive certain fees ("INTERCHANGE") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA(R) and MasterCard(R) systems, a portion of Interchange in connection with cardholder charges for goods and services is collected by banks that issue credit cards by applying a discount to the amount paid by such banks to the banks that clear the related transactions for merchants. Interchange will be allocated to the trust on a monthly basis based on an equivalent percentage that the transferor receives each month for the aggregate bank portfolio.

     Recoveries

     Pursuant to the terms of the transfer and servicing agreement, the transferor will be required to transfer to the trust all of the recoveries that are reasonably estimated by the servicer on receivables in charged-off accounts of the trust, including amounts received by the transferor or the servicer from the purchaser or transferee with respect to the sale or other disposition of receivables in defaulted accounts ("RECOVERIES"). Collections of recoveries will be treated as collections of finance charge receivables and included as part of the Portfolio Yield.

PAYMENT RATES


     The following table sets forth the highest and lowest cardholder monthly payment rates on the credit card accounts during any month in the periods shown and the average cardholder monthly payment rates for all months in the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. We cannot assure you that the future cardholder monthly payment rates will be similar to the historical experience set forth below.


                      CARDHOLDER MONTHLY PAYMENT RATES(1)


                                                          MONTHS        YEAR ENDED DECEMBER 31,
                                                          ENDED ,       ------------------------
                                                           2000          1999     1998     1997
                                                      ---------------   ------   ------   ------
Lowest Month........................................            %             %        %        %
Highest Month.......................................            %             %        %        %
Monthly Average.....................................            %             %        %        %


---------------


(1) For the     calendar months ended       , 2000, and for the calendar year
    ended December 31, 1999, information is presented for credit card accounts in the trust portfolio. For the calendar years ended December 31, 1998 and December 31, 1997, information is presented for credit card accounts in the bank portfolio.



     Payment rates shown in the above table are based on amounts which would be deemed payments of principal receivables and finance charge receivables with respect to the accounts. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.


                              THE TRUST PORTFOLIO


     The receivables conveyed to the trust arise in accounts selected from the bank portfolio at the time the trust was established, and in additional accounts selected since that time, on the basis of criteria set forth in the transfer and servicing agreement (the "TRUST PORTFOLIO"). The transferor has the right to designate additional accounts for the trust portfolio and to transfer to the trust all receivables of those additional accounts, whether the receivables already exist or arise after the designation, if certain conditions are satisfied. For a discussion of these conditions, see "Description of the Notes -- Addition of Trust Assets" in the accompanying prospectus. In addition, the transferor will be required to designate additional accounts under the circumstances and in the amounts described in the accompanying prospectus under "Description of the Notes -- Addition of Trust Assets."



     The transferor also has the right to designate certain removed accounts and to require the indenture trustee to transfer all receivables in the removed accounts back to the transferor, whether the receivables already exist or arise after the designation, if certain conditions are satisfied. For a discussion of these conditions, as well as circumstances under which certain of these conditions will not apply, see "Description of the Notes -- Removal of Accounts" and "Risk Factors -- Transferor's need to remove accounts upon termination of affinity agreements would reduce principal receivables and may require addition of new receivables" in the accompanying prospectus.


     Throughout the term of the trust, the accounts from which the receivables arise will be the accounts designated by the transferor at the time the trust is established plus any additional accounts minus any removed accounts. As a result, the composition of the trust assets is expected to change over time. For a general description of the receivables in the trust, see "The Trust Portfolio" in the accompanying prospectus.

     The following is selected information about the receivables as of the end
of the day on             , 2000:



     - The receivables in the trust portfolio included $     of principal
       receivables and $     of finance charge receivables.


     - The accounts designated for the trust portfolio had an average principal receivable balance of $
      and an average credit limit of $       .

     - The percentage of the aggregate total receivable balance to the aggregate
       total credit limit was   %. The average age of the accounts was
       approximately   months.


     - Cardholders whose accounts are designated for the trust portfolio had billing addresses in all 50 states and the District of Columbia.



     The following tables summarize the trust portfolio by various criteria as
of the end of the day on             , 2000. Because the future composition of
the trust portfolio will change over time, these tables are not indicative of the composition of the trust portfolio at any subsequent time.


                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO


                                                               PERCENTAGE OF                 PERCENTAGE
                                                   NUMBER      TOTAL NUMBER                   OF TOTAL
ACCOUNT BALANCE RANGE                            OF ACCOUNTS    OF ACCOUNTS    RECEIVABLES   RECEIVABLES
---------------------                            -----------   -------------   -----------   -----------
Credit Balance.................................                         %        $     ()           ()%
No Balance.....................................
$     .01-$500.00..............................
$ 500.01-$1,000.00.............................
$1,000.01-$2,000.00............................
$2,000.01-$3,000.00............................
$3,000.01-$4,000.00............................
$4,000.01-$5,000.00............................
$5,000.01-$6,000.00............................
$6,000.01-$7,000.00............................
$7,000.01-$8,000.00............................
$8,000.01-$9,000.00............................
$9,000.01-$10,000.00...........................
$10,000.01 or more.............................
                                                  ---------        -----         -------       ------
          Total................................                         %        $                  %
                                                  =========        =====         =======       ======

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO


                                                        PERCENTAGE OF                       PERCENTAGE
                                            NUMBER      TOTAL NUMBER                         OF TOTAL
CREDIT LIMIT RANGE                        OF ACCOUNTS    OF ACCOUNTS       RECEIVABLES      RECEIVABLES
------------------                        -----------   -------------   -----------------   -----------
Less than or equal to $500.00...........                         %      $                           %
$ 500.01-$1,000.00......................
$1,000.01-$2,000.00.....................
$2,000.01-$3,000.00.....................
$3,000.01-$4,000.00.....................
$4,000.01-$5,000.00.....................
$5,000.01-$6,000.00.....................
$6,000.01-$7,000.00.....................
$7,000.01-$8,000.00.....................
$8,000.01-$9,000.00.....................
$9,000.01-$10,000.00....................
$10,000.01 or More......................
                                           ---------       ------       -----------------     ------
          Total.........................                         %      $                           %
                                           =========       ======       =================     ======


                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO


                                                      PERCENTAGE OF                         PERCENTAGE
PERIOD OF DELINQUENCY                   NUMBER OF     TOTAL NUMBER                           OF TOTAL
(DAYS CONTRACTUALLY DELINQUENT)         ACCOUNTS       OF ACCOUNTS        RECEIVABLES       RECEIVABLES
-------------------------------        -----------    -------------    -----------------    -----------
Not Delinquent.......................                          %       $                            %
Up to 29 Days........................
30 to 59 Days........................
60 to 89 Days........................
90 or More Days......................
                                        ---------        ------        -----------------      ------
          Total......................                          %       $                            %
                                        =========        ======        =================      ======


                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                      PERCENTAGE OF                         PERCENTAGE
                                        NUMBER OF     TOTAL NUMBER                           OF TOTAL
ACCOUNT AGE                             ACCOUNTS       OF ACCOUNTS        RECEIVABLES       RECEIVABLES
-----------                            -----------    -------------    -----------------    -----------
Not More Than 6 Months...............                          %       $                             %
Over 6 Months to 12 Months...........
Over 12 Months to 24 Months..........
Over 24 Months to 36 Months..........
Over 36 Months to 48 Months..........
Over 48 Months to 60 Months..........
Over 60 Months to 72 Months..........
Over 72 Months.......................
                                        ---------        ------        -----------------      -------
          Total......................                          %       $                             %
                                        =========        ======        =================      =======

                      GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                TRUST PORTFOLIO


                                                      PERCENTAGE OF                         PERCENTAGE
                                        NUMBER OF     TOTAL NUMBER                           OF TOTAL
STATE                                   ACCOUNTS       OF ACCOUNTS        RECEIVABLES       RECEIVABLES
-----                                  -----------    -------------    -----------------    -----------
[California..........................                          %       $                             %
Texas................................
Florida..............................
New York.............................
Illinois.............................
Ohio.................................
Michigan.............................
Pennsylvania.........................
New Jersey...........................
Georgia..............................
North Carolina]......................
Other................................
                                        ---------        ------        -----------------      -------
          Total......................                          %       $                             %
                                        =========        ======        =================      =======


                            MATURITY CONSIDERATIONS

     You are expected to receive payment of principal in full on             ,
200 , the "EXPECTED PRINCIPAL PAYMENT DATE." You may, however, receive payments of principal earlier than the expected principal payment date if a pay out event occurs and the early amortization period begins. The holders of the Class B notes will not begin to receive payments of principal until the final principal payment on the Class A notes has been made. The holders of the Class C notes will not begin to receive payments of principal until the final principal payments on the Class A notes and Class B notes have been made.

CONTROLLED ACCUMULATION PERIOD


     Principal for payment to the Series 2000- noteholders will accumulate during the controlled accumulation period in the principal funding account established by the indenture trustee. The controlled accumulation period is
scheduled to begin at the close of business on             , 200 , but may be
delayed based on actual payment rate experience, as discussed under "Description of Series Provisions -- Postponement of Controlled Accumulation Period" in this prospectus supplement. On each distribution date during the controlled accumulation period, an amount will be deposited into the principal funding account equal to, for each monthly period, the least of:


     - Available Principal Collections;

     - the Controlled Deposit Amount; and

     - the Adjusted Invested Amount prior to any deposits on that day.

     We expect, but cannot assure you, that the amounts available in the principal funding account on the expected principal payment date will be sufficient to pay in full the outstanding principal balance of the Class A notes, the Class B notes and the Class C notes. If these amounts are not available on the expected principal payment date, a pay out event will occur and the early amortization period will begin.


     Your series of notes may be paired with one or more series of notes issued at a later time once the controlled accumulation period for your series begins. We cannot assure you that the terms of any paired series will not have an impact on the calculation of the Investor Percentage or the timing or amount of payments received by you as a Series 2000- noteholder. The extent to which the timing or amount of payments received by you may be affected will depend on many factors, only one of which is a change in the calculation of the Investor Percentage. See "Description of Series Provisions -- Allocation Percentages -- Fixed Investor Percentage" and
"-- Paired Series" in this prospectus supplement and "Description of the Notes -- Paired Series" in the accompanying prospectus.


EARLY AMORTIZATION PERIOD

     If a pay out event occurs during either the revolving period or the controlled accumulation period, the early amortization period will begin. If a pay out event occurs during the controlled accumulation period, on the next distribution date any amount on deposit in the principal funding account will be paid to the Class A noteholders and, after the outstanding principal balance of the Class A notes has been paid in full, any remaining amount will be paid to the Class B noteholders and, after the outstanding principal balance of the Class B notes has been paid in full, any remaining amount will be paid to the Class C noteholders, up to the outstanding principal balance of the Class C notes.

     In addition, if the outstanding principal balance of the Class A notes has not been paid in full, Available Principal Collections will be paid to the Class A noteholders on each distribution date until the earlier of:

     - the date the Class A notes are paid in full; and


     -             , 200 , called the "SERIES 2000- FINAL MATURITY DATE."



     After the Class A notes have been paid in full, and if the Series 2000-final maturity date has not occurred, Available Principal Collections will be paid to the Class B noteholders on each distribution date until the earlier of:


     - the date the Class B notes are paid in full; and


     - the Series 2000- final maturity date.



     After the Class B notes have been paid in full, and if the Series 2000-final maturity date has not occurred, Available Principal Collections will be paid to the Class C noteholders on each distribution date until the earlier of:


     - the date the Class C notes are paid in full; and


     - the Series 2000- final maturity date.



                       THE BANK, ACCS AND THE TRANSFEROR



     The bank has transferred and assigned to Associates Credit Card Services, Inc. ("ACCS"), for transfer and assignment by ACCS to the transferor, and for transfer and assignment by the transferor to the trust, all of the bank's right, title and interest in and to the receivables in the accounts designated as accounts of the trust and future receivables created in these accounts. See "The Trust Portfolio," "Description of the Notes -- Transfer and Assignment of Receivables" and "Description of the Purchase Agreements" in the accompanying prospectus.


ASSOCIATES NATIONAL BANK (DELAWARE)


     Associates National Bank (Delaware) (the "BANK"), a national banking association, is a wholly-owned, direct subsidiary of Associates First Capital Corporation ("AFCC"). The bank was established on January 14, 1991. Its principal executive office is located at 110 Lake Drive, Newark, Delaware 19702. On a managed basis, the bank maintained loan accounts with aggregate outstanding
balances of approximately $     as of             , 2000. Of this amount,
approximately $     were MasterCard(R) and VISA(R) credit card loans originated
in the United States. As of             , 2000, the bank had total assets of
approximately $     , total liabilities of approximately $     , deposits of
approximately $     and capital and surplus accounts of approximately $     .
The bank is a national bank insured through the FDIC and is regulated by the Office of the Comptroller of the Currency.

     AFCC is a corporation organized under the laws of Delaware and was established on December 22, 1971, as Associates First National Corporation. As
of             , 2000, AFCC had total managed assets of approximately $     ,
total assets of approximately $     , total liabilities of approximately $
and stockholders' equity of approximately $     .


ASSOCIATES CREDIT CARD SERVICES, INC.


     Associates Credit Card Services, Inc., a Delaware corporation, is a wholly-owned, direct subsidiary of AFCC. ACCS was established on January 17, 1996. Its principal executive office is located at 250 East Carpenter Freeway,
Irving, Texas 75062. As of             , 2000, ACCS had total assets of
approximately $     , total liabilities of approximately $     and stockholders'
equity of approximately $     . Pursuant to the terms of one or more
subservicing agreements, ACCS services both bank card and private label credit card accounts for the entire AFCC credit card business. ACCS's main operational facility is located in Irving, Texas where it conducts many of its servicing functions. ACCS also has operational facilities in Houston, Texas, Des Moines,
Iowa, Wilmington, Delaware and South Bend, Indiana. As of             , 2000,
ACCS had over           employees.


     The operational facility in Irving, Texas serves as the main credit card administration facility. This location houses all of the major credit card personnel for the VISA(R) and MasterCard(R) bank portfolio, including senior management, credit policy, risk management, customer service, collections, marketing and underwriting, financial planning and accounting, and information technology. This facility also performs some of these same functions for AFCC's private label credit card business.

     Centralized payment processing for the bank portfolio is performed at ACCS's Des Moines, Iowa facility and statement processing and mailing functions are housed at the Associates Information Service Center, in South Bend, Indiana.

ASSOCIATES CREDIT CARD RECEIVABLES CORP.


     Associates Credit Card Receivables Corp. ("ACCR"), a Delaware corporation, is a wholly-owned, direct subsidiary of ACCS. ACCR was established on April 8, 1998. Its principal executive office is located at 290 East Carpenter Freeway, 7 Decker, Irving, Texas 75062. ACCR was organized for the limited purpose of purchasing, holding, owning and transferring receivables and related activities.


                        DESCRIPTION OF SERIES PROVISIONS


     The following is a summary of the material provisions of the Series 2000-notes. This summary is not a complete description of the terms of the Series 2000- notes. You should refer to "Description of the Notes" in the accompanying prospectus as well as to the transfer and servicing agreement, the indenture and the Series 2000- indenture supplement for a complete description. Each of the transfer and servicing agreement, the indenture and the form of an indenture supplement, has been filed with the SEC as an exhibit to the registration statement relating to the notes.


GENERAL

     The Class A notes, Class B notes and Class C notes comprise the "SERIES 2000- NOTES" and will be issued under the indenture, as supplemented by the indenture supplement relating to the Series 2000- notes (the "SERIES 2000-INDENTURE SUPPLEMENT"), in each case between the trust and the indenture trustee. As described under "Description of the Notes -- New Issuances" in the accompanying prospectus, the transferor may cause the owner trustee, on behalf of the trust, and the indenture trustee to execute further indenture supplements in order to issue additional series.


     The "CLOSING DATE" for Series 2000-  is           , 2000. The Series
2000- notes will be issued in denominations of $1,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. As described under "Description of the

Notes -- General," "-- Book-Entry Registration" and "-- Definitive Notes" in the accompanying prospectus, unless and until definitive notes are issued, you will be able to transfer your notes only through the facilities of DTC. You will receive payments and notices through DTC and its participants. Payments of interest and principal will be made on each distribution date on which those amounts are due to the noteholders in whose names Series 2000- notes were registered on the last day of the calendar month preceding that distribution date (each, a "RECORD DATE").

     [Application will be made to list the notes on the Luxembourg Stock Exchange; however, we cannot assure you that the listing will be obtained. You
should consult with [     ], the Luxembourg listing agent for the notes,
[Address] Luxembourg, phone number (     )             , for the status of the
listing].

INTEREST PAYMENTS


     The Class A notes will accrue interest from and including the closing date
through but excluding             , 2000, and for each following interest
period, at a rate of   % per annum [above LIBOR for the related LIBOR
determination date with respect to each interest period] (the "CLASS A NOTE INTEREST RATE").



     The Class B notes will accrue interest from and including the closing date
through but excluding             , 2000, and for each following interest
period, at a rate of   % per annum [above LIBOR for the related LIBOR
determination date with respect to each interest period] (the "CLASS B NOTE INTEREST RATE").



     The Class C notes will accrue interest from and including the closing date
through but excluding             , 2000, and for each following interest
period, at a rate of   % per annum [above LIBOR for the related LIBOR
determination date with respect to each interest period] (the "CLASS C NOTE INTEREST RATE").



     [The indenture trustee will determine LIBOR for each interest period two London business days before the related interest period commences. We refer to each of these determination dates as a "LIBOR DETERMINATION DATE." For purposes of calculating LIBOR, a "LONDON BUSINESS DAY" is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.


     An "INTEREST PERIOD" begins on and includes a distribution date and ends on but excludes the next distribution date. However, the first interest period will begin on and include the closing date.


     "LIBOR" means, for any LIBOR determination date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on that date. If that rate does not appear on Telerate Page 3750, the rate for that LIBOR determination date will be determined based on the rates at which deposits in United States dollars are offered by four major banks, selected by the servicer, at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.


     "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Capital Markets Report (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     The Class A note interest rate, the Class B note interest rate and the Class C note interest rate applicable to the then current and immediately preceding interest period may be obtained by telephoning the indenture trustee at its corporate trust office at (212) 815-5738.

     Interest on the notes will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.]


     Interest will be paid on each "DISTRIBUTION DATE," which will be
          , 2000 and the 17th day of each following month (or, if the 17th day is not a business day, the following business day). For purposes of this prospectus supplement and the accompanying prospectus, a "BUSINESS DAY" is, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Delaware or any other state in which the principal executive offices of the bank, the owner trustee, the indenture trustee or other account owner, as the case may be, are located, are authorized or obligated by law, executive order or governmental decree to be closed.

     Interest payments on the Class A notes, the Class B notes and the Class C notes on any distribution date will be calculated on the outstanding principal balance of the Class A notes, the Class B notes and the Class C notes, as applicable, as of the preceding record date, except that interest for the first distribution date will accrue at the applicable note interest rate on the initial outstanding principal balance of the Class A notes, the Class B notes and the Class C notes, as applicable, from the closing date.

     Interest due on the Class A notes, the Class B notes and the Class C notes but not paid on any distribution date will be payable on the following distribution date, together with additional interest on that amount at the applicable note interest rate. We refer to this additional interest as "CLASS A ADDITIONAL INTEREST," "CLASS B ADDITIONAL INTEREST" and "CLASS C ADDITIONAL INTEREST," as applicable. Additional interest will accrue on the same basis as interest on the Series 2000- notes, and will accrue from the distribution date on which the overdue interest became due, to but excluding the distribution date on which the additional interest is paid.


     Interest payments on the Series 2000- notes on any distribution date will be paid from Available Finance Charge Collections for the related monthly period and, to the extent Available Finance Charge Collections are insufficient to pay the interest on the Class A notes and the Class B notes, from Reallocated Principal Collections (to the extent available) for the related monthly period. Interest payments on the Class C notes on any distribution date will also be paid from available amounts on deposit in the spread account to the extent needed.


     "AVAILABLE FINANCE CHARGE COLLECTIONS" means, with respect to any monthly period, an amount equal to the sum of:


          (a) the Investor Finance Charge Collections for that monthly period;



          (b) the Excess Finance Charge Collections allocated to Series 2000-  ;



          (c) an amount equal to the Principal Funding Investment Proceeds, if any, for the related distribution date; and



          (d) amounts, if any, to be withdrawn from the reserve account which are required to be included in Available Finance Charge Collections pursuant to the Series 2000- indenture supplement for the related distribution date.



     "INVESTOR FINANCE CHARGE COLLECTIONS" means, with respect to any monthly period, an amount equal to the Investor Percentage for that monthly period of collections of finance charge receivables (including recoveries treated as collections of finance charge receivables) deposited in the collection account for that monthly period and Interchange treated as Investor Finance Charge Collections pursuant to the Series 2000- indenture supplement.


     Each "MONTHLY PERIOD" will be the period from and including the first day of a calendar month to and including the last day of that calendar month (other than the initial monthly period, which will commence on and include the closing
date and end on and include        , 2000).

PRINCIPAL PAYMENTS

     Principal payments on the Series 2000- notes will be paid from "AVAILABLE PRINCIPAL COLLECTIONS" which, for any monthly period, equal:


          (a) collections of principal receivables received during that monthly period and certain other amounts allocable to the Invested Amount; minus


          (b) the amount of Reallocated Principal Collections for that monthly period; plus


          (c) any Shared Principal Collections from other series in group one and any Shared Transferor Principal Collections that are allocated to Series 2000- ; plus



          (d) the amount of Available Finance Charge Collections to be treated as Available Principal Collections as described under "-- Application of Collections -- Payment of Interest, Fees and Other Items."


     REVOLVING PERIOD


     The "REVOLVING PERIOD" for the Series 2000- notes begins on the closing date and ends on the earlier of the day immediately before the day the controlled accumulation period or the early amortization period begins. During the revolving period, the Investor Percentage of collections of principal receivables will, subject to certain limitations, be treated as Shared Principal Collections and used to pay principal to other series in group one or will be paid to the holders of the transferor certificates.


     CONTROLLED ACCUMULATION PERIOD


     The "CONTROLLED ACCUMULATION PERIOD" for the Series 2000-  notes is
scheduled to begin on           200 , but may be postponed, as discussed under
"Description of Series Provisions -- Postponement of Controlled Accumulation Period" in this prospectus supplement, and ends on the earliest of:


     - the beginning of the early amortization period;


     - the payment in full of the outstanding principal balance of the Series 2000- notes; and



     - the Series 2000-  final maturity date.


If a pay out event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and the early amortization period will begin.


     On each distribution date relating to the controlled accumulation period, the indenture trustee will deposit in the principal funding account an amount equal to the least of (a) Available Principal Collections with respect to that distribution date, (b) the applicable Controlled Deposit Amount and (c) the Adjusted Invested Amount prior to any deposits on that date. If the early amortization period has not commenced, on the expected principal payment date amounts in the principal funding account will be paid:


     - first to Class A noteholders, up to the outstanding principal balance of the Class A notes;

     - then to Class B noteholders, up to the outstanding principal balance of the Class B notes; and


     - then to Class C noteholders, up to the outstanding principal balance of the Class C notes.



     During the controlled accumulation period, the portion of Available Principal Collections not applied for the payment of principal on the Class A notes, the Class B notes or the Class C notes on a distribution date generally will be treated as Shared Principal Collections for other series in group one.

     EARLY AMORTIZATION PERIOD


     The "EARLY AMORTIZATION PERIOD" for the Series 2000- notes will begin on the business day immediately before the day on which a pay out event with respect to Series 2000- occurs and ends on the earlier of:



     - the payment in full of the outstanding principal balance of the Series 2000- notes; and



     - the Series 2000-  final maturity date.


     On each distribution date relating to the early amortization period, the Class A noteholders will be entitled to receive Available Principal Collections for the related monthly period in an amount up to the outstanding principal balance of the Class A notes.

     After payment in full of the outstanding principal balance of the Class A notes, the Class B noteholders will be entitled to receive, on each distribution date relating to the early amortization period, Available Principal Collections for the related monthly period in an amount up to the outstanding principal balance of the Class B notes.


     After payment in full of the outstanding principal balance of the Class B notes, the Class C noteholders will be entitled to receive, on each distribution date relating to the early amortization period, Available Principal Collections for the related monthly period in an amount up to the outstanding principal balance of the Class C notes.


     See "-- Pay Out Events" below for a discussion of events that might lead to the commencement of the early amortization period.

POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD


     The controlled accumulation period is scheduled to last [     ] months.
However, the servicer may elect to extend the revolving period and postpone the controlled accumulation period by providing a notice to the indenture trustee. The servicer can make this election only if the number of months needed to fund the principal funding account to pay principal on the Series 2000- notes from
expected principal collections is less than [          ] months.



     On each determination date beginning in             200  and ending when
the controlled accumulation period begins, the servicer will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal funding account by the expected principal payment date and may elect to postpone the controlled accumulation period. In making its decision, the servicer is required to assume that the principal payment rate will be no greater than the lowest monthly principal payment rate for the prior twelve months and will consider the amount of principal expected to be allocable to noteholders of all other series which are expected to be amortizing or accumulating principal during the controlled accumulation period for Series 2000- . In no case will the controlled accumulation period be reduced to less than one month.



     The method for determining the number of months required to fully fund the principal funding account may be changed upon receipt of written confirmation that the change will not result in the reduction or withdrawal by any rating agency of its then-existing rating of any outstanding series or class.


SUBORDINATION

     The Class B notes and the Class C notes are subordinated to the Class A notes. Interest payments will be made on the Class A notes prior to being made on the Class B notes and the Class C notes. Interest payments will be made on the Class B notes prior to being made on the Class C notes. Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. Principal payments on the Class C notes will not begin until the Class A notes and the Class B notes have been paid in full. If principal collections allocated to your series are reallocated to pay the interest on the Class A notes, the principal amount of the Class B notes and the Class C notes may not be repaid. If principal collections allocated to your series are reallocated to pay interest on the Class B notes or the monthly servicing fee, the principal amount of the Class C notes may not be repaid. If receivables are sold after an event of default, the net proceeds of that sale which are available to pay principal on the Series 2000- notes would be paid first to the Class A notes before any remaining net proceeds would be available for payments due to the Class B notes or the Class C notes.


ALLOCATION PERCENTAGES


     Pursuant to the indenture, with respect to each monthly period, the servicer will allocate among the Invested Amount, the invested amount for all other outstanding series and the Transferor Interest, all amounts collected on finance charge receivables, all amounts collected on principal receivables and all Defaulted Amounts with respect to that monthly period. These amounts will be allocated to Series 2000- based on the Investor Percentage.



     "INVESTOR PERCENTAGE" means, for any monthly period, (a) for collections of finance charge receivables and Defaulted Amounts at any time and for collections of principal receivables during the revolving period, the Floating Investor Percentage and (b) for collections of principal receivables during the controlled accumulation period or early amortization period, the Fixed Investor Percentage.



     FLOATING INVESTOR PERCENTAGE



     Collections of finance charge receivables and Defaulted Amounts at any time and collections of principal receivables during the revolving period will be allocated to the Invested Amount based on the Floating Investor Percentage. The "FLOATING INVESTOR PERCENTAGE" means, with respect to any monthly period, the percentage equivalent of a fraction:


          (a) the numerator of which is the Adjusted Invested Amount as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, the initial Invested Amount); and

          (b) the denominator of which is the greater of:


             (i) the sum of (A) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, the aggregate amount of principal receivables in the trust as of the closing date) and (B) the principal amount on deposit in the special funding account as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date); and


             (ii) the sum of the numerators used to calculate the investor percentages for allocations with respect to finance charge receivables, Defaulted Amounts or principal receivables, as applicable, for all outstanding series on the date of determination.


     The denominator used in the calculation of Floating Investor Percentage will be adjusted as follows with respect to any monthly period in which an addition date occurs or in which a removal date occurs:



          the amount in clause (b)(i)(A) above will be:



             (1) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period, for the period from and including the first day of the prior monthly period to but excluding the related addition date or removal date, as the case may be; and



             (2) the aggregate amount of principal receivables in the trust as of the close of business on the related addition date or removal date, as the case may be, after adjusting for the aggregate amount of principal receivables added to or removed from the trust on the related addition date or removal date, as the case may be, for the period from and including the related addition date or removal date, as the case may be, to and including the last day of that monthly period.

     FIXED INVESTOR PERCENTAGE



     Collections of principal receivables during the controlled accumulation period and early amortization period will be allocated to the Invested Amount based on the Fixed Investor Percentage. The "FIXED INVESTOR PERCENTAGE" means, with respect to any monthly period, the percentage equivalent of a fraction:


          (a) the numerator of which is the Invested Amount as of the close of business on the last day of the revolving period; and

          (b) the denominator of which is the greater of:


             (i) the sum of (A) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period (or with respect to the first monthly period, the aggregate amount of principal receivables in the trust as of the closing date) and (B) the principal amount on deposit in the special funding account as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date); and



             (ii) the sum of the numerators used to calculate the investor percentages for allocations with respect to principal receivables for all outstanding series on the date of determination.



     Since the Series 2000-     notes are subject to being paired with a future
series, if a pay out event occurs with respect to such a paired series during the controlled accumulation period or the early amortization period for Series
2000-     , the transferor may, by written notice delivered to the indenture trustee and the servicer, designate a different numerator for the calculation of the Fixed Investor Percentage, provided that (x) the numerator is not less than the Adjusted Invested Amount as of the last day of the revolving period for such paired series, (y) the indenture trustee and the servicer have received written confirmation that the change will not result in the reduction or withdrawal by any rating agency of its then-existing rating of any outstanding series or class and (z) the transferor has delivered to the indenture trustee a certificate of an authorized officer to the effect that, based on the facts known to that officer at the time, in the reasonable belief of the transferor, the designation will not cause a pay out event or an event that, after the giving of notice or the lapse of time, would constitute a pay out event, to occur with respect to
Series 2000-     .



     The denominator used in the calculation of Fixed Investor Percentage will be adjusted as follows with respect to any monthly period in which an addition date occurs or in which a removal date occurs:



          the amount in clause (b)(i)(A) above will be:



             (1) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period, for the period from and including the first day of the prior monthly period to but excluding the related addition date or removal date, as the case may be; and



             (2) the aggregate amount of principal receivables in the trust as of the close of business on the related addition date or removal date, as the case may be, after adjusting for the aggregate amount of principal receivables added to or removed from the trust on the related addition date or removal date, as the case may be, for the period from and including the related addition date or removal date, as the case may be, to and including the last day of that monthly period.


     INVESTED AMOUNT DEFINITIONS


     "INVESTED AMOUNT," for any date of determination, means an amount equal to
(a) the initial outstanding principal amount of the Series 2000-     notes minus
(b) the amount of principal previously paid to the Series 2000-     noteholders,
minus (c) the excess, if any, of the aggregate amount of Investor Charge-Offs and Reallocated Principal Collections over reimbursements of these amounts as described under "-- Application of Collections -- Payment of Interest, Fees and Other Items" below.

     "ADJUSTED INVESTED AMOUNT," for any date of determination, means the (a) the Invested Amount as of that date, minus (b) the amount on deposit in the principal funding account for that date.

REALLOCATED PRINCIPAL COLLECTIONS


     On each distribution date, if the sum of Class A interest, Class B interest and the monthly servicing fee cannot be paid from Available Finance Charge Collections as described below under "-- Application of Collections," then collections of principal receivables allocated to the Invested Amount will be available to pay these amounts, in an amount equal to the Reallocated Principal Collections, and the Invested Amount will be reduced accordingly. A reduction in the Invested Amount will reduce the allocation of finance charge and principal collections to your series.



     "REALLOCATED PRINCIPAL COLLECTIONS" means, for any monthly period, collections of principal receivables received during that monthly period and applied to pay interest on the Class A notes, the Class B notes or the monthly servicing fee in an amount not to exceed the sum of:


     - the lower of:


        - the excess of the amounts needed to pay current and past due Class A Monthly Interest and Class A Additional Interest as described under "-- Application of Collections -- Payment of Interest, Fees and Other Items" below over the Available Finance Charge Collections applied to pay these amounts; and



        - the greater of (a)(x) the product of (I) [     ]% and (II) the initial
          Invested Amount minus (y) the amount of unreimbursed Investor Charge-Offs (after giving effect to Investor Charge-Offs for the related monthly period) and unreimbursed Reallocated Principal Collections (as of the previous distribution date) and (b) zero; plus


     - the lower of:


        - the excess of the amounts needed to pay (A) current and past due Class B Monthly Interest and Class B Additional Interest and (B) the current and past due monthly servicing fee, in each case as described under "-- Application of Collections -- Payments of Interest, Fees and Other Items" below over the Available Finance Charge Collections applied to pay these amounts; and



        - the greater of (a)(x) the product of (I) [     ]% and (II) the initial
          Invested Amount minus (y) the amount of unreimbursed Investor Charge-Offs (after giving effect to Investor Charge-Offs for the related monthly period) and unreimbursed Reallocated Principal Collections (as of the previous distribution date and after giving effect to the allocation of Reallocated Principal Collections to make required interest payments for Class A on the then-current distribution date) and (b) zero.


APPLICATION OF COLLECTIONS

     PAYMENT OF INTEREST, FEES AND OTHER ITEMS


     On each distribution date, the servicer will direct the indenture trustee to apply Available Finance Charge Collections on deposit in the collection account in the following order:



     - an amount equal to the Class A Monthly Interest plus Class A Additional Interest due for the related distribution date, and in each case past due for any prior distribution dates, will be paid to the Class A noteholders on that distribution date;



     - an amount equal to the Class B Monthly Interest plus Class B Additional Interest due for the related distribution date, and in each case past due for any prior distribution dates, will be paid to the Class B noteholders on that distribution date;

     - an amount equal to the monthly servicing fee due for the related distribution date, and past due for any prior distribution date, will be paid to the servicer;


     - an amount equal to the Class C Monthly Interest plus Class C Additional Interest due for the related distribution date, and in each case past due for any prior distribution dates, will be paid to the Class C noteholders on that distribution date;


     - an amount equal to the Investor Default Amount, if any, for the related monthly period, will be treated as Available Principal Collections;

     - an amount equal to the sum of the Investor Charge-Offs and the amount of unreimbursed Reallocated Principal Collections will be treated as Available Principal Collections;

     - on and after the reserve account funding date, an amount equal to the excess, if any, of the Required Reserve Account Amount over the amount then on deposit in the reserve account will be deposited into the reserve account;

     - an amount equal to the excess, if any, of the Required Spread Account Amount over the amount then on deposit in the spread account will be deposited into the spread account;


     - any other amounts the trust may be liable for from time to time that are not otherwise provided for above will be applied by the indenture trustee; and


     - all remaining amounts will be treated as Excess Finance Charge Collections and will be available to cover any shortfalls in finance charge collections for other outstanding series in group one and, after payment of these shortfalls, the remaining amount will be paid to the holders of the transferor certificates.


     In the event that Available Finance Charge Collections for any monthly period are insufficient to pay Class C Monthly Interest and Class C Additional Interest when due, a draw will be made from amounts available in the spread account and will be paid to the Class C noteholders on the related distribution date.



     "CLASS A MONTHLY INTEREST" with respect to any distribution date will equal the product of (a) the Class A note interest rate for the related interest period, [(b) the actual number of days in that interest period divided by 360] and (c) the outstanding principal balance of the Class A notes as of the close of business on the last day of the prior monthly period or, with respect to the first distribution date, the outstanding principal balance of the Class A notes as of the closing date.



     "CLASS B MONTHLY INTEREST" with respect to any distribution date will equal the product of (a) the Class B note interest rate for the related interest period, [(b) the actual number of days in that interest period divided by 360] and (c) the outstanding principal balance of the Class B notes as of the close of business on the last day of the prior monthly period or, with respect to the first distribution date, the outstanding principal balance of the Class B notes as of the closing date.



     "CLASS C MONTHLY INTEREST" with respect to any distribution date will equal the product of (a) the Class C note interest rate for the related interest period, [(b) the actual number of days in that interest period divided by 360] and (c) the outstanding principal balance of the Class C notes as of the close of business on the last day of the prior monthly period or, with respect to the first distribution date, the outstanding principal balance of the Class C notes as of the closing date.


     "MONTHLY INTEREST" with respect to any distribution date will equal the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest for that distribution date.

     PAYMENTS OF PRINCIPAL

     On each distribution date, the servicer will direct the indenture trustee to apply Available Principal Collections on deposit in the collection account in the following priority:

          (a) on each distribution date with respect to the revolving period, all Available Principal Collections will be treated as Shared Principal Collections and applied as described under "Description of Series Provisions -- Shared Principal Collections and Transferor Principal Collections" in this prospectus supplement and "Description of the Notes -- Shared Principal Collections and Transferor Principal Collections" in the accompanying prospectus;

          (b) on each distribution date with respect to the controlled accumulation period and the early amortization period, all Available Principal Collections will be distributed or deposited in the following priority:

             (i) during the controlled accumulation period, an amount equal to Monthly Principal will be deposited in the principal funding account;


             (ii) during the early amortization period, an amount equal to Monthly Principal will be distributed to the paying agent for payment to the Class A noteholders until the outstanding principal balance of the Class A notes has been paid in full;


             (iii) during the early amortization period, an amount equal to Monthly Principal will, after the outstanding principal balance of the Class A notes has been paid in full, be distributed to the paying agent for payment to the Class B noteholders until the outstanding principal balance of the Class B notes has been paid in full; and

             (iv) during the early amortization period, an amount equal to Monthly Principal will, after the outstanding principal balances of the Class A notes and the Class B notes have been paid in full, be distributed to the paying agent for payment to the Class C noteholders until the outstanding principal balance of the Class C notes has been paid in full;


          (c) on each distribution date with respect to the controlled accumulation period and the early amortization period, the balance of Available Principal Collections not applied as described in (b) above, if any, will be treated as Shared Principal Collections and applied as described under "Description of Series Provisions -- Shared Principal Collections and Transferor Principal Collections" in this prospectus supplement and "Description of the Notes -- Shared Principal Collections and Transferor Principal Collections" in the accompanying prospectus.


     "MONTHLY PRINCIPAL" with respect to any distribution date will equal the least of (i) the Available Principal Collections on deposit in the collection account with respect to that distribution date, (ii) for each distribution date with respect to the controlled accumulation period, the Controlled Deposit Amount for that distribution date and (iii) the Adjusted Invested Amount (as adjusted for any Investor Charge-Offs and Reallocated Principal Collections on that distribution date) prior to any deposits into the principal funding account on that distribution date.


     "CONTROLLED DEPOSIT AMOUNT" means, for any distribution date with respect to the controlled accumulation period, the sum of the Controlled Accumulation Amount for that distribution date and the Accumulation Shortfall, if any.



     "CONTROLLED ACCUMULATION AMOUNT" means, for any distribution date with
respect to the controlled accumulation period, $     . However, if the
commencement of the controlled accumulation period is postponed as described above under "-- Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each distribution date with respect to the controlled accumulation period and will be determined by the servicer in accordance with the Series 2000- indenture supplement based on the principal payment rates for the accounts, on the invested amounts of other series (other than certain excluded series) which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the controlled accumulation period and on the availability of Shared Transferor Principal Collections as described under "-- Shared Principal Collections and Transferor Principal Collections" below.


     "ACCUMULATION SHORTFALL" means:

          (a) on the first distribution date during the controlled accumulation period, the excess, if any, of the Controlled Accumulation Amount for that distribution date over the amount deposited in the principal funding account on that distribution date; and

          (b) on each subsequent distribution date during the controlled accumulation period, the excess, if any, of the applicable Controlled Accumulation Amount for that subsequent distribution date plus any Accumulation Shortfall for the prior distribution date over the amount deposited in the principal funding account on that subsequent distribution date.

SHARED EXCESS FINANCE CHARGE COLLECTIONS


     Collections of finance charge receivables -- and other amounts treated like collections of finance charge receivables -- in excess of the amount required to make payments or deposits for your series will be made available to other series included in group one whose allocation of finance charge collections is not sufficient to make its required payments or deposits. We call these collections "EXCESS FINANCE CHARGE COLLECTIONS." If your series of outstanding notes requires more finance charge collections than allocated through the Investor Percentage, it will have access to finance charge collections -- and other amounts treated like finance charge collections -- from other series in group one in excess of the amount required to make payments or deposits for that series. Each series of outstanding notes that is part of group one and has a shortfall will receive a share of the total amount of Excess Finance Charge Collections available for that month based on the amount of shortfall for that series divided by the total shortfall for all series for that same month.


SHARED PRINCIPAL COLLECTIONS AND TRANSFEROR PRINCIPAL COLLECTIONS

     Collections of principal receivables for any monthly period allocated to the Invested Amount will first be used to cover, during the controlled accumulation period, deposits of the applicable Controlled Deposit Amount to the principal funding account, and during the early amortization period, payments to the noteholders. The servicer will determine the amount of collections of principal receivables for any monthly period allocated to the Invested Amount remaining after covering required payments to the noteholders and any similar amount remaining for any other series in group one ("SHARED PRINCIPAL COLLECTIONS"). The servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to noteholders and deposits to principal funding accounts, if any, for any series in group one which have not been covered out of the collections of principal receivables allocable to the other series in group one and certain other amounts for those series ("PRINCIPAL SHORTFALLS"). Shared Principal Collections will not be used to cover investor charge-offs for any series. If Principal Shortfalls exceed Shared Principal Collections for any monthly period, Shared Principal Collections will be allocated pro rata among the applicable series in group one based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will, subject to certain limitations, be paid to the holders of the transferor certificates.


     In addition, the servicer will, under the terms of the indenture, determine the amount of collections of principal receivables for any monthly period allocated to the Transferor Interest but not due to the holder of any participation in the transferor certificates or the holder of any supplemental certificate, and other amounts payable to the transferor with respect to collections of principal receivables ("SHARED TRANSFEROR PRINCIPAL COLLECTIONS"). Shared Transferor Principal Collections will be applied, if necessary, to cover payments of principal due to noteholders during the controlled accumulation period and the early amortization period that have not been covered out of collections of principal receivables allocated to Series 2000- and certain other amounts and Shared Principal Collections. To the extent Principal Shortfalls for series designated to receive Shared Transferor Principal Collections exceed Shared Principal Collections allocable to each of these series and Shared Transferor Principal Collections, for any monthly period, Shared Transferor Principal Collections will be allocated pro rata among the applicable series in group one based on the remaining Principal Shortfalls for each of these series.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

     The Investor Default Amount represents the series' share of losses from the trust portfolio. On each distribution date, the servicer will calculate the "INVESTOR DEFAULT AMOUNT" by multiplying:

     - the Floating Investor Percentage for that month, by

     - the "DEFAULTED AMOUNT," which is the total amount of principal receivables (other than ineligible receivables) in the trust that were charged-off for that month.


If the Investor Default Amount exceeds the amount of finance charge collections allocated to fund this amount for the prior month, then the Invested Amount will be reduced by the excess as an "INVESTOR CHARGE-OFF." In no event, however, will the Invested Amount be reduced below zero. These reductions in the Invested Amount may be reimbursed from subsequent finance charge collections allocated for reimbursement, if available, as described above under "-- Application of Collections -- Payments of Interest, Fees and Other Items." If the Invested Amount is reduced to zero, your series will not receive any further allocations of finance charge and principal collections.


PRINCIPAL FUNDING ACCOUNT


     The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the "PRINCIPAL FUNDING ACCOUNT." During the controlled accumulation period, the indenture trustee, at the direction of the servicer, will transfer Available Principal Collections from the collection account to the principal funding account as described under "-- Application of Collections -- Payments of Principal" in this prospectus supplement.



     Funds on deposit in the principal funding account will be invested to the following distribution date by the indenture trustee at the direction of the servicer in eligible investments. On each distribution date with respect to the controlled accumulation period and on the first distribution date with respect to the early amortization period, investment earnings (net of losses and investment expenses) on funds on deposit in the principal funding account (the "PRINCIPAL FUNDING INVESTMENT PROCEEDS") will be deposited in the collection account and included in Available Finance Charge Collections for the related interest period. If, for any distribution date, the Principal Funding Investment Proceeds are less than the sum of:



          (a) the product of (i) the balance of the principal funding account, up to the outstanding principal balance of the Class A notes, on the record date immediately preceding that distribution date, (ii) the Class A note interest rate for the related interest period [and (iii) the number of days in the related interest period divided by 360], plus



          (b) the product of (i) the balance of the principal funding account in excess of the outstanding principal balance of the Class A notes on the record date immediately preceding that distribution date, (ii) the Class B note interest rate for the related interest period [and (iii) the number of days in the related interest period divided by 360], plus



          (c) the product of (i) the balance of the principal funding account in excess of the aggregate of the outstanding principal balance of the Class A notes and the Class B notes on the record date immediately preceding that distribution date, (ii) the Class C note interest rate for the related interest period [and (iii) the number of days in the related interest period divided by 360], then the indenture trustee will withdraw the shortfall, called the "RESERVE DRAW AMOUNT," to the extent required and available, from the reserve account and deposit it in the collection account for use as Available Finance Charge Collections.

RESERVE ACCOUNT


     The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the "RESERVE ACCOUNT." The reserve account is established to assist with the subsequent distribution of interest on the notes during the controlled accumulation period and on the first distribution date with respect to the early amortization period. On each distribution date from and after the reserve account funding date, but prior to the termination of the reserve account, the indenture trustee, at the direction of the servicer, will apply Available Finance Charge Collections allocated to the Series 2000- notes (to the extent described above under "-- Application of Collections -- Payment of Interest, Fees and Other Items") to increase the amount on deposit in the reserve account (to the extent that amount is less than the Required Reserve Account Amount).


     The "RESERVE ACCOUNT FUNDING DATE" will be the distribution date with respect to the monthly period which commences no later than three months prior to the commencement of the controlled accumulation period, or an earlier date as the servicer may determine.


     The "REQUIRED RESERVE ACCOUNT AMOUNT" for any distribution date on or after the reserve account funding date will be equal to (a) [0.5%] of the outstanding principal balance of the Series 2000-notes or (b) any other amount designated by the transferor; except that if the designation is of a lesser amount, the transferor will provide the servicer and the indenture trustee with written confirmation that the designation will not result in the reduction or withdrawal by any rating agency of its then-existing rating of any outstanding series or class and the transferor will deliver to the indenture trustee a certificate of an authorized officer of the transferor to the effect that, based on the facts known to that officer at the time, in the reasonable belief of the transferor, the designation will not cause a pay out event or an event that, after the giving of notice or the lapse of time, would cause a pay out event to occur with respect to Series 2000- .



     On each distribution date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that distribution date, the indenture trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the Required Reserve Account Amount, will deposit the excess in the spread account to the extent that funds available in the spread account are less than the Required Spread Account Amount and will distribute any remaining excess to the holders of the transferor certificates. Any amounts withdrawn from the reserve account and distributed to the holders of the transferor certificates as described above will not be available for distribution to the noteholders.



     So long as the reserve account is not terminated as described below, all amounts on deposit in the reserve account on any distribution date (after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that distribution date) will be invested to the following distribution date by the indenture trustee at the direction of the servicer in eligible investments. The interest and other investment income (net of losses and investment expenses) earned on these investments will be retained in the reserve account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the collection account and treated as Available Finance Charge Collections.



     On or before each distribution date with respect to the controlled accumulation period and on or before the first distribution date with respect to the early amortization period, a withdrawal will be made from the reserve account, and the amount of this withdrawal will be deposited in the collection account and included as Available Finance Charge Collections, as provided in the Series 2000- indenture supplement, for that distribution date in an aggregate amount equal to the least of (a) the amount then on deposit in the reserve account with respect to that distribution date, (b) the Required Reserve Account Amount and (c) the reserve draw amount with respect to that distribution date. However, the amount of the withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the reserve account on that distribution date.

     The reserve account will be terminated upon the earliest to occur of:

     - the first distribution date for the early amortization period;

     - the expected principal payment date; and

     - the termination of the trust.


     Upon the termination of the reserve account, all amounts on deposit in the reserve account (after giving effect to any withdrawal from the reserve account on that date as described above) will be deposited in the spread account to the extent that funds available in the spread account are less than the Required Spread Account Amount and any remaining amounts will be distributed to the holders of the transferor certificates. Any amounts withdrawn from the reserve account and distributed to the holders of the transferor certificates as described above will not be available for distribution to the noteholders.


SPREAD ACCOUNT


     The indenture trustee will establish and maintain a segregated trust account held for the benefit of the Class C noteholders to serve as the "SPREAD ACCOUNT." Amounts on deposit in the spread account will be used (a) to fund shortfalls in interest payments on the Class C notes and (b) on the Series 2000- final maturity date, to fund any shortfall in payment of the outstanding principal balance of the Class C notes.



     The spread account initially will not be funded, but will be funded by (a) Available Finance Charge Collections, as described above under "-- Application of Collections -- Payment of Interest, Fees and Other Items," and (b) amounts, if any, withdrawn from the reserve account and deposited into the spread account on any distribution date, as described above under "-- Reserve Account."



     The "REQUIRED SPREAD ACCOUNT AMOUNT" will be determined on each distribution date as follows:



     - Prior to an event of default and acceleration of your notes, the Required Spread Account Amount for any date of determination will be equal to the product of (a) the Spread Account Percentage in effect on that date of determination and (b) the initial Invested Amount, but will not exceed the outstanding principal balance of the Class C notes minus the excess, if any, of the principal funding account balance over the sum of the outstanding principal balances of the Class A notes and the Class B notes on that date of determination.



     - After an event of default and acceleration of your notes, the Required Spread Account Amount for any distribution date will be equal to the sum of (a) the amount on deposit in the spread account on that distribution date plus (b) Investor Finance Charge Collections for that distribution date available immediately after funding the reserve account plus (c) amounts on deposit in the reserve account in excess of the Required Reserve Account Amount. However, following an event of default for your series, if the maturity of your notes is not accelerated, the Required Spread Account Amount will not be increased to an amount greater than the outstanding principal amount of your series of notes.



     The "SPREAD ACCOUNT PERCENTAGE" will be determined as follows:


       IF THE QUARTERLY EXCESS SPREAD PERCENTAGE IS          THEN, THE SPREAD ACCOUNT
GREATER THAN OR EQUAL TO:                LESS THAN:           PERCENTAGE WILL EQUAL:
-------------------------   AND   ------------------------   ------------------------
         [--]%                              --                          0
         [--]%                             [--]%                      [--]%
         [--]%                             [--]%                      [--]%
         [--]%                             [--]%                      [--]%
          --                               [--]%                      [--]%


However, if a pay out event for Series 2000- has occurred, the Spread Account Percentage will be [--]%.

     After the Spread Account Percentage has been increased above zero as specified in the table above, it will remain at the specified percentage until:

          (a) further increased to a higher required percentage as specified above, or


          (b) the distribution date on which the Quarterly Excess Spread Percentage has increased to a level above that for the then current Spread Account Percentage, in which case the Spread Account Percentage will be decreased to the appropriate percentage as specified above (or, if the Excess Spread Percentage is greater than or equal to [--]%, the Spread Account Percentage will be zero and the Required Spread Account Amount will be zero).



However, if a pay out event with respect to Series 2000- has occurred, the Spread Account Percentage will equal [--]% (as provided in the definition of Spread Account Percentage above) and may not be subsequently reduced.


     The "QUARTERLY EXCESS SPREAD PERCENTAGE" will be determined as follows:

   For the [Month 1] 2000                The Modified Excess Spread Percentage
      distribution date:

   For the [Month 2] 2000     The Modified Excess Spread Percentage for the first monthly
      distribution date:      period, plus the Excess Spread Percentage for the [Month 1]
                                                  2000 monthly period
                              ------------------------------------------------------------
                                                           2

   For the [Month 3] 2000     The Modified Excess Spread Percentage for the first monthly
      distribution date:      period, plus the Excess Spread Percentage for the [Month 1]
                               2000 monthly period, plus the Excess Spread Percentage for the [Month 2] 2000 monthly period
                              ------------------------------------------------------------
                                                           3

     For each following         The sum of the Excess Spread Percentages for the 3 prior
      distribution date:                            monthly periods
                              ------------------------------------------------------------
                                                           3


     The "EXCESS SPREAD PERCENTAGE" for any monthly period will be the amount, if any, by which the Portfolio Yield exceeds the Base Rate.


     The "MODIFIED EXCESS SPREAD PERCENTAGE" will be calculated for the first monthly period in accordance with the Series 2000- indenture supplement based on collections of finance charge receivables for that monthly period in relation to the amount of interest and servicing fee accrued for the first distribution date.


     Funds on deposit in the spread account will be invested at the direction of the servicer in eligible investments. For purposes of the spread account, the reference in the definition of eligible investments to a rating in the "highest rating category" refers to a rating of at least A-2 by Standard & Poor's, P-2 by Moody's or F2 by Fitch. Investment earnings (net of losses and investment expenses) will not, except as otherwise indicated in this prospectus supplement, be deposited into the spread account and will be paid to the holders of the transferor certificates. However, after an event of default relating to your series of notes, these investment earnings will be available for payment to holders of the Class C notes.


SPREAD ACCOUNT DISTRIBUTIONS

     If on any distribution date, the interest to be paid on the Class C notes exceeds the amount allocated to pay that interest, the indenture trustee, at the instruction of the servicer, will withdraw from the spread account the lesser of
(i) the amount on deposit in the spread account (including investment earnings to the extent necessary to fund that excess) and (ii) the amount of the excess, and will deposit that amount into the collection account for payment of interest on the Class C notes.

     On the Series 2000- final maturity date, funds available in the spread account (after giving effect to any withdrawals to be made as discussed in the preceding paragraph) will be used to fund any shortfall in the payment of the outstanding principal balance of the Class C notes. On any day following an event of default and an acceleration of the notes, funds available in the spread account will be used to fund any shortfalls in amounts owed on the Class C notes, the Class A notes and the Class B notes, in that order of priority.



     Funds on deposit in the spread account on any distribution date, after giving effect to all withdrawals from and deposits to the spread account on that date, in excess of the Required Spread Account Amount will be paid to the holders of the transferor certificates. On the date on which all amounts due to the noteholders from the spread account have been paid in full, all amounts, if any, then remaining in the spread account will be distributed to the holders of the transferor certificates.


PAIRED SERIES


     Your series of notes may be paired with one or more series of notes issued at a later time once the controlled accumulation period for your series begins. We call each of these later issued series a "PAIRED SERIES." All or a portion of a paired series may be pre-funded with an initial deposit to a funding account that is for the sole benefit of the paired series; in the alternative, a paired series may have a principal amount that can be increased. Once your series is paid in full, if there have been no unreimbursed investor charge-offs for any paired series, the invested amount of the paired series will be increased by an amount up to the full Invested Amount of your series. The issuance of the paired series will be subject to the conditions described under "Description of the Notes -- New Issuances" in the accompanying prospectus.


     We cannot assure you that the terms of any paired series will not have an impact on the calculation of the Investor Percentage or the timing or amount of payments received by you as a Series 2000- noteholder. The extent to which the timing or amount of payments received by you may be affected will depend on many factors, only one of which is a change in the calculation of the Investor Percentage.

PAY OUT EVENTS


     As described above, the revolving period will continue through           ,
200 , unless that date is postponed as described under "-- Postponement of Controlled Accumulation Period" in this prospectus supplement or a pay out event occurs prior to that date.


     A "PAY OUT EVENT" refers to any of the following events:


          (a) failure by the transferor (i) to make any payment or deposit on the date required to be made by the transferor under the transfer and servicing agreement, the indenture or the Series 2000- indenture supplement within the applicable grace period which shall not exceed five days or (ii) to observe or perform any other covenants or agreements of the transferor set forth in the transfer and servicing agreement, the indenture or the Series 2000- indenture supplement, which failure has a material adverse effect on the Series 2000- noteholders and which continues unremedied for a period of sixty days after written notice of the failure, requiring the same to be remedied;



          (b) any representation or warranty made by the transferor in the transfer and servicing agreement, or any information required to be given by the transferor to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of sixty days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period; except that a pay out event pursuant to this subparagraph (b) will not occur if the transferor has accepted reassignment of the related receivable or all related receivables, if applicable, during the designated period in accordance with the provisions of the transfer and servicing agreement;

          (c) a failure by the transferor to convey receivables in additional accounts or participations to the trust within five business days after the date required by the transfer and servicing agreement;



          (d) any servicer default occurs;


          (e) the average of the Portfolio Yields for any three consecutive monthly periods is less than the average of the Base Rates for the same monthly periods;

          (f) insufficient moneys are available to pay in full the outstanding principal balances of all the Series 2000- notes on the expected principal payment date;


          (g) certain bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor (including any additional transferor), ACCS or the bank, unless each rating agency provides written confirmation that the removal of the bank from this pay out event will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class;


          (h) the transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement;

          (i) the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or


          (j) an event of default for Series 2000- and an acceleration of the maturity of the Series 2000- notes occurs under the indenture.



     In the case of any event described in clause (a), (b) or (d) above, a pay out event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the Series 2000- noteholders evidencing interests aggregating more than 50% of the aggregate unpaid principal amount of the Series 2000- notes, by written notice to the transferor and the servicer (and to the indenture trustee if given by the Series 2000- noteholders), declare that a pay out event has occurred with respect to the Series 2000- notes as of the date of the notice.



     In the case of any event described in clause (g), (h) or (i), a pay out event with respect to all series then outstanding, and in the case of any event described in clause (c), (e), (f) or (j), a pay out event with respect to only the Series 2000- notes, will occur without any notice or other action on the part of the indenture trustee or the Series 2000- noteholders immediately upon the occurrence of the event.



     On the business day immediately before the date on which a pay out event is deemed to have occurred, the early amortization period will begin.


     See "Description of the Notes -- Pay Out Events" in the accompanying prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the transferor.

     The term "BASE RATE" means, with respect to any monthly period, the annualized percentage equivalent of a fraction:


     - the numerator of which is the sum of the Monthly Interest and the monthly servicing fee, each for the related distribution date; and



     - the denominator of which is the outstanding principal balance of the Series 2000- notes as of the first day of that monthly period.


     The term "PORTFOLIO YIELD" means, with respect to any monthly period, the annualized percentage equivalent of a fraction:


     - the numerator of which is the sum of Investor Finance Charge Collections, Principal Funding Investment Proceeds and amounts withdrawn from the reserve account, if any, deposited in the collection account and allocable to the Series 2000- notes for that monthly period, calculated on a cash basis after subtracting the Investor Default Amount for that monthly period; and



     - the denominator of which is the outstanding principal balance of the Series 2000- notes as of the first day of that monthly period.

However, Excess Finance Charge Collections that are allocated to Series 2000-may be added to the numerator in the definition of Portfolio Yield above if (a) the transferor provides each rating agency with ten business days advance written notice and (b) Standard & Poor's provides written confirmation that this action will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class.


EVENTS OF DEFAULT


     The events of default for Series 2000- , as well as the rights and remedies available to the indenture trustee and the Series 2000- noteholders when an event of default occurs, are described under "The Indenture -- Events of Default; Rights upon Event of Default" in the accompanying prospectus.



     In the case of an event of default involving certain bankruptcy, insolvency or similar events relating to the trust, the principal amount of the Series 2000- notes automatically will be deemed to be immediately due and payable. If any other event of default for Series 2000- occurs, the indenture trustee or the holders of a majority of the then-outstanding principal balance of the Series 2000- notes may declare the Series 2000- notes to be immediately due and payable. If the Series 2000- notes are accelerated, you may receive principal prior to the expected principal payment date for your notes.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES


     The share of the servicing fee allocable to the Invested Amount with respect to any distribution date (the "MONTHLY SERVICING FEE") will be equal to one-twelfth of the product of (a) 2.0% and (b) (i) the Adjusted Invested Amount as of the last day of the monthly period preceding that distribution date, minus
(ii) the product of the amount, if any, on deposit in the special funding account as of the last day of the monthly period preceding that distribution date and the Floating Investor Percentage with respect to that monthly period. However, with respect to the first distribution date, the monthly servicing fee
will equal $[     ].


     The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the transfer and servicing agreement, the indenture or the Series 2000- indenture supplement to be payable by the trust or the noteholders other than federal, state and local income and franchise taxes, if any, of the trust.

REPORTS TO NOTEHOLDERS

     On each distribution date, the paying agent, on behalf of the indenture trustee will forward to each noteholder of record, a statement prepared by the servicer setting forth the items described in "Description of the Notes -- Reports to Noteholders" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which the plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code (collectively, "PLANS"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of "plan assets" of any Plan ("PLAN ASSETS"). ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons ("parties in interest" under ERISA and "disqualified persons" under the Code, collectively, "PARTIES IN INTEREST") who have certain specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Subject to the considerations described below and in the accompanying Prospectus, the notes are eligible for purchase with Plan Assets of any Plan.

     Any fiduciary or other Plan investor considering whether to purchase the notes with Plan Assets of any Plan should determine whether that purchase is consistent with its fiduciary duties and whether that purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code because any of the transferor, the servicer, the indenture trustee, the owner trustee or any other party may be Parties in Interest with respect to the investing Plan and may be deemed to be benefiting from the issuance of the notes. If the transferor or the servicer is a Party in Interest with respect to the prospective Plan investor, any fiduciary or other Plan investor considering whether to purchase or hold the notes should consult with its counsel regarding the availability of exemptive relief under U.S. Department of Labor ("DOL") Prohibited Transaction Class Exemption ("PTCE") 96-23 (relating to transactions determined by "in-house asset managers"), 95-60 (relating to transactions involving insurance company general accounts), 91-38 (relating to transactions involving bank collective investment funds), 90-1 (relating to transactions involving insurance company pooled separate accounts) or 84-14 (relating to transactions determined by independent "qualified professional asset managers") or any other prohibited transaction exemption issued by the DOL. A purchaser of the notes should be aware, however, that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

     In addition, under DOL Regulation Section 2510.3-101 (the "PLAN ASSET REGULATION"), the purchase with Plan Assets of equity interests in the issuer could, in certain circumstances, cause the receivables and other assets of the issuer to be deemed Plan Assets of the investing Plan which, in turn, would subject the issuer and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Nevertheless, because the notes (a) are expected to be treated as indebtedness under local law and will, in the opinion of Special Tax Counsel, be treated as debt, rather than equity, for federal tax purposes (see "Federal Income Tax Consequences -- Tax Characterization of the Trust and the
Notes -- Treatment of the Notes as Debt" in the accompanying prospectus), and
(b) should not be deemed to have any "substantial equity features," purchases of the notes with Plan Assets should not be treated as equity investments and, therefore, the receivables and other assets included as assets of the issuer should not be deemed to be Plan Assets of the investing Plans. Those conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

     The notes may not be purchased or held by any Plan, or any person investing Plan Assets of any Plan, if any of the transferor, the servicer, the indenture trustee, the owner trustee or any of their respective affiliates (a) has investment or administrative discretion with respect to the Plan Assets used to effect the purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan Assets, for a fee and pursuant to an agreement or understanding that the advice (1) will serve as a primary basis for investment decisions with respect to the Plan Assets, and (2) will be based on the particular investment needs of that Plan; or (c) unless PTCE 95-60, 91-38 or 90-1 is applicable, is an employer maintaining or contributing to that Plan. Each purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding thereof that it is not subject to the foregoing limitation.

Any fiduciary or other Plan investor considering whether to purchase any notes on behalf of or with Plan Assets of any Plan should consult with its counsel and refer to this prospectus supplement for guidance regarding the ERISA considerations applicable to the notes offered by this prospectus supplement and the accompanying prospectus.

                                  UNDERWRITING


     Subject to the terms and conditions set forth in an underwriting agreement
dated             , 2000 (the "UNDERWRITING AGREEMENT") between the transferor and the underwriters named below (the "UNDERWRITERS"), the transferor has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:


                                                              PRINCIPAL AMOUNT OF
CLASS A UNDERWRITERS                                             CLASS A NOTES
--------------------                                          -------------------
                                                                 $
                                                                 ------------
          Total.............................................     $
                                                                 ============

                                                              PRINCIPAL AMOUNT OF
CLASS B UNDERWRITERS                                             CLASS B NOTES
--------------------                                          -------------------
                                                                 $
                                                                 ------------
          Total.............................................     $
                                                                 ============

                                                              PRINCIPAL AMOUNT OF
CLASS C UNDERWRITERS                                             CLASS C NOTES
--------------------                                          -------------------
                                                                 $
                                                                 ------------
          Total.............................................     $
                                                                 ============


     In the underwriting agreement, the underwriters of the Class A notes (the "CLASS A UNDERWRITERS") have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class A notes offered hereby if any of the Class A notes are purchased, the underwriters of the Class B notes (the "CLASS B UNDERWRITERS") have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class B notes offered hereby if any of the Class B notes are purchased and the underwriters of the Class C notes (the "CLASS C UNDERWRITERS") have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class C notes offered hereby if any of the Class C notes are purchased.


     The Class A underwriters propose initially to offer the Class A notes to
the public at [     ]% of their principal amount and to certain dealers at that
price less concessions not in excess of [     ]% of the principal amount of the
Class A notes. The Class A underwriters may allow, and the dealers may reallow,
concessions not in excess of [     ]% of the principal amount of the Class A
notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A underwriters.

     The Class B underwriters propose initially to offer the Class B notes to
the public at [     ]% of their principal amount and to certain dealers at that
price less concessions not in excess of [     ]% of the principal amount of the
Class B notes. The Class B underwriters may allow, and the dealers may reallow,
concessions not in excess of [     ]% of the principal amount of the Class B
notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B underwriters.

     The Class C underwriters propose initially to offer the Class C notes to
the public at [     ]% of their principal amount and to certain dealers at that
price less concessions not in excess of [     ]% of the
principal amount of the Class C notes. The Class C underwriters may allow, and
the dealers may reallow, concessions not in excess of [     ]% of the principal
amount of the Class C notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class C underwriters.

     We will receive proceeds of approximately $[     ] from the sale of the
notes (representing [     ]% of the principal amount of each Class A note,
[     ]% of the principal amount of each Class B note and [     ]% of the
principal amount of each Class C note) after paying the underwriting discount of
$[     ] (representing [     ]% of the principal amount of each Class A note,
[     ]% of the principal amount of each Class B note and [     ]% of the
principal amount of each Class C note). Additional offering expenses are
estimated to be $[     ].

     Each underwriter has represented and agreed that:

          (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

          (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of the notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom that document may otherwise lawfully be issued or passed on;

          (c) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the accompanying Prospectus if that person is of a kind described either in
     Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

          (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

     The transferor will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect thereof.

     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of those transactions. Neither the transferor nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

                                 LEGAL MATTERS


     Certain legal matters relating to the issuance of the Series 2000- notes will be passed upon for the transferor by Michael J. Forde, Vice President and Assistant General Counsel of Associates First Capital Corporation, and by Orrick, Herrington & Sutcliffe LLP, Washington, D.C., special counsel to the transferor. Mr. Forde currently owns shares of the Class A common stock of Associates First Capital Corporation and options to acquire additional shares. Certain legal matters relating to the issuance of the Series 2000- notes under the laws of the State of Delaware will be passed upon for the transferor by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters relating to the federal tax consequences of the issuance of the Series 2000-notes will be passed upon for the transferor by Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to the issuance of the Series 2000- notes will be passed upon for the underwriters by Mayer, Brown & Platt, Chicago, Illinois.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT


TERMS                                   PAGE
-----                                   ----
ACCR..................................  S-15
ACCS..................................  S-14
Accumulation Shortfall................  S-25
Adjusted Invested Amount..............  S-22
AFCC..................................  S-14
Available Finance Charge
  Collections.........................  S-17
Available Principal Collections.......  S-18
bank..................................  S-14
Base Rate.............................  S-31
business day..........................  S-17
Class A Additional Interest...........  S-17
Class A Monthly Interest..............  S-23
Class A note interest rate............  S-16
Class A underwriters..................  S-34
Class B Additional Interest...........  S-17
Class B Monthly Interest..............  S-23
Class B note interest rate............  S-16
Class B underwriters..................  S-34
Class C Additional Interest...........  S-17
Class C Monthly Interest..............  S-23
Class C note interest rate............  S-16
Class C underwriters..................  S-34
closing date..........................  S-15
Controlled Accumulation Amount........  S-24
controlled accumulation period........  S-18
Controlled Deposit Amount.............  S-24
Defaulted Amount......................  S-26
distribution date.....................  S-17
DOL...................................  S-33
early amortization period.............  S-19
ERISA.................................  S-32
Excess Finance Charge Collections.....  S-25
Excess Spread Percentage..............  S-29
expected principal payment date.......  S-13
Fixed Investor Percentage.............  S-21
Floating Investor Percentage..........  S-20
Interchange...........................   S-9
interest period.......................  S-16
Invested Amount.......................  S-21
Investor Charge-Off...................  S-26
Investor Default Amount...............  S-26
Investor Finance Charge Collections...  S-17



TERMS                                   PAGE
-----                                   ----
Investor Percentage...................  S-20
LIBOR.................................  S-16
LIBOR determination date..............  S-16
London business day...................  S-16
Modified Excess Spread Percentage.....  S-29
Monthly Interest......................  S-23
monthly period........................  S-17
Monthly Principal.....................  S-24
monthly servicing fee.................  S-32
paired series.........................  S-30
Parties in Interest...................  S-33
pay out event.........................  S-30
Plan Asset Regulation.................  S-33
Plan Assets...........................  S-32
Plans.................................  S-32
Portfolio Yield.......................  S-31
principal funding account.............  S-26
Principal Funding Investment
  Proceeds............................  S-26
Principal Shortfalls..................  S-25
PTCE..................................  S-33
Quarterly Excess Spread Percentage....  S-29
Reallocated Principal Collections.....  S-22
record date...........................  S-16
recoveries............................   S-9
Required Reserve Account Amount.......  S-27
Required Spread Account Amount........  S-28
reserve account.......................  S-27
reserve account funding date..........  S-27
reserve draw amount...................  S-26
revolving period......................  S-18
Series 2000- final maturity date......  S-14
Series 2000- indenture supplement.....  S-15
Series 2000- notes....................  S-15
Shared Principal Collections..........  S-25
Shared Transferor Principal
  Collections.........................  S-25
spread account........................  S-28
Spread Account Percentage.............  S-28
Telerate Page 3750....................  S-16
trust portfolio.......................  S-10
underwriters..........................  S-34
underwriting agreement................  S-34

                                                                         ANNEX I

                      OTHER SERIES ISSUED AND OUTSTANDING

     The table below sets forth the principal characteristics of the other series previously issued by the trust that are currently outstanding, all of which are in group one. For more specific information with respect to any series, any prospective investor should contact Associates Credit Card Services, Inc., Treasury Department at (972) 652-5564 or (972) 652-4186. Associates Credit Card Services, Inc. will provide, without charge, to any prospective purchaser of the notes, a copy of the disclosure documents for any previous publicly-issued series.


1. Series 2000-98-1

Initial Invested Amount.....................................   $1,765,000,000
Expected Invested Amount as of Closing Date.................   $
Maximum Note Invested Amount................................   $1,765,000,000
Note Interest Rate..........................................         Floating
Servicing Fee Rate..........................................            2.00%
Issuance Date...............................................    April 7, 2000

2. Series 2000-98-2

Initial Invested Amount.....................................   $  823,628,710
Expected Invested Amount as of Closing Date.................   $
Maximum Note Invested Amount................................   $  823,628,710
Note Interest Rate..........................................         Floating
Servicing Fee Rate..........................................            2.00%
Issuance Date...............................................    April 7, 2000

3. Series 2000-99-1

Initial Invested Amount.....................................   $  352,941,000
Expected Invested Amount as of Closing Date.................   $
Maximum Note Invested Amount................................   $  352,941,000
Note Interest Rate..........................................         Floating
Servicing Fee Rate..........................................            2.00%
Issuance Date...............................................    April 7, 2000

4. Series 2000-99-2

Initial Invested Amount.....................................   $  294,118,000
Expected Invested Amount as of Closing Date.................   $
Maximum Note Invested Amount................................   $  294,118,000
Note Interest Rate..........................................         Floating
Servicing Fee Rate..........................................            2.00%
Issuance Date...............................................    April 7, 2000

5. Series 2000-99-3

Initial Invested Amount.....................................   $  264,706,000
Expected Invested Amount as of Closing Date.................   $
Maximum Note Invested Amount................................   $  264,706,000
Note Interest Rate..........................................         Floating
Servicing Fee Rate..........................................            2.00%
Issuance Date...............................................    April 7, 2000

6. Series 2000-99-4

Initial Invested Amount.....................................   $  588,235,000
Expected Invested Amount as of Closing Date.................   $
Maximum Note Invested Amount................................   $  588,235,000
Note Interest Rate..........................................         Floating
Servicing Fee Rate..........................................            2.00%
Issuance Date...............................................    April 7, 2000

================================================================================


                    ASSOCIATES CREDIT CARD MASTER NOTE TRUST


                                     Issuer

                    ASSOCIATES CREDIT CARD RECEIVABLES CORP.
                                   Transferor
[AIC TRIANGLE LOGO]    ASSOCIATES NATIONAL BANK (DELAWARE)

                                    Servicer

                                  Series 2000-



                               $


                    Class A Floating Rate Asset Backed Notes



                               $


                    Class B Floating Rate Asset Backed Notes



                               $


                    Class C Floating Rate Asset Backed Notes

                                  ------------

                             PROSPECTUS SUPPLEMENT

                                  ------------


                       UNDERWRITERS OF THE CLASS A NOTES


                       UNDERWRITERS OF THE CLASS B NOTES


                       UNDERWRITERS OF THE CLASS C NOTES



YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.



WE ARE NOT OFFERING THE NOTES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.



WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.



DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE NOTES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE NOTES WILL DELIVER A
PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL           , 200 .


================================================================================

                                   Prospectus


                    ASSOCIATES CREDIT CARD MASTER NOTE TRUST


                                     Issuer

                    ASSOCIATES CREDIT CARD RECEIVABLES CORP.
                                   Transferor

[AIC TRIANGLE LOGO]   ASSOCIATES NATIONAL BANK (DELAWARE)


                                    Servicer
                               Asset Backed Notes

THE TRUST --

- may periodically issue asset backed notes in one or more series with one or more classes; and


- will have an interest in --


     - receivables in a portfolio of VISA(R) and MasterCard(R) revolving credit card accounts;

     - payments due on those receivables; and

     - other property described in this prospectus and in the accompanying prospectus supplement.

THE NOTES --

- will be paid only from the trust assets;

- offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

- may have one or more forms of credit enhancement; and

- will be issued as part of a designated series which may include one or more classes of notes and credit enhancement.


YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 IN THIS PROSPECTUS.


A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes are obligations of Associates Credit Card Master Note Trust only and are not obligations of Associates Credit Card Receivables Corp., Associates Credit Card Services, Inc., Associates National Bank (Delaware) or any other person.

This prospectus may be used to offer and sell notes of a series only if accompanied by the prospectus supplement for that series.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                  May 30, 2000

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the notes in two separate documents:
(a) this prospectus, which provides general information, some of which may not apply to your series of notes, and (b) the accompanying prospectus supplement, which describes the specific terms of your series of notes, including:


     - the terms, including interest rates, for each class being offered;


     - the timing of interest and principal payments;

     - information about the receivables;

     - information about credit enhancement, if any, for each class;

     - the ratings for each class being offered; and

     - the method for selling the notes.

     If the terms of your series of notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

     We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus supplement provide the pages on which these captions are located.


     This prospectus uses defined terms. You can find a listing of the pages where definitions can be found under the caption "Index of Terms for Prospectus" beginning on page 66 in this prospectus.

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary....................    1
  Issuer..............................    1
  Indenture Trustee...................    1
  Transferor..........................    1
  Servicer and Administrator..........    1
  Trust Assets........................    1
  Collections and Allocations.........    2
  Interest Payments on the Notes......    2
  Principal Payments on the Notes.....    2
     Revolving Period.................    2
     Controlled Accumulation Period...    3
     Controlled Amortization Period...    3
     Early Amortization or
       Accumulation Period............    3
     Pay Out Events...................    3
  Events of Default...................    3
  Shared Excess Finance Charge
     Collections......................    4
  Shared Principal Collections and
     Transferor Principal
     Collections......................    4
  Credit Enhancement..................    4
  Tax Status..........................    4
  Note Ratings........................    5
Risk Factors..........................    6
  It may not be possible to find an
     investor to purchase your
     notes............................    6
  Some liens would be given priority
     over your notes which could cause
     delayed or reduced payments......    6
  If a conservator or receiver were
     appointed for Associates National
     Bank (Delaware), or if Associates
     Credit Card Services, Inc. or
     Associates Credit Card
     Receivables Corp. became a debtor
     in a bankruptcy case, delays or
     reductions in payment of your
     notes could occur................    6
  The account owner may change the
     terms and conditions of the
     accounts in a way that reduces
     collections......................    8
  Changes to consumer protection laws
     may impede collection efforts or
     reduce collections...............    8
  Competition in the credit card
     industry could lead to payment of
     principal sooner or later than
     expected.........................    8
  Limited remedies for breaches of
     representations could reduce or
     delay payments...................    9



                                        PAGE
                                        ----
  Transferor's need to remove accounts
     upon termination of affinity
     agreements would reduce principal
     receivables and may require
     addition of new receivables......    9
  Payment patterns of receivables
     could reduce collections.........   10
  Subordinated classes bear losses
     before senior classes............   10
  Allocations of charged-off
     receivables could reduce payments
     to you...........................   10
  Recharacterization of principal
     receivables would reduce
     principal receivables and may
     require addition of new
     receivables......................   11
  The note interest rate and the
     receivables interest rate may
     re-set at different times,
     resulting in reduced or early
     payments to you..................   11
  Issuance of additional series by the
     trust may affect the timing of
     payments to you..................   11
The Issuer............................   12
The Bank's Credit Card Activities.....   12
  General.............................   12
  Origination.........................   12
  Underwriting Procedures.............   13
  Billing and Payments................   13
  Delinquent Accounts.................   14
  Description of FDR..................   15
  Interchange.........................   15
  Competition in the Credit Card
     Industry.........................   16
The Trust Portfolio...................   16
Maturity Considerations...............   17
Use of Proceeds.......................   18
Description of the Notes..............   18
  General.............................   18
  Book-Entry Registration.............   20
  Definitive Notes....................   23
  Interest Payments...................   23
  Principal Payments..................   24
  Transfer and Assignment of
     Receivables......................   24
  New Issuances.......................   25
  Representations and Warranties......   26
  Addition of Trust Assets............   29
     Aggregate Addition Accounts......   29
     New Accounts.....................   31

                                        PAGE
                                        ----
  Removal of Accounts.................   32
  Collection and Other Servicing
     Procedures.......................   33
  Discount Option.....................   33
  Trust Accounts......................   34
  Funding Period......................   35
  Investor Percentage and Transferor
     Percentage.......................   36
  Application of Collections..........   36
  Shared Excess Finance Charge
     Collections......................   38
  Shared Principal Collections and
     Transferor Principal
     Collections......................   38
  Defaulted Receivables; Rebates and
     Fraudulent Charges; Investor
     Charge-Offs......................   38
  Defeasance..........................   39
  Final Payment of Principal;
     Termination......................   39
  Issuance of Additional Notes........   40
  Paired Series.......................   40
  Pay Out Events......................   41
  Servicing Compensation and Payment
     of Expenses......................   41
  Certain Matters Regarding the
     Transferor and the Servicer......   42
  Servicer Default....................   43
  Reports to Noteholders..............   44
  Evidence as to Compliance...........   45
  Amendments..........................   46
The Indenture.........................   47
  Events of Default; Rights upon Event
     of Default.......................   47
  Certain Covenants...................   49
  Modification of the Indenture.......   50
  Annual Compliance Statement.........   52
  Indenture Trustee's Annual Report...   52
  List of Noteholders.................   52



                                        PAGE
                                        ----
  Satisfaction and Discharge of
     Indenture........................   52
  The Indenture Trustee...............   52
  Certain Matters Regarding the
     Administrator....................   52
Credit Enhancement....................   53
  General.............................   53
  Subordination.......................   53
  Letter of Credit....................   54
  Cash Collateral Guaranty or
     Account..........................   54
  Surety Bond or Insurance Policy.....   54
  Spread Account......................   55
  Reserve Account.....................   55
Description of the Purchase
  Agreements..........................   55
Note Ratings..........................   56
Certain Legal Aspects of the
  Receivables.........................   57
  Transfer of Receivables.............   57
  Certain Matters Relating to
     Conservatorship, Receivership and
     Bankruptcy.......................   58
  Consumer Protection Laws............   60
Federal Income Tax Consequences.......   60
  General.............................   60
  Tax Characterization of the Trust
     and the Notes....................   61
  Consequences to Holders of the
     Offered Notes....................   61
  State and Local Tax Consequences....   63
ERISA Considerations..................   63
Plan of Distribution..................   64
Reports to Noteholders................   65
Where You Can Find More Information...   65
Index of Terms for Prospectus.........   66
Annex I: Global Clearance, Settlement
  and Tax Documentation Procedures....  A-1

                               PROSPECTUS SUMMARY

     This summary highlights selected information and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus supplement before you purchase any notes.


ISSUER



Associates Credit Card Master Note Trust, a Delaware statutory business trust, is the issuer of the notes. The trust's principal place of business is located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration. Its phone number is (302) 651-8951.


The trust is a master trust and will issue notes in series. Each series of notes will consist of one or more classes. The classes of a series may be issued at the same time or at different times. The notes of each series will be issued pursuant to an indenture supplement to an indenture, in each case between the trust and the indenture trustee.

Some classes or series may not be offered by this prospectus. They may be offered, for example, in a private placement.

INDENTURE TRUSTEE

The Bank of New York
101 Barclay Street
New York, New York 10286

(212) 815-5738


TRANSFEROR


Associates Credit Card Receivables Corp. is the transferor of the credit card receivables to the trust. Its address is 290 East Carpenter Freeway, 7 Decker, Irving, Texas 75062. Its phone number is (972) 652-4359. Associates Credit Card Receivables Corp. is a wholly-owned subsidiary of Associates Credit Card Services, Inc.



Under the transfer and servicing agreement, the transferor may designate one or more of its affiliates to be an additional transferor. When we use the term "TRANSFEROR" in this prospectus, we are including those additional transferors.


SERVICER AND ADMINISTRATOR


Associates National Bank (Delaware) will service the receivables for the trust and will act as the trust's administrator. Its address is 110 Lake Drive, Newark, Delaware 19702. Its phone number is (302) 286-8000. Associates National Bank (Delaware) is a wholly-owned subsidiary of Associates First Capital Corporation.



In limited cases, the servicer may resign or be removed, and either the indenture trustee or a third party may be appointed as the new servicer. Associates National Bank (Delaware), or any new servicer, is called the "SERVICER." The servicer receives a servicing fee from the trust, and each series is obligated to pay a portion of that fee.


TRUST ASSETS


Associates National Bank (Delaware) is the originator of the credit card receivables. It has designated selected MasterCard(R) and VISA(R)* revolving credit card accounts from its portfolio and has sold the receivables in those accounts to Associates Credit Card Services, Inc. under a receivables purchase agreement. Associates Credit Card Services, Inc. has, in turn, transferred those receivables to Associates Credit Card Receivables Corp. under a receivables purchase agreement. Associates Credit Card Receivables Corp. has, in turn, transferred those receivables to the trust under the transfer and servicing agreement.


All new receivables generated in the accounts will be transferred automatically to the trust. The total amount of receivables in the trust fluctuates daily as new receivables are generated and payments are received on existing receivables.

The receivables transferred to the trust are the primary trust assets. Additional similar assets may be transferred to the trust as described under "Description of the Notes -- Addition of Trust Assets" in this prospectus. The transferor may also remove receivables that it transferred to the trust

                     -----------------------------------------------------------


                                            * MasterCard(R) and VISA(R) are
                                              federally registered


servicemarks of MasterCard International Incorporated and VISA U.S.A., Inc.,
                                              respectively.

as described under "Description of the Notes -- Removal of Accounts" in this prospectus.

For more information about the receivables, see "The Trust Portfolio" in this prospectus.

COLLECTIONS AND ALLOCATIONS

The servicer receives collections on the receivables, deposits those collections in the collection account and keeps track of them as finance charge receivables or principal receivables.

The servicer then allocates those collections among each series of notes outstanding and the transferor interest. The servicer allocates (a) collections of finance charge receivables and principal receivables and (b) receivables in accounts written off as uncollectible to each series based on varying percentages. The accompanying prospectus supplement describes the allocation percentages applicable to your series.


The interest in the assets not allocated to any series of notes is the transferor interest. The principal amount of the transferor interest fluctuates with the amount of the principal receivables held in the trust and the amount of notes outstanding. The transfer and servicing agreement requires the transferor to transfer receivables in additional accounts to the trust (a) if the transferor interest, averaged over any 30-day period, is less than a designated size, referred to as the required transferor interest, or (b) if the total amount of principal receivables in the trust portfolio plus the principal amount of any participations transferred to the trust are less than a designated amount, referred to as the required minimum principal balance. The transferor may sell all or part of its interest in the transferor interest by issuing a supplemental certificate. The transferor interest does not provide credit enhancement for your series or any other series.


INTEREST PAYMENTS ON THE NOTES

Each note entitles the holder to receive payments of interest as described in the applicable prospectus supplement. If a series of notes consists of more than one class, each class may differ in, among other things, priority of payments, payment dates, interest rates, methods for computing interest, and rights to series enhancement.

Each class of notes may have fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the notes. See "Description of the Notes -- Interest Payments" in this prospectus.

PRINCIPAL PAYMENTS ON THE NOTES

Each note entitles the holder to receive payments of principal as described in the applicable prospectus supplement. If a series of notes consists of more than one class, each class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment dates, maturity, and rights to series enhancement. See "Description of the Notes -- Principal Payments" in this prospectus.

  REVOLVING PERIOD

Each series of notes will begin with a period during which the trust will not pay or accumulate principal for payment to the noteholders. The period when no principal is paid or accumulated is known as the "REVOLVING PERIOD." The trust, during the revolving period, will pay available principal to noteholders of other series in a group as shared principal collections or to the transferor as holder of the transferor interest, or in certain circumstances will deposit the available principal in the special funding account. The revolving period for a series begins on the closing date described in the applicable prospectus supplement and ends at the start of an amortization period or an accumulation period.

Following the revolving period, each class of notes will have one or more of the following periods in which:

- principal is accumulated in specified amounts per month and paid on an expected principal payment date, known as a "CONTROLLED ACCUMULATION PERIOD";

- principal is paid in fixed amounts at scheduled intervals, known as a "CONTROLLED AMORTIZATION PERIOD"; or

- principal is paid or accumulated in varying amounts each month based on the amount of principal receivables collected following a pay out event, known as an "EARLY AMORTIZATION PERIOD" or "EARLY ACCUMULATION PERIOD," respectively.

  CONTROLLED ACCUMULATION PERIOD

If a series or class of notes is in a controlled accumulation period, the trust is expected to pay available principal to those noteholders on the date specified in the prospectus supplement for that series. We call this date an "EXPECTED PRINCIPAL PAYMENT DATE." If the series has more than one class, each class may have a different priority for payment. For a period of time prior to the expected principal payment date, the trust will deposit specified amounts of available principal in a trust account. The controlled accumulation period for a series or class begins on a date specified in the applicable prospectus supplement and ends when any one of the following occurs:

- the notes of that series or class are paid in full;


- the early amortization or early accumulation period starts; or



- the latest date by which principal and interest for the series of notes can be paid, known as the "SERIES FINAL MATURITY DATE."


  CONTROLLED AMORTIZATION PERIOD

If a series or class of notes is in a controlled amortization period, the trust will pay available principal up to a fixed amount to those noteholders on each distribution date during that period. The trust will pay available principal in a fixed amount, plus any amounts not previously paid. If the series has more than one class, each class may have a different priority for payment. The controlled amortization period for a series or class starts on the date specified in the applicable prospectus supplement and ends when any one of the following occurs:

- the notes of that series or class are paid in full;


- the early amortization or early accumulation period starts; or



- the series final maturity date.


  EARLY AMORTIZATION OR ACCUMULATION PERIOD


If a series or class of notes is in an early amortization or early accumulation period, the trust will pay available principal to those noteholders on each distribution date or accumulate available principal by making a deposit into an account on each distribution date. If the series has more than one class, each class may have a different priority for payment. The early amortization period or early accumulation period for a series or class starts on the day a pay out event occurs and ends when either of the following occurs:



- the notes of that series or class are paid in full; or



- the series final maturity date.


  PAY OUT EVENTS

A pay out event for any series of notes will include adverse events described in the prospectus supplement for that series. In addition, the following will be pay out events for all series:


- certain bankruptcy, insolvency or similar events relating to the transferor, Associates Credit Card Services, Inc. or the bank;



- the transferor is unable to transfer receivables to the trust as required under the transfer and servicing agreement; or


- the trust becomes subject to regulation as an "investment company" under the Investment Company Act of 1940.

See "Description of the Notes -- Pay Out Events" in this prospectus.

EVENTS OF DEFAULT

The indenture and related indenture supplement governing the terms and conditions of the notes include a list of adverse events called events of default.

If an event of default occurs, then, after any applicable cure period, the indenture trustee or the holders of a majority in principal amount of the affected series of notes may accelerate those notes by declaring the principal amount of those notes to be immediately due and payable. That declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the affected series of notes.

Events of default include the following:

- the trust fails to pay interest on any note within 35 days of its due date;


- the trust fails to pay in full principal on any note when it is due;

- the trust defaults on any covenant or breaches any agreement under the indenture, the default or breach is materially adverse to noteholders and the default or breach continues unremedied for 60 days after written notice of the default or breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by holders of at least 50% in principal amount of the affected notes; or



- the occurrence of certain bankruptcy, insolvency, reorganization or similar events relating to the trust.


It is not an event of default if the principal of a note is not paid on its expected principal payment date.


After an event of default and the acceleration of a series of notes, funds on deposit in the collection account and any trust accounts with respect to that series will be applied to pay principal of and interest on those notes to the extent permitted by law. After an event of default, principal collections and finance charge collections allocated to the series of notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full or the final maturity date of those notes.



See "The Indenture -- Events of Default; Rights upon Event of Default" in this prospectus for a description of the events of default and their consequences to noteholders.


SHARED EXCESS FINANCE CHARGE COLLECTIONS

Any series may be included in a group of series. If specified in the prospectus supplement for any of these series, to the extent that collections of finance charge receivables allocated to a series are not needed for that series, those collections may be applied to cover certain shortfalls of other series in the same group. See "Description of the Notes -- Shared Excess Finance Charge Collections" in this prospectus.

SHARED PRINCIPAL COLLECTIONS AND TRANSFEROR PRINCIPAL COLLECTIONS

If a series is identified in its prospectus supplement as being in a group of series, to the extent that collections of principal receivables allocated to that series are not needed for that series, those collections may be applied to cover principal payments for other principal sharing series in the same group, and vice versa. Certain principal payments for certain principal sharing series in the same group may have priority in receiving those collections over other principal payments for other principal sharing series in that group.

In addition, if a series is identified in its prospectus supplement as being in a group of series, collections of principal receivables otherwise payable to the transferor may be applied to cover principal payments for the series in that group.

See "Description of the Notes -- Shared Principal Collections and Transferor Principal Collections" in this prospectus.

CREDIT ENHANCEMENT

Each class of a series may be entitled to credit enhancement. Credit enhancement for the notes of any class may take the form of one or more of the following:


- subordination        - letter of credit
- collateral interest  - surety bond
- insurance policy     - spread account
- cash collateral      - reserve account
- guaranty or account  - guaranteed rate
- swap arrangements      agreement
- interest rate cap    - tax protection
  agreement              agreement


The type, characteristics and amount of any credit enhancement for a series will be:

- based on several factors, including the characteristics of the receivables and accounts at the time a series of notes is issued; and

- established based on the requirements of the rating agencies.

See "Credit Enhancement" in this prospectus.

TAX STATUS

Subject to important considerations described under "Federal Income Tax Consequences" in this prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the trust, is of the opinion that, for United States federal income tax purposes (1) the notes will be treated as indebtedness and (2) the trust will not be an association or a publicly traded partnership taxable as a corporation. In addition, noteholders will agree, by acquiring notes, to treat the notes as debt of the transferor for federal, state and local income and franchise tax purposes.

NOTE RATINGS

Any note offered by this prospectus and an accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization. A rating is not a recommendation to buy, sell or hold securities, and may be revised or withdrawn at any time by the assigning agency. Each rating should be evaluated independently of any other rating. See "Note Ratings" in this prospectus.

                                  RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the notes.

IT MAY NOT BE POSSIBLE TO FIND AN INVESTOR TO PURCHASE YOUR NOTES.

The underwriters may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

SOME LIENS WOULD BE GIVEN PRIORITY OVER YOUR NOTES WHICH COULD CAUSE DELAYED OR REDUCED PAYMENTS.

Each of the bank and Associates Credit Card Services, Inc. accounts for the transfer of the receivables as a sale. Even so, a court could conclude that any of the bank, Associates Credit Card Services, Inc. or the transferor owns the receivables and that the trust holds only a security interest. Even if a court would reach that conclusion, however, the indenture trustee will have a "first-priority perfected security interest."


If a court were to conclude that the trust has only a security interest, a tax or governmental lien (or other lien imposed under applicable state or federal law without consent) on the property of the person that owns the receivables arising before receivables come into existence may be senior to the trust's interest in the receivables. Additionally, if a receiver or conservator were appointed for the bank, the fees and expenses of the receiver or conservator might be paid from the receivables before the trust receives any payments on the receivables. If insolvency proceedings were commenced by or against the servicer or if certain time periods were to elapse, moreover, the trust may not have a first-priority perfected security interest in collections commingled and used for the benefit of the servicer. If any of these events were to occur, payments to you could be delayed or reduced. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables" and "Description of the
Notes -- Representations and Warranties" in this prospectus.


IF A CONSERVATOR OR RECEIVER WERE APPOINTED FOR ASSOCIATES NATIONAL BANK (DELAWARE), OR IF ASSOCIATES CREDIT CARD SERVICES, INC. OR ASSOCIATES CREDIT CARD RECEIVABLES CORP. BECAME A DEBTOR IN A BANKRUPTCY CASE, DELAYS OR REDUCTIONS IN PAYMENT OF YOUR NOTES COULD OCCUR.

The Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (the "FDIA"), provides that a security interest granted by the bank in the receivables would be respected to the extent that --

- the receivables purchase agreement complies with the regulatory requirements of the FDIA;

- the security interest granted under the receivables purchase agreement was perfected before the Federal Deposit Insurance Corporation (the "FDIC") is appointed as conservator or receiver for the bank; and

- the security interest was not taken in contemplation of the bank's insolvency or with the intent to hinder, delay or defraud the bank or its creditors.

Opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the security interest granted by the bank in the receivables. If the FDIC were to assert a contrary position, however, payments of principal and interest on your notes could be delayed and possibly reduced. Furthermore, the FDIC could --

- require the indenture trustee to go through the administrative claims procedure established by the FDIC in order to obtain payments on the notes;

- request a stay of any actions by the indenture trustee to enforce the receivables purchase agreement or the notes against the bank; or

- repudiate the receivables purchase agreement and limit the claims of the holders of the notes to their "actual direct compensatory damages."

If the FDIC were to take any of these actions, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

If Associates Credit Card Services, Inc. became a debtor in a bankruptcy case, and if its transfer of the receivables to Associates Credit Card Receivables Corp. were construed as the grant of a security interest to secure a borrowing, your payments of outstanding principal and interest could be delayed and possibly reduced. In addition, if Associates Credit Card Services, Inc. became a debtor in a bankruptcy case and its assets and liabilities were substantively consolidated with those of Associates Credit Card Receivables Corp., your payments of outstanding principal and interest could be delayed and possibly reduced.

If a conservator or receiver were appointed for the bank, or if Associates Credit Card Services, Inc. or Associates Credit Card Receivables Corp. became a debtor in a bankruptcy case, an early payment of principal on all outstanding series could result. Under the terms of the transfer and servicing agreement, new principal receivables would not be transferred to the trust. However, the bankruptcy court, the conservator or the receiver may have the power, regardless of the terms of the transfer and servicing agreement, (a) to delay any such procedure, (b) to prevent the early payment of principal or (c) to require new principal receivables to continue being transferred.

In addition, a conservator or receiver for the servicer or a court overseeing the subservicer's bankruptcy case may have the power to prevent either the indenture trustee or the noteholders from appointing a new servicer or subservicer.


See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Conservatorship, Receivership and Bankruptcy" in this prospectus.

THE ACCOUNT OWNER MAY CHANGE THE TERMS AND CONDITIONS OF THE ACCOUNTS IN A WAY THAT REDUCES COLLECTIONS.

As owner of the accounts, the bank retains the right to change various account terms including finance charges, other fees and the required monthly minimum payment. Such changes may be voluntary on the part of the bank or may be forced by law or market conditions. Changes in interest and fees could decrease the effective yield on the accounts and this could result in an early payment of principal of your notes. Changes could also cause a reduction in the credit ratings on your notes.

CHANGES TO CONSUMER PROTECTION LAWS MAY IMPEDE COLLECTION EFFORTS OR REDUCE COLLECTIONS.

Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Changes or additions to those regulations could make it more difficult for the servicer of the receivables to collect payments on the receivables or reduce the finance charges and other fees that the originator can charge on credit card account balances, resulting in reduced collections.

Receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors on those receivables.

If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. See "Certain Legal Aspects of the Receivables -- Consumer Protection Laws" in this prospectus.


COMPETITION IN THE CREDIT CARD INDUSTRY COULD LEAD TO PAYMENT OF PRINCIPAL SOONER OR LATER THAN EXPECTED.



The credit card industry is highly competitive. As new credit card companies enter the market and all companies try to expand their market share, effective advertising, target marketing and pricing strategies grow in importance. The bank's ability to compete in this industry environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables. If the rate at which the bank generates new receivables declines significantly, the bank might be unable to transfer additional receivables or designate additional accounts to the trust and a pay out event could occur, resulting in payment of principal sooner than expected. If the rate at which the bank generates new receivables decreases significantly at a time when noteholders are scheduled to receive principal, noteholders might receive principal more slowly than planned.


LIMITED REMEDIES FOR BREACHES OF REPRESENTATIONS COULD REDUCE OR DELAY PAYMENTS.


Associates Credit Card Receivables Corp., as transferor of the receivables, makes representations and warranties relating to the validity and enforceability of the receivables arising under the accounts in the trust portfolio, and as to the perfection and priority of the trust's interest in the receivables. However, neither the owner trustee nor the indenture trustee will make any examination of the receivables or the related assets to determine the presence of defects, compliance with the representations and warranties or for any other purpose.



A representation or warranty relating to the receivables may be violated if the related obligors have defenses to payment or offset rights, or creditors of the originator or the transferor claim rights to the trust assets. If a representation or warranty is violated, the transferor may have an opportunity to cure the violation. If it is unable to cure the violation within the specified time period or if there is no right to cure the violation, the transferor must accept reassignment of the receivables affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See "Description of the Notes -- Representations and Warranties" in this prospectus.



TRANSFEROR'S NEED TO REMOVE ACCOUNTS UPON TERMINATION OF AFFINITY AGREEMENTS WOULD REDUCE PRINCIPAL RECEIVABLES AND MAY REQUIRE ADDITION OF NEW RECEIVABLES.



The bank is, and other account owners may be, party to certain affinity agreements with merchants or co-branding participants pursuant to which the bank or other account owner originates credit card accounts in connection with co-branded credit card programs, or acquires credit card accounts originated by merchants. As of April 30, 2000, receivables in credit card accounts arising under these affinity agreements comprised approximately 40% of the receivables arising in accounts in the trust portfolio. Upon termination of an affinity agreement, the merchant or co-branding participant party to that agreement has the right in most cases to purchase the related credit card accounts and the receivables then existing and arising in the future in those accounts. If this right were exercised, the bank or other account owner would be obligated to sell the related accounts and, accordingly, to request the transferor to repurchase those accounts comprising a portion of the trust portfolio. This repurchase would not require rating agency consent. If a significant number of these affinity agreements were terminated and the related credit card accounts were repurchased, the likelihood that the transferor would be required to add receivables to the trust would increase. If the transferor were unable to add receivables and could not make a sufficient cash deposit into the special funding account, one or more series of notes, including your series, could go into early amortization.


PAYMENT PATTERNS OF RECEIVABLES COULD REDUCE COLLECTIONS.

The receivables transferred to the trust may be paid at any time. We cannot assure the creation of additional receivables in the trust's accounts or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated could result in the occurrence of a pay out event for one or more series and the commencement of the early amortization period or, if applicable, the early accumulation period for each of those series. If a pay out event occurs, you could receive payment of principal sooner than expected. The bank's ability to compete in the current industry environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables. In addition, changes in finance charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization period or accumulation period. See "Maturity Considerations" in this prospectus.

SUBORDINATED CLASSES BEAR LOSSES BEFORE SENIOR CLASSES.

One or more classes of notes in a series may be subordinated to one or more senior classes of notes in the same series. Principal allocations to the subordinated class or classes will not begin until each of the more senior classes has been paid in full. Additionally, if collections of finance charge receivables allocated to a series are insufficient to cover amounts due for that series' senior notes, the Invested Amount for the series might be reduced. This would reduce the amount of the collections of finance charge receivables available to the subordinated notes in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated notes.

ALLOCATIONS OF CHARGED-OFF RECEIVABLES COULD REDUCE PAYMENTS TO YOU.


The servicer will write off the receivables arising in accounts in the trust portfolio if the receivables become uncollectible. Your series will be allocated a portion of these charged-off receivables. See "Description of Series Provisions -- Allocation Percentages" and "Receivables
Performance -- Delinquency and Loss Experience" in the accompanying prospectus supplement. If the amount of charged-off receivables allocated to your series of notes exceeds the amount of funds available to reimburse those charge-offs, you may not receive the full amount of principal and interest due to you. See "Description of Series Provisions -- Reallocated Principal Collections,"
"-- Application of Collections" and "-- Defaulted Receivables; Investor Charge-Offs" in the accompanying prospectus supplement.

RECHARACTERIZATION OF PRINCIPAL RECEIVABLES WOULD REDUCE PRINCIPAL RECEIVABLES AND MAY REQUIRE ADDITION OF NEW RECEIVABLES.


As described under "Description of the Notes -- Discount Option," the transferor may designate a percentage of the receivables that would otherwise be treated as principal receivables to be treated as finance charge receivables. This designation should decrease the likelihood of an early amortization event occurring as a result of a reduction of the average net portfolio yield for a given period. However, this designation will also reduce the aggregate amount of principal receivables, which may increase the likelihood that the transferor will be required to add receivables to the trust. If the transferor were unable to add receivables and could not make a sufficient cash deposit into the special funding account, one or more series of notes, including your series, could go into early amortization.


THE NOTE INTEREST RATE AND THE RECEIVABLES INTEREST RATE MAY RE-SET AT DIFFERENT TIMES, RESULTING IN REDUCED OR EARLY PAYMENTS TO YOU.

Some accounts may have finance charges set at a variable rate based on a designated index (for example, the prime rate). A series of notes may bear interest either at a fixed rate or at a floating rate based on a different index. If the interest rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts of interest payable on your notes and other amounts required to be paid out of collections of finance charge receivables. This could result in delayed or reduced payments to you.

A decrease in the spread, or difference, between collections of finance charge receivables and those collections allocated to make interest payments on your notes could reduce the portfolio yield and increase the risk of early repayment of your notes.

ISSUANCE OF ADDITIONAL SERIES BY THE TRUST MAY AFFECT THE TIMING OF PAYMENTS TO YOU.


The trust is expected to issue additional series from time to time. The trust may issue additional series with terms that are different from your series without your prior review or consent. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its then-existing rating of any class of any outstanding series. The rating agency confirmation primarily will be based on the trust's ability to pay principal by the final maturity date and interest on each distribution date. The rating agency confirmation will not consider how the terms of a new series could affect the timing and amounts of payments on your series.

                                   THE ISSUER


     Associates Credit Card Master Note Trust is a statutory business trust created under the laws of the State of Delaware. It is operated under a trust agreement, dated as of April 1, 2000, between Associates Credit Card Receivables Corp., as transferor, and Wilmington Trust Company, as owner trustee. We refer to Associates Credit Card Master Note Trust as the "ISSUER" or the "TRUST" and Wilmington Trust Company, in its capacity as owner trustee of the issuer, as the "OWNER TRUSTEE."


     The activities of the issuer are limited to:

     - acquiring, owning and managing the trust assets and the proceeds of those assets;

     - issuing and making payments on the notes; and

     - engaging in related activities.


     Associates National Bank (Delaware), in its capacity as "ADMINISTRATOR" under the administration agreement, dated as of April 1, 2000, between the administrator and the issuer, will provide the notices and perform on behalf of the issuer certain other administrative obligations required by the transfer and servicing agreement, the indenture and the indenture supplement for each series, and will be compensated for acting as the administrator.



     The issuer's principal offices are in Delaware, in care of Wilmington Trust Company, as owner trustee, at the following address: Rodney Square North, 1100 Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Department.


     The transferor will pay the fees of the owner trustee and will reimburse it for certain liabilities and expenses.

                       THE BANK'S CREDIT CARD ACTIVITIES

GENERAL


     The portfolio of credit card accounts owned by Associates National Bank (Delaware) (the "BANK"), referred to as the "BANK PORTFOLIO," currently consists of MasterCard(R) and VISA(R) credit card accounts. Some of these accounts are designated as trust accounts. The receivables which will be included in the trust have been and will be generated from transactions made by holders of these trust accounts. Pursuant to the terms of a subservicing agreement, Associates Credit Card Services, Inc. ("ACCS") performs the majority of the servicing of the bank portfolio on behalf of the bank. Certain data processing and administrative functions associated with this servicing are performed on behalf of ACCS by First Data Resources, Inc. ("FDR"). See "-- Description of FDR" in this prospectus. The bank is an account owner and transfers receivables to ACCS. In the future, affiliates of the bank may enter into receivables purchase agreements and transfer receivables to ACCS. We refer to each of the bank and these affiliates in this prospectus and the accompanying prospectus supplement as an "ACCOUNT OWNER."


ORIGINATION


     The bank originates credit card accounts through several different programs: (1) direct Associates National Bank brand products, (2) partnership products such as agent bank relationships with financial institutions and co-branded relationships with non-financial institutions and (3) the acquisition of credit card portfolios from other financial institutions. These programs (excluding portfolio acquisitions) emphasize segmentation and use direct mail, telemarketing, take-one application displays, events, media and, to a small extent, the Internet as channels to market the bank's products. The bank also utilizes prospect lists obtained from its partnership relationships to originate accounts.


     The bank issues direct products to a broad credit segment of the general population. These accounts are given a plastic card with Associates National Bank identified on the front. This broad segment includes the low risk segment such as the VISA Platinum Card(R), the middle market such as the VISA(R) and MasterCard Classic Card(R) and the lower tier such as the college and sub-prime segment. These programs are offered through direct mail, telemarketing, take-one applications and event tabling offers.


     The bank has numerous partnership relationships. These partnerships generally can be categorized in two broad areas: (1) agent bank relationships with other financial institutions, such as medium or small regional depository banks, and (2) co-branding relationships. Through these programs, participating institutions offer VISA(R) and MasterCard(R) products to their customers without becoming primary issuers. Typically, the name of the participating institution appears on the front of the plastic card. The typical partnership and/or co-branding relationship is structured with some form of revenue sharing agreement where both the bank and the partner share in the profits and losses of the program.

     The bank has made portfolio acquisitions in the past and additional acquisitions are possible in the future. Prior to acquiring a portfolio, the bank reviews the historical performance and seasoning of the portfolio and the policies and practices of the selling institution. All individual accounts are re-underwritten by the bank after acquisition. There can be no assurance that accounts acquired by this means were originated in a manner consistent with the bank's policies or that the underwriting and qualification of these accounts conformed to any given standards. The accounts in the trust portfolio include accounts previously acquired by the bank. Those accounts and any accounts acquired in the future may become additional accounts if they constitute eligible accounts when they are added.

UNDERWRITING PROCEDURES


     Under the bank's application processing system, each application must pass a first screen that includes name, address, phone numbers, date of birth and social security number. For missing information, a "soft decline" is issued with a letter to obtain the data. If the necessary information is not received within ten days, a "hard decline" is made. The bank processes and underwrites various income levels. An online credit report is obtained from one of three bureaus for each applicant. The applicant will be declined for presence of bankruptcy, foreclosure, tax lien or judgment on the bureau. Other policy declines include having excessive revolving debt and having multiple bankcards that have a high average balance. The bank strives for automated processing and keeps manual intervention low.


     The applicant will then undergo a second screening that may use a combination of application data, bureau data and internally developed scoring systems that will evaluate the probability of charge-off and/or delinquency over the next 12 to 18 months. Credit lines are assigned by a combination of self-reported income and risk level. The approval and credit line decisions are made for each applicant on an individual basis to determine the anticipated profitability of the account. The overall strategy is to maximize profitability at the account level. A major focus in the underwriting process is appropriate credit line assignment.


     Approvals are sent through VISA's ICS (Issuer's Clearing Service) to check for external application velocity, bankruptcy and fraud. ICS results are manually reviewed, then declined or blocked, if appropriate. Most approvals process through address verification, with failures manually reviewed against online bureaus and then directory assistance. Address verification failures are sent a "soft decline" requesting proof of address such as a utility bill. Some high credit line accounts receive employment verification.



     After origination, each account is monitored daily in order to properly assess and adjust credit lines. Credit lines are actively increased and decreased as a part of proper account management strategies and to maximize profitability.



BILLING AND PAYMENTS



     Each credit card account may have different billing and payment structures, including different periodic finance charges and fees. The following information reflects the typical billing and payment characteristics of the accounts.

     Each cardholder is subject to an agreement with the bank governing the terms and conditions of the cardholder's VISA(R) or MasterCard(R) account. Under each of these agreements, the bank generally reserves the right, upon advance notice to the cardholder, to add or to change any terms, conditions, services or features of its VISA(R)and MasterCard(R) accounts at any time, including increasing or decreasing periodic finance charges, other charges or minimum payment terms. The agreement with each cardholder provides that, subject to the requirements of applicable law, after notice to a cardholder of any new or changed terms, those new or changed terms will become effective at the time stated in the notice and will apply to all outstanding unpaid indebtedness as well as new transactions.



     A cardholder may use the credit card to purchase or lease goods or services wherever the card is honored or to obtain cash advances from any financial institution that accepts the card. Purchases and cash advances may also be obtained through the use of "convenience checks" issued by the bank, which may be completed and signed by the cardholder in the same manner as a regular personal check.



     ACCS, as subservicer for the bank, sends monthly billing statements to cardholders with balances at the end of each billing period from its operational facility located in South Bend, Indiana. Each month a MasterCard(R) or VISA(R) cardholder is required to make at least one minimum payment. The credit terms of each account vary, but the generic product requires a monthly minimum payment at least equal to the greater of: (a) 2.0% of the outstanding balance plus any amounts past due, or (b) $15 plus past due amounts. If an account is greater than sixty days past due, the minimum payment may be increased to the greater of: (i) 3.0% of the outstanding balance plus any amounts past due, or (ii) $25 plus past due amounts.



     Finance charges, which are assessed monthly, are based on an account's average daily balance. Finance charges on purchases are calculated by multiplying the account's average daily purchase balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle. The majority of accounts are given a 25-day grace period on all new purchases. Finance charges are calculated from the date the account cycles after the grace period ends. Cash advances are not given any grace period, and thus are assessed finance charges from the date of the transaction.



     Payments are processed at ACCS's operational facility in Des Moines, Iowa. Payments are currently applied in the following order: (i) any outstanding annual membership fees, (ii) any outstanding accrued finance charges and fees,
(iii) promotional offers in order of lowest to highest APR, (iv) revolving regular balances in order of lowest to highest APR, and (v) any new balances.



     The bank primarily offers variable rate credit card accounts. The periodic finance charge assessed on balances in most credit card accounts from purchases and cash advances is indexed to the prime rate plus an add-on percentage ranging from 0.0% to 23.0%. The bank, from time to time, offers temporary promotional rates. Sometimes a credit card account will have two separate variable rates, one for purchases and one for cash advances. In some cases, the bank uses a form of performance based pricing where the finance charge rate for an account which is greater than sixty days delinquent will be increased up to 4.0% for up to six or eight months after the delinquency status has been remedied by the customer.



     The bank assesses annual membership fees on certain accounts. For most credit card accounts, the bank also assesses late, overlimit and returned check charges. The bank generally assesses a fee on cash advances, which normally is in the range of 2.0% to 4.0% of the advance.



DELINQUENT ACCOUNTS



     An account is contractually delinquent if the minimum payment is not received by the appropriate due date indicated on the customer's statement. Efforts to collect contractually delinquent credit card receivables currently are made primarily at ACCS's main operational facility in Irving, Texas. Collection activities include statement messages, telephone calls and formal collection letters. ACCS divides collection efforts into two primary groups: (a) "front end/early collections," which represents one or two cycle delinquent accounts, and (b) "sixty plus day collections." At ninety days delinquent, credit privileges are permanently revoked. The account is closed and the credit relationship is permanently terminated. To increase the likelihood that the customer fulfills its payment obligations, customized payment programs may be used.



     ACCS's aging and loss policy adheres to the standard set by the Office of the Comptroller of the Currency. The standard requires the following:



     - aging accounts are charged-off at month end when they become 180 days-contractually delinquent;



     - bankrupt accounts are manually charged-off daily upon receipt of official notification;



     - deceased status accounts are manually charged-off within ninety days of receipt of the death certificate, if no payment arrangements were made or if the account reaches 180 days contractual delinquency;



     - fraud loss charge-offs occur ninety days after the account is blocked for fraud; and



     - settlement loss charge-offs are recognized based on the residual unpaid balance and are charged-off thirty days after the agreed upon settlement funds are received.



     In February 1999, the Federal Financial Institutions Examination Council published a revised policy statement on the classification of consumer loans. The revised policy establishes uniform guidelines for charge-off of loans to delinquent, bankrupt and deceased borrowers, for charge-off of fraudulent accounts, and for re-aging, extending, deferring or rewriting delinquent accounts. The guidelines were required to be implemented by June 30, 1999, unless programming resources are required, in which case they must be implemented by December 31, 2000. The bank has been following the majority of the guidelines for the past several years. However, the bank might accelerate some charge-offs of some delinquent accounts when it fully implements the guidelines, but does not expect implementation to have an effect upon the payment of principal and interest on the notes. This statement is a forward-looking statement, subject to certain risks and uncertainties. The implementation of the guidelines could, in combination with other adverse changes, such as a material increase in charge-off rates or in the rate of interest payable to noteholders, have a material adverse effect upon the payments of principal and interest on the notes.


DESCRIPTION OF FDR

     With respect to the bank portfolio, certain data processing and administrative functions associated with servicing the receivables are performed by FDR.

     FDR is located in Omaha, Nebraska and provides computer data processing services primarily to the bankcard industry. FDR is a subsidiary of First Data Corp.


     ACCS utilizes a variety of services provided by FDR in servicing the bank portfolio. These functions included transaction processing and data management systems, fraud management and transaction level pricing. ACCS currently does not employ any of FDR's direct customer service capabilities. All direct customer service functions, such as collections and customer service inquiries are handled directly by ACCS's facilities.


INTERCHANGE

     Creditors participating in the VISA(R) and MasterCard(R) associations receive certain fees, called "INTERCHANGE," as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA(R) and MasterCard(R) systems, a portion of this Interchange in connection with cardholder charges for goods and services is passed from banks which clear the transactions for merchants to credit card issuing banks. MasterCard(R) and VISA(R) set Interchange fees annually based on the number of credit card transactions and the amount charged per transaction. The transferor may be required, as described in the accompanying prospectus supplement, to transfer to the trust a percentage of the Interchange attributed to cardholder charges for goods and services in the related accounts. If so, Interchange arising under the accounts will be allocated to the related notes of any series in the manner provided in the accompanying prospectus supplement, and, if specified in the accompanying prospectus supplement, may be treated as collections of finance charge receivables and used to pay required monthly payments including interest on the related series of notes, and, in some cases, to pay all or a portion of the servicing fee paid to the servicer as servicing compensation.

COMPETITION IN THE CREDIT CARD INDUSTRY

     The credit card industry is highly competitive. As new credit card companies enter the market and all companies try to expand their market share, effective advertising, target marketing and pricing strategies grow in importance. The bank's ability to compete in this industry environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables. If the rate at which the bank generates new receivables declines significantly, the bank might be unable to transfer additional receivables or designate additional accounts to the trust and a pay out event could occur, resulting in payment of principal sooner than expected. If the rate at which the bank generates new receivables decreases significantly at a time when noteholders are scheduled to receive principal, noteholders might receive principal more slowly than planned.

                              THE TRUST PORTFOLIO

     The assets of the trust include receivables generated through accounts designated as trust accounts, all of which are owned by the bank. These designated accounts are referred to as the "TRUST PORTFOLIO." In addition to the receivables in the trust portfolio, the trust assets include, to the extent noted below:

     - all monies due or to become due in payment of these receivables;

     - all proceeds of these receivables;

     - all proceeds of any credit insurance policies relating to these receivables;

     - Interchange, if the prospectus supplement for your series of notes so indicates;


     - any recoveries from defaulted receivables allocable to the trust because of these receivables;


     - all monies on deposit in specified trust accounts or investments made with these monies, including any earned investment proceeds if the prospectus supplement for your series of notes so indicates;

     - proceeds of any credit enhancement, as described in the prospectus supplement for your series of notes; and

     - proceeds of any derivative contracts between the trust and a counterparty, as described in the prospectus supplement for your series of notes.

     Receivables in the trust consist of:

     - "PRINCIPAL RECEIVABLES," which are amounts charged by trust account cardholders for goods and services, cash advances and consolidation or transfer of balances from other credit cards; and


     - "FINANCE CHARGE RECEIVABLES," which are periodic finance charges and other amounts charged to trust accounts, including, but not limited to, cash advance fees, late fees, overlimit fees and annual membership fees.


     The trust considers collections of Interchange and recoveries as collections of finance charge receivables. If the bank exercises the Discount Option, an amount of monthly collections of principal receivables will be considered finance charge collections. See "Description of the Notes -- Discount Option" for a description of the manner of and the conditions to exercise of the Discount Option.


     Initially, a group of accounts were selected on April 5, 2000 (the "INITIAL CUT-OFF DATE") and designated as trust accounts. On one or more future dates (each, an "ADDITIONAL CUT-OFF DATE"), additional accounts may be designated for inclusion in the trust as well as participations in lieu of, or in addition to, additional accounts. Accounts initially designated as trust accounts and any future accounts designated for inclusion in the trust must meet eligibility criteria set forth in the transfer and servicing agreement. Receivables conveyed to the trust must also meet eligibility criteria set forth in the transfer and servicing agreement. If receivables conveyed to the trust are found to have been ineligible when created or designated for inclusion, the transferor must accept retransfer of these receivables. The initial cut-off date and each additional cut-off date are referred to in this prospectus as "CUT-OFF DATES."


     The transferor has the right, and may be required to, designate additional accounts for inclusion in the trust portfolio, as described under "Description of the Notes -- Addition of Trust Assets" in this prospectus.

     The transferor also has the right to remove accounts from the trust portfolio, as described under "Description of the Notes -- Removal of Accounts" in this prospectus. If the transferor does so, the trust will reconvey all receivables in these removed accounts, whether existing or to be created, to the transferor.

     When the trust issues a new series of notes, the transferor will represent and warrant to the trust that, as of the closing date for the new series, the accounts designated as trust accounts met the eligibility criteria set forth in the transfer and servicing agreement at their time of designation. See "Description of the Notes -- Representations and Warranties" in this prospectus for more information on eligibility criteria for accounts and receivables.

     The prospectus supplement relating to each series of notes will provide certain information about the trust portfolio as of the date specified. This information will include:

     - the amount of principal receivables;

     - the amount of finance charge receivables;

     - the range and average of principal balances of the accounts;

     - the range and average of credit limits of the accounts;

     - the range and average of ages of the accounts;

     - the geographic distribution of the accounts; and


     - delinquency and loss statistics relating to the accounts.


                            MATURITY CONSIDERATIONS

     Following its revolving period, each series of notes is expected to begin to accumulate principal or begin to distribute principal to noteholders. The accompanying prospectus supplement describes the conditions under which an accumulation or amortization period will begin for your class of notes.


     Principal will accumulate in a principal funding account if your series features controlled accumulation or early accumulation and one of these accumulation periods begins. As described in the accompanying prospectus supplement, during controlled accumulation on each distribution date an amount of principal, up to the amount specified, will be set aside in the principal funding account. If a pay out event occurs and your series features early accumulation, the full amount of principal available to your series will be deposited in the principal funding account, up to the amount specified in the related prospectus supplement. This accumulated principal will be paid to you on the expected principal payment date for your class of notes, or earlier if an early amortization period begins before your expected principal payment date. Note that although your series may feature an accumulation period, your class of notes might not make use of it.


     Principal will be paid to you in increments, up to the amount specified in the accompanying prospectus supplement, if your series features controlled amortization and this period begins. Your class of notes might also begin to pay principal to you if the accompanying prospectus supplement specifies that your class will begin early amortization. Early amortization will begin for all classes of your series when a pay out event occurs. During any amortization period, principal will be paid to you only on a distribution date.

     If the series described in the accompanying prospectus supplement features multiple classes, different classes of your series may have differing priorities for the accumulation or payment of principal. This means that noteholders of other classes could begin to receive payments of principal before you do.


     We can give you no assurance that principal will be available when expected, either to accumulate or to pay to you. The expected principal payment date for your class of notes is based upon assumptions about payment rates on the receivables, as detailed in the accompanying prospectus supplement. We can give you no assurance that these payment rate assumptions will be correct. Payment rates depend on collections of receivables. Collections can vary seasonally and are also affected by general economic conditions and the payment habits of individual cardholders. The accompanying prospectus supplement will provide historical payment rates, delinquencies, total charge-offs and other information relating to the trust portfolio and, for certain historical periods prior to the availability of trust portfolio information, the bank portfolio. We cannot assure you that future events will be consistent with this historical performance. The life of your notes might be longer than expected if principal is collected more slowly. The accompanying prospectus supplement may provide that if the principal payment rate falls below a specified level, a pay out event will occur. The occurrence of any pay out event may substantially shorten the average life of your notes.


                                USE OF PROCEEDS


     Net proceeds from the sale of each series of notes offered by this prospectus will be paid to the transferor. Unless otherwise specified in the related prospectus supplement, the transferor will use these net proceeds to purchase additional receivables or for general corporate purposes, including the repayment of intercompany loans from its affiliates.


                            DESCRIPTION OF THE NOTES


     The notes will be issued in series. Each series will represent an obligation of the trust. Each series of notes will be issued pursuant to the indenture, as supplemented by an indenture supplement, in each case entered into by the trust and The Bank of New York, as the "INDENTURE TRUSTEE." The following summaries describe certain provisions common to each series of notes. The accompanying prospectus supplement gives you additional information specific to the notes of your series. The summaries are not complete and are subject to, and are qualified by, all of the provisions of the transfer and servicing agreement, the indenture and the related indenture supplement.


GENERAL

     The notes will be secured by and paid from the assets of the trust. Each series will be allocated collections of principal receivables and finance charge receivables based on a percentage called the "INVESTOR PERCENTAGE." The Investor Percentage will be based on the Invested Amount for a series. The "INVESTED AMOUNT" for a series on any date will be equal to:

     - the initial outstanding principal amount of that series of notes as of the related closing date for that series (increased by the principal balance of any notes of that series issued after the closing date for that series); minus

     - the amount of principal paid to the related noteholders prior to that date; minus


     - the amount of unreimbursed Investor Charge-Offs with respect to that series prior to that date.


If so specified in the prospectus supplement relating to any series of notes, under certain circumstances the Invested Amount may be further adjusted by the amount of principal allocated to noteholders, the funds on deposit in any specified account, and any other amount specified in the accompanying prospectus supplement.

     Each series of notes may consist of one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. Each class of a series will evidence the right to receive a specified portion of each distribution of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

     - amounts allocated to principal payments;

     - maturity date;

     - interest rate; and

     - availability and amount of enhancement.

     Payments and deposits of interest and principal will be made on distribution dates to noteholders in whose names the notes were registered on the record dates specified in the accompanying prospectus supplement. Interest will be distributed to noteholders in the amounts, for the periods and on the dates specified in the accompanying prospectus supplement.


     The transferor initially will own the "TRANSFEROR INTEREST" which represents the right to receive all cash flows from the trust assets not required to make payments on the notes or to series enhancers. The holder of the Transferor Interest, subject to certain limitations, will have the right to a percentage, called the "TRANSFEROR PERCENTAGE," of all cardholder payments from the receivables in the trust. The Transferor Interest may be transferred, in whole or in part, subject to certain limitations and conditions described in the trust agreement, and, at the discretion of the transferor, the Transferor Interest may be held either in an uncertificated form or in the form of a certificate representing the Transferor Interest, called a "TRANSFEROR CERTIFICATE." See "-- Certain Matters Regarding the Transferor and the Servicer" in this prospectus.


     During the revolving period, the Invested Amount of a series will remain constant except under certain limited circumstances. See "-- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in this prospectus. The amount of principal receivables in the trust, however, will vary each day as new principal receivables are created and others are paid. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the principal receivables in the trust. When a series is amortizing, the Invested Amount of that series will decline as customer payments of principal receivables are collected and distributed, or accumulated for distribution, to the noteholders. As a result, the Transferor Interest will generally increase to reflect reductions in the Invested Amount for that series and will also change to reflect the variations in the amount of principal receivables in the trust. The Transferor Interest may also be reduced as the result of new issuances. See "-- New Issuances" in this prospectus.

     Generally, notes offered through the prospectus and the accompanying prospectus supplement:

     - will be represented by notes registered in the name of a DTC nominee;

     - will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and

     - will be available for purchase in book-entry form only.

     The accompanying prospectus supplement will specify if your notes have different characteristics from those listed above.

     DTC has informed the transferor that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial interests in the notes, called a "NOTE OWNER," you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the accompanying prospectus supplement to distributions, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus and the accompanying prospectus supplement to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC Participants.

     The accompanying prospectus supplement may state that application will be made to list your series or class of notes on the Luxembourg Stock Exchange or another exchange.

BOOK-ENTRY REGISTRATION

     Following is a description of the form your notes will take. We also describe how your notes may be transferred and how payments will be made to you.

     The information in this section concerning DTC and DTC's book-entry system has been provided by DTC. The transferor has not independently verified the accuracy of this information.


     You may hold your notes through DTC in the U.S., Clearstream or Euroclear in Europe or in any other manner described in the accompanying prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.



     Cede & Co., as nominee for DTC, will hold the global notes. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries collectively called the "DEPOSITARIES," which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.



     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.



     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.



     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream customer or Euroclear participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.


     Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since such payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only "noteholder" will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as such term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those notes, may be limited due to the lack of a physical certificate for those notes.

     DTC has advised the transferor that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised the transferor that it will take such actions with respect to specified percentages of the Invested Amount only at the direction of and on behalf of participants whose holdings include interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other interests to the extent that such actions are taken on behalf of participants whose holdings include such interests.


     Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of thirty-six currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over thirty countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of notes. Clearstream's U.S. customers are limited to securities brokers and dealers and banks.

Currently, Clearstream has approximately 2,000 customers located in over eighty countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.



     Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of twenty-seven currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office as the Euroclear operator, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.


     The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.


     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These rules and laws govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.



     Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.



     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE NOTES

     We refer to notes issued in fully registered, certificated form as "DEFINITIVE NOTES." The notes of each series will be issued as definitive notes to note owners or their nominees, rather than to DTC or its nominee, only if:


     - the issuer advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series or class of notes, and the indenture trustee or the issuer is unable to locate a qualified successor;



     - the issuer, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC with respect to that series or class of notes; or


     - after the occurrence of a Servicer Default, note owners representing not less than 50% (or another percentage specified in the accompanying prospectus supplement) of the Invested Amount advise the indenture trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the note owners.


     If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for re-registration, the issuer will execute and the indenture trustee will authenticate the notes as definitive notes, and thereafter the indenture trustee will recognize the registered holders of those definitive notes as noteholders under the indenture.


     Distribution of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each distribution date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. The final payment on any note (whether definitive notes or the notes registered in the name of Cede & Co. representing the notes), however, will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will provide this notice to registered noteholders not later than the fifth day of the month of the final distributions.


     Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the issuer and transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of definitive notes for a period of twenty days preceding the due date for any payment on those definitive notes.


INTEREST PAYMENTS

     For each series of notes and each related class, interest will accrue from the relevant closing date on the applicable outstanding principal balance at the applicable interest rate. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the accompanying prospectus supplement. Interest will be paid, or deposited for later payment, to noteholders on the distribution dates.

     Interest payments or deposits on any distribution date will be funded from:

     - collections of finance charge receivables allocated to the Invested Amount during the preceding monthly period or periods;

     - investment earnings, if any, on any funds held in trust accounts;

     - any credit enhancement, to the extent described in the accompanying prospectus supplement;

     - any derivative counterparty, to the extent described in the accompanying prospectus supplement; and



     - collections of principal receivables treated as collections of finance charge receivables as described below under "-- Discount Option," to the extent described in the accompanying prospectus supplement.


     If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account.

     Your class of notes will pay interest on the dates and at the interest rate specified in the accompanying prospectus supplement. If your notes bear interest at a floating or variable rate, the accompanying prospectus supplement will describe how that rate is calculated.

PRINCIPAL PAYMENTS

     Generally, each series will begin with a revolving period, which begins on the closing date relating to that series and ends on the day before an amortization period or accumulation period begins, during which no principal payments will be made to the noteholders of that series.


     During the controlled amortization period, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the accompanying prospectus supplement, and during the early amortization period, which will begin upon the occurrence of a pay out event, principal will be paid to any class of the series in the amounts and on the dates specified in the accompanying prospectus supplement.



     During an accumulation period, principal will be accumulated in a trust account, called a "PRINCIPAL FUNDING ACCOUNT," established for the benefit of that class of noteholders for later distribution to noteholders on the expected principal payment date or on another date, and in the amounts specified in the accompanying prospectus supplement.



     Principal payments for any series or related class will be funded from collections of principal receivables received during the related monthly period or periods as specified in the accompanying prospectus supplement and allocated to that series or class and from certain other sources specified in the accompanying prospectus supplement. In the case of a series with more than one class of notes, the noteholders of one or more classes may receive payments of principal at different times. The accompanying prospectus supplement will describe the manner, timing and priority of payments of principal to noteholders of each class.


     Funds on deposit in any principal funding account for a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the accompanying prospectus supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a series or a related class of notes at the end of an accumulation period, that series or class of notes may be subject to a principal guaranty or other similar arrangement specified in the accompanying prospectus supplement.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

     The bank has transferred and assigned to ACCS, for transfer and assignment by ACCS to the transferor, and for transfer and assignment by the transferor to the trust, all of the bank's right, title and interest in and to the receivables in the accounts designated as accounts of the trust and future receivables created in these accounts.


     Each of the bank, ACCS and the transferor has indicated and, in connection with each future transfer of receivables to the trust, will indicate in its computer files or books and records that the receivables have been conveyed to the trust. In addition, each of the bank, ACCS and the transferor has provided or caused to be provided, and will provide or cause to be provided, to the owner trustee computer files or microfiche lists, containing a true and complete list showing each account, identified by account number and by total outstanding balance on the applicable cut-off date. None of the bank, ACCS or the transferor will deliver to the owner trustee any other records or agreements relating to the accounts or the receivables, except in connection with additions or removals of accounts. Except as stated above, the records and agreements relating to the accounts and the receivables maintained by any of the bank, ACCS and the transferor are not and will not be segregated from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfers described above, but the computer records of each of the bank, ACCS and the transferor are and will be required to be marked to evidence these transfers. Each of the bank, ACCS and the transferor has filed in all appropriate jurisdictions Uniform Commercial Code financing statements with respect to the receivables meeting the requirements of applicable law. See "Risk Factors -- Some liens would be given priority over your notes which could cause delayed or reduced payments" and "Certain Legal Aspects of the Receivables" in this prospectus.


NEW ISSUANCES


     The indenture provides that, pursuant to any one or more indenture supplements, the transferor may cause the owner trustee, on behalf of the trust, to issue one or more new series of notes and may define all principal terms of those series. Each series issued may have different terms and enhancements than any other series. Upon the issuance of an additional series of notes, none of the transferor, the servicer, the indenture trustee or the trust will be required or will intend to obtain the consent of any noteholder of any other series previously issued by the trust. However, as a condition of a new issuance, the indenture trustee must receive written confirmation that the new issuance will not result in the reduction or withdrawal by any rating agency of its then-existing rating of any outstanding series or class. The trust may offer any series under a prospectus or other disclosure document in offerings pursuant to this prospectus or in transactions either registered or exempt from registration under the Securities Act of 1933, as amended, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.



     A new issuance may only occur upon the satisfaction of certain conditions provided in the indenture. Under the indenture, the transferor may cause the owner trustee, on behalf of the trust, to issue new series of notes by notifying the owner trustee, the indenture trustee, the servicer and each rating agency at least five days in advance of the date upon which the new issuance is to occur. Under the indenture, the notice will state the date upon which the new issuance is to occur.


     The owner trustee will execute, and the indenture trustee will authenticate, the notes of any series only upon delivery to them of the following items, or satisfaction of the following conditions, among others:


          (1) written notice from the transferor of the series issuance date;



          (2) an indenture supplement specifying the principal terms of the new series;



          (3) an opinion of counsel to the effect that, for federal income tax purposes:



              (a) the issuance will not adversely affect the tax
                  characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;



              (b) the new issuance will not cause the trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation; and



              (c) the new issuance will not cause or constitute an event in which gain or loss would be recognized by any noteholder (an opinion of counsel with respect to any matter to the effect referred to in this paragraph (3) with respect to any action is referred to in this prospectus as a "TAX OPINION");



          (4) if required by the related indenture supplement, the form of credit enhancement and an appropriate credit enhancement agreement with respect to that credit enhancement executed by the transferor and the issuer of the credit enhancement;

          (5) written confirmation from each rating agency that the new issuance will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class; and



          (6)(a) the new issuance will not:


                  (i) cause a pay out event or an event of default; or

                  (ii) materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class (any such effect referred to in clause (i) or this clause (ii) with respect to any action is referred to in this prospectus as an "ADVERSE EFFECT"); and


             (b) a certificate of an authorized officer of the transferor to the effect that it reasonably believes the new issuance will not have an adverse effect and all conditions precedent to the execution, authentication and delivery have been satisfied; and



          (7) after giving effect to the new issuance, the total amount of principal receivables plus the principal amount of any participation interests previously transferred to the trust exceeds the Required Minimum Principal Balance and the Transferor Interest exceeds the Required Transferor Interest.


REPRESENTATIONS AND WARRANTIES

     When the trust issues a new series of notes, the transferor will make several representations and warranties to the trust in the transfer and servicing agreement, including the following:

     - the execution and delivery by the transferor of the transfer and servicing agreement and each other document relating to the issuance to which it is a party will not conflict with any law or any other agreement to which the transferor is a party; and

     - all required governmental approvals in connection with the execution and delivery by the transferor of the transfer and servicing agreement and each other document relating to the issuance have been obtained and remain in force and effect.

     If a representation or warranty made by the transferor is later found to be materially incorrect when made, and:


     - continues to be materially incorrect for sixty days after notice to the transferor by the indenture trustee, or to the transferor and the indenture trustee by any noteholder; and


     - as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period,

then the indenture trustee or noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series may give notice to the transferor and the servicer (and to the indenture trustee if given by the noteholders) declaring that a pay out event has occurred. Declaring a pay out event will automatically begin early amortization or, if specified in the accompanying prospectus supplement, early accumulation of principal.

     The transferor will make other representations and warranties to the trust in the transfer and servicing agreement, including the following:

     - as of the closing date, the transferor is duly incorporated and in good standing and has the authority to consummate the issuance;

     - the transfer and servicing agreement and each other document relating to the issuance to which it is a party constitutes a legal, valid and binding obligation enforceable against the transferor; and

     - the trust has all right, title and interest in the receivables in the trust portfolio or has a first priority perfected security interest in these receivables.

In the event:

     - any representation or warranty described immediately above is breached;
       and

     - as a result, the interests of noteholders in the receivables in the trust portfolio are materially and adversely affected;


then any of the owner trustee, the indenture trustee or noteholders representing 50% or more of the then-outstanding principal amount of all of the trust's outstanding series may give notice to the transferor and the servicer (and to the owner trustee and indenture trustee if given by the noteholders) directing the transferor to accept reassignment of the receivables and to pay into the trust's collection account a cash deposit equal to the sum of the amounts specified with respect to each outstanding series in the related indenture supplement. However, no reassignment will be required if:



     - within sixty days, or up to 120 days if specified in the notice, the transferor cures the breach and any material adverse effect caused by the breach; or


     - on any day within the applicable 60-day to 120-day period the relevant representation and warranty is then true and correct in all material respects and the transferor delivers to the owner trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.


     Reassignment of the receivables and the transferor's obligation to make the cash deposit in the trust's collection account are the only remedies to any breach of the representations and warranties described above.


     The transferor makes representations and warranties in the transfer and servicing agreement concerning the accounts and the receivables in the trust portfolio. Only eligible accounts can be designated as accounts for the trust portfolio. We can give you no assurance that eligible accounts will remain eligible once added to the trust.


     The transferor also represents that each receivable in the trust portfolio is an eligible receivable when transferred or created. If a receivable in the trust portfolio is found to be ineligible when transferred or created, and, as a result, the interests of noteholders in any receivable in the trust portfolio are materially and adversely affected, the transferor must accept reassignment of the principal amount of this ineligible receivable. However, in many cases the transferor will have sixty days, or up to 120 days if agreed to by the indenture trustee and the servicer, from the earlier to occur of discovery of the breach by the transferor or receipt by the transferor of written notice of the breach given by the owner trustee, the indenture trustee or the servicer, to cure the ineligibility before reassignment is required.


     The transferor will accept reassignment by directing the servicer to deduct the principal amount of the ineligible receivable from the Transferor Interest. If this would reduce the Transferor Interest below the Required Transferor Interest, the transferor will make a cash deposit in the trust's special funding account in the amount by which the Transferor Interest would have been reduced below the Required Transferor Interest. Any deduction or deposit is considered a repayment in full of the ineligible receivable. The transferor's obligation to accept reassignment of any ineligible receivable is the only remedy for any breach of a representation concerning eligibility of receivables.


     The accompanying prospectus supplement may specify additional representations and warranties made by the transferor when your notes are issued. The indenture trustee is not required to make periodic examinations of receivables in the trust portfolio or any records relating to them. However, the transferor will deliver to the owner trustee and the indenture trustee once each year an opinion of counsel affirming, among other things, that no further action is necessary to maintain the trust's perfected security interest in the receivables.

     With respect to each series of notes, an "ELIGIBLE ACCOUNT" means, as of the applicable cut-off date, each account owned by the bank or other account owner:



     - which is in existence and maintained by the bank or other account owner, as applicable;


     - which is payable in United States dollars;

     - the cardholder of which has provided, as his or her most recent billing address, an address located in the United States or its territories, possessions or military bases;

     - which, except as provided below, has a cardholder who has not been identified by the servicer in its computer files as currently being involved in a bankruptcy proceeding;

     - which has not been classified as stolen or lost;


     - which has not been sold or pledged to any other party except for any sale to another account owner that has either entered into a receivables purchase agreement or is an additional transferor;



     - which does not have receivables which have been sold or pledged by the bank or any other account owner, as the case may be, to any other party other than the bank or ACCS pursuant to a receivables purchase agreement;


     - which does not have any receivables that are defaulted receivables;

     - which does not have any receivables that have been identified by the servicer or the relevant cardholder as having been incurred as a result of fraudulent use of any related credit card; and

     - which, except as provided below, does not have any receivables that are more than 180 days past due from the date of the initial billing statement.


     Eligible accounts may include accounts, the receivables of which have been charged off, or with respect to which the servicer believes the related cardholder is bankrupt, in each case as of the applicable cut-off date if:


     - the balance of all receivables included in those accounts is reflected on the books and records of the transferor as "zero"; and


     - charging privileges for those accounts have been canceled in accordance with the customary policies and procedures, as amended from time to time, of the bank or other account owner, as applicable.



     Under the transfer and servicing agreement, the definition of eligible account may be changed by amendment to the agreement without the consent of the noteholders if: (i) the transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the transferor, the amendment will not as of the date of the amendment have an adverse effect, and (ii) the amendment will not result in a withdrawal or reduction of the rating of any outstanding series under the trust.


     With respect to each series of notes, an "ELIGIBLE RECEIVABLE" means each receivable:

     - which has arisen in an eligible account;

     - which was created in compliance, in all material respects, with all requirements of law applicable to the institution that owned the receivable at the time of its creation, and under the terms of a credit card agreement which complies in all material respects with all requirements of law applicable to the bank or other account owner, as applicable;

     - with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of the receivable or the execution, delivery and performance by the bank or other account owner, as applicable, of the related credit card agreement have been duly obtained or given and are in full force and effect;

     - as to which, at the time of its transfer to the trust, the transferor or the trust has good title, free and clear of all liens and security interests, other than some tax liens for taxes not then due or which the transferor is contesting;


     - which has been the subject of either a valid transfer and assignment from the transferor to the trust of all of the transferor's right, title and interest in the receivable (including any proceeds of the receivable), or the grant of a first priority perfected security interest in the receivable (and in the proceeds of the receivable), effective until the termination of the trust;


     - which is the legal, valid and binding payment obligation of the cardholder under the receivable, legally enforceable against that cardholder in accordance with its terms, subject to some bankruptcy-related exceptions and equitable considerations;


     - which, at the time of transfer to the trust, has not been waived or modified except as permitted under the customary policies and procedures, as amended from time to time, of the bank or other account owner, as applicable, and then only if the waiver or modification is reflected in the servicer's computer file of revolving credit card accounts;


     - which, at the time of transfer to the trust, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the cardholder, other than defenses arising out of bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general;


     - which, at the time of transfer to the trust, the bank or other account owner, as applicable, has satisfied all of its obligations required to be satisfied by that time;


     - which, at the time of transfer to the trust, none of the transferor, ACCS, the bank or any other account owner, as applicable, has taken any action, or omitted to take any action, that would impair the rights of the trust or the noteholders; and



     - which constitutes an "account" or "general intangible" under Article 9 of the Uniform Commercial Code ("UCC") as then in effect in the State of Delaware or any other state where the filing of a financing statement is required to perfect the trust's interest in the receivables and the proceeds thereof.


ADDITION OF TRUST ASSETS


  Aggregate Addition Accounts



     As described above under "The Trust Portfolio," the transferor will have the right to designate, from time to time, additional eligible accounts to be included as accounts for the trust ("AGGREGATE ADDITION ACCOUNTS"). In addition, the transferor will be required to designate aggregate addition accounts under the circumstances and in the amounts specified below. The transferor will convey to the trust its interest in all receivables of those aggregate addition accounts, whether the receivables are then existing or subsequently created.



     Each aggregate addition account must be an eligible account at the time of the applicable cut-off date. However, aggregate addition accounts may not be of the same credit quality as the initial accounts. Aggregate addition accounts may have been originated by the bank or other account owner, as applicable, using credit criteria different from those which were applied by the bank to the initial accounts or may have been acquired by the bank or other account owner, as applicable, from an institution which may have had different credit criteria. We refer to each date on which receivables in aggregate addition accounts or new accounts (as defined below) are first transferred to the trust as the "ADDITION DATE."



     The transferor will be required to designate aggregate addition accounts, to the extent available, (a) to maintain the Transferor Interest so that, during any period of thirty consecutive days, the Transferor Interest averaged over that period equals or exceeds the Required Transferor Interest for the same period and (b) to maintain, for so long as notes of any series remain outstanding, an aggregate amount of principal receivables in the trust portfolio equal to or greater than the Required Minimum Principal Balance.



     The Transferor Interest on any date is equal to the difference between:



          (a) the sum of



              (i) the total amount of         and  (ii)  the special funding
                  principal receivables in               account balance on the
                  the trust portfolio on the             immediately prior day
                  immediately prior day



          minus



          (b) the total invested amounts of all series of notes then outstanding.



     The "REQUIRED TRANSFEROR INTEREST" on any date will be calculated as follows:



            Required                   total amount of
            Transferor        X        principal receivables
            Percentage                 in the trust portfolio



     The "REQUIRED TRANSFEROR PERCENTAGE" initially is 7%, but may be reduced if certain conditions set forth in the transfer and servicing agreement are satisfied, including written confirmation that reducing the Required Transferor Percentage will not result in the reduction or withdrawal by any rating agency of its then-existing rating of any outstanding series or class.



     The "REQUIRED MINIMUM PRINCIPAL BALANCE" is, unless otherwise provided in the related indenture supplement, as of any date of determination, an amount equal to the sum of the numerators used in the calculation of the Investor Percentages with respect to principal receivables for all outstanding series on that date, except that with respect to any series in its early accumulation period, or any other period designated in the related indenture supplement, with an Invested Amount as of that date of determination equal to the principal funding account balance relating to that series, taking into account any deposit to be made to the principal funding account relating to that series on the transfer date following that date of determination, the numerator used in the calculation of the Investor Percentage with respect to principal receivables relating to that series will, solely for the purpose of the definition of Required Minimum Principal Balance, be deemed to equal zero.


     The transferor is also permitted to add, from time to time, participations and related collections to the trust. These "PARTICIPATIONS" must be undivided interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts. Participations may be issued under separate agreements that are similar to the agreements governing the issuance of the notes and that entitle the holder of the participation to receive percentages of collections generated by the pool of assets supporting the participation. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under these participation agreements and may be different from those specified in this prospectus. The rights and remedies of the trust as the holder of a participation (and, therefore, the noteholders) will be subject to all the terms and provisions of those participation agreements.

     The transfer and servicing agreement may be amended to permit the addition of a participation to the trust without noteholder consent if:


     - the transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer to the effect that, in the transferor's reasonable belief, adding the participation will not have an adverse effect; and



     - the amendment allowing the addition of the participation will not result in a withdrawal or reduction of the then-existing rating of any outstanding series or class.

     When the transferor transfers receivables in aggregate addition accounts or participations, it must satisfy several conditions, including, as applicable:


     - notice to the owner trustee, the indenture trustee, the servicer and each rating agency;


     - delivery and acceptance by the owner trustee of a written assignment of receivables in the aggregate addition accounts or participations to the trust;



     - delivery to the owner trustee of a computer file or microfiche list with an accurate list of all aggregate addition accounts;


     - delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer to the effect that:


        - as of the applicable cut-off date, each aggregate addition account is an eligible account;



        - any action necessary to perfect the trust's interest in the receivables arising in the aggregate addition accounts has been taken;



        - as of the applicable cut-off date and as of the addition date, none of the bank (or any other account owner), ACCS or the transferor is insolvent; and



        - the transferor has deposited all required collections into the collection account in accordance with the indenture;



     - in circumstances where (a) the transferor, in its discretion, designates aggregate addition accounts to be included as accounts for the trust or adds participations to the trust or (b) the aggregate addition accounts are not initially originated by the bank or other account owner, as applicable, each rating agency shall have provided written confirmation that the addition will not result in the reduction or withdrawal of its then-existing rating of any outstanding series or class;



     - in circumstances where the transferor is required to designate aggregate addition accounts to be included as accounts for the trust, or to add participations to the trust, each rating agency then rating any series of notes outstanding under the trust shall have previously, or, in certain limited circumstances, within a three-month period, consented to the designation of the aggregate addition accounts or the addition of the participations.



     - in the transferor's reasonable belief, adding the receivables in additional accounts or participations will not have an adverse effect; and



     - delivery of certain opinions of counsel with respect to the transfer of the receivables in the additional accounts or the participations to the trust.



  New Accounts



     The transferor also will have the right to designate, from time to time and in its sole discretion, additional eligible accounts newly originated by the bank or other account owner to be included as accounts for the trust ("NEW ACCOUNTS"). In this prospectus and accompanying prospectus supplement, we refer to aggregate addition accounts and new accounts together as the "ADDITIONAL ACCOUNTS."



     When the transferor transfers receivables in new accounts, it must satisfy several conditions, including:



     - delivery and acceptance by the owner trustee of a written assignment of receivables in the new accounts to the trust;



     - delivery to the owner trustee of a computer file or microfiche list with an accurate list of all new accounts;

     - delivery to the owner trustee of a certificate of an authorized officer to the effect that:



        - as of the applicable cut-off date, each new account is an eligible account;



        - any action necessary to perfect the trust's interest in the receivables arising in the new accounts has been taken;



        - the transferor has deposited all required collections into the collection account in accordance with the indenture;



        - as of the applicable cut-off date and the addition date, none of the bank (or other account owner), ACCS or the transferor is insolvent; and



        - the transfer of the receivables in the new accounts to the trust will not result in a pay out event or event of default;



     - delivery of certain opinions of counsel with respect to the transfer of the receivables in the new accounts; and



     - each rating agency then rating any series of notes outstanding under the trust shall have previously, or, in certain limited circumstances, within a three-month period, consented to the designation of the new accounts.



     In addition to the periodic reports otherwise required to be filed by the servicer with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, the servicer intends to file, on behalf of the trust, a Report on Form 8-K with respect to any addition to the trust of receivables in additional accounts or participations that would have a material effect on the composition of the assets of the trust.



     The transferor may, from time to time, designate one or more of its affiliates as additional transferors under the transfer and servicing agreement. In connection with this designation, the transferor will exchange the transferor certificate for a newly issued transferor certificate modified to reflect any additional transferor's interest in the Transferor Interest. The transfer and servicing agreement may be amended to permit the designation of these additional transferors and the exchange of the transferor certificate without noteholder consent upon:


     - delivery to the owner trustee and the indenture trustee of a tax opinion regarding the exchange; and


     - receipt of written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class.


REMOVAL OF ACCOUNTS


     The transferor has the right to designate certain removed accounts and to remove participations from the trust and to require the indenture trustee to transfer all receivables in the removed accounts back to the transferor, whether the receivables already exist or arise after the designation. Except as set forth below, the transferor's rights to removal are subject to satisfaction of several conditions, including:


     - written notice to the owner trustee, the indenture trustee, the servicer, each rating agency and each series enhancer;


     - delivery to the owner trustee for execution on behalf of the trust a written reassignment of receivables in the removed accounts and removed participations to the transferor or its designee;


     - delivery to the owner trustee of a computer file or microfiche list with an accurate list of all removed accounts;


     - written confirmation from each rating agency that the removal will not result in the reduction or withdrawal of its then-existing rating of any outstanding series or class;

     - delivery to the owner trustee and the indenture trustee a certificate of an authorized officer to the effect that, in the transferor's reasonable belief:

        - the removal will not have a material adverse effect on the interests of the noteholders;

        - the removal will not cause a pay out event or event of default; and

        - the accounts to be removed were not selected through a selection process believed to be materially adverse to the interests of the noteholders; and

     - any other conditions specified in the accompanying prospectus supplement.


     The conditions described above relating to rating agency confirmation and the delivery of an officer's certificate will not apply if the transferor is purchasing receivables in accounts designated for repurchase by a merchant or co-branding participant upon termination of its affinity agreement with the bank or other account owner, as applicable. See "Risk Factors -- Transferor's need to remove accounts upon termination of affinity agreements would reduce principal receivables and may require addition of new receivables" in this prospectus for a discussion of the consequences to noteholders if a significant number of these affinity agreements were terminated and the related credit card accounts were repurchased.


     In all cases of removal, the transferor will purchase the related receivables by directing the servicer to deduct the principal amount of those receivables from the Transferor Interest. If this would reduce the Transferor Interest below the Required Transferor Interest, the transferor will make a cash deposit in the trust's special funding account in the amount by which the Transferor Interest would have been reduced below the Required Transferor Interest. Any deduction or deposit is considered a payment in full for those receivables.

COLLECTION AND OTHER SERVICING PROCEDURES

     For each series of notes, the servicer will be responsible for servicing and administering the receivables in accordance with the servicer's policies and procedures for servicing credit card receivables comparable to the receivables. The servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the servicer believes to be reasonable from time to time.

     With respect to the bank portfolio, certain data processing and administrative functions associated with servicing the receivables are performed by FDR. If FDR were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by the respective cardholders could occur and the replacement of the services FDR currently provides to ACCS could be time-consuming. As a result, delays in payments to noteholders could occur.

DISCOUNT OPTION


     The transferor has the option to reclassify a percentage, called the "DISCOUNT PERCENTAGE," of collections of principal receivables in the trust portfolio as collections of finance charge receivables. This option is referred to as the "DISCOUNT OPTION." The transferor may use the Discount Option to compensate for a decline in the portfolio yield, but only if there would be sufficient principal receivables to allow for that discounting. Exercise of the Discount Option would result in a larger amount of collections of finance charge receivables and a smaller amount of collections of principal receivables. By doing so, the transferor would reduce the likelihood that a pay out event would occur as a result of a decreased portfolio yield and, at the same time, would increase the likelihood that the transferor will have to add principal receivables to the trust.

     If the Discount Percentage is greater than zero, an amount of collections of principal receivables in the trust portfolio for each monthly period equal to the product of:

     - the Discount Percentage times

     - total collections of principal receivables in the trust portfolio will be considered collections of finance charge receivables in the trust portfolio and allocated with all other collections of finance charge receivables in the trust portfolio.


     To exercise the Discount Option, the transferor must satisfy the conditions in the transfer and servicing agreement, including written confirmation from each rating agency that use of the Discount Option will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class.


TRUST ACCOUNTS


     The servicer will establish and maintain in the name of the indenture trustee, for the benefit of noteholders of all series, a "COLLECTION ACCOUNT," which shall be either (a) a segregated trust account established with the corporate trust department of a securities intermediary or (b) a segregated account with a securities intermediary that is an eligible institution (a "QUALIFIED ACCOUNT"). The servicer will also establish and maintain with a securities intermediary in the name of the indenture trustee a "SPECIAL FUNDING ACCOUNT," which also is required to be a qualified account. References to the "SECURITIES INTERMEDIARY" shall refer to any entity which is a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity and which is also a depository institution or trust company organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and having a credit rating from each rating agency in one of its generic credit rating categories which signifies investment grade. An "ELIGIBLE INSTITUTION" is defined as:


          (1)(a) a depository institution, which may include the owner trustee or the indenture trustee;

             (b) organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank); and

             (c) which at all times (i) is a member of the FDIC and (ii) has either a long-term unsecured debt rating or a certificate of deposit rating acceptable to each rating agency selected by the transferor to rate a series or class of notes; or


          (2) any other institution acceptable to each rating agency selected by the transferor to rate a series or class of notes, the selection of which will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class.



     Funds in the collection account and the special funding account will be assets of the trust and will be invested, at the direction of the servicer, in "ELIGIBLE INVESTMENTS" consisting of instruments, investment property or other property (other than securities issued by, or obligations of, ACCS) which evidence:



          (1) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;



          (2) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof, including the District of Columbia (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the trust's investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company shall be in the highest investment category of Standard & Poor's Ratings Services ("STANDARD & POOR'S"), of Moody's Investors Service, Inc. ("MOODY'S") and, if rated by Fitch IBCA, Inc. ("FITCH"), of Fitch;



          (3) commercial paper or other short-term obligations having original or remaining maturities of no more than thirty days (including short-term obligations of Associates First Capital Corporation and Associates Corporation of North America) having, at the time of the trust's investment or contractual commitment to invest, a rating in the highest rating category of Standard & Poor's, of Moody's and, if rated by Fitch, of Fitch;



          (4) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the trust's investment, a rating in the highest rating category of Standard & Poor's, of Moody's and, if rated by Fitch, of Fitch;


          (5) bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in clause (2) above;


          (6) money market funds having, at the time of the trust's investment, a rating in the highest rating category of Standard & Poor's, of Moody's and, if rated by Fitch, of Fitch (including funds for which the indenture trustee or any of its affiliates is investment manager or advisor);



          (7) time deposits (having maturities not later than the next distribution date) other than those referred to in clause (4) above, with a person whose commercial paper has a credit rating satisfactory to Standard & Poor's, Moody's and Fitch; or



          (8) any other investment upon receipt of written confirmation from each rating agency that the additional form of investment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class.


     The indenture trustee, acting as the initial paying agent (together with any successor to the indenture trustee acting in that capacity, and any entity specified in an indenture supplement to act in that capacity for the related series, referred to collectively as the "PAYING AGENT"), will have the revocable power to withdraw funds from the collection account for the purpose of making payments to the noteholders of any series pursuant to the related indenture supplement.

FUNDING PERIOD

     For any series of notes, the total amount of principal receivables in the trust available to that series may be less than the total principal amount of the notes of that series. If this occurs, the initial Invested Amount for that series of notes will be less than the principal amount of that series of notes. In this case, the related prospectus supplement will set forth the terms of the "FUNDING PERIOD," which is the period from that series' closing date to the earlier of:

     - the date that series' Invested Amount equals the principal amount of that series of notes; and

     - the date specified in the related prospectus supplement.

     During the funding period, the portion of the series amount not invested in receivables will be maintained in a "PRE-FUNDING ACCOUNT," which is a trust account established with the indenture trustee for the benefit of the noteholders of that series. On the closing date for that series of notes, this amount may be up to 100% of the principal balance of that series of notes. The Invested Amount for that series will increase as new receivables are transferred to the trust or as the Invested Amounts of other outstanding series are reduced. The Invested Amount may decrease due to charge-offs allocated to the series.

     During the funding period, funds on deposit in the pre-funding account will be paid to the transferor as the Invested Amount increases. If the Invested Amount for that series is not increased so that it equals the principal balance of the notes of that series by the end of the funding period, any amount remaining in the pre-funding account will be repaid to noteholders. This type of event may also cause repayment of other amounts to noteholders, as set forth in the related prospectus supplement.

     The prospectus supplement for a series with a funding period will set forth:

     - the series' initial Invested Amount;

     - the series' full Invested Amount, which is the initial principal balance of the series of notes;

     - the date on which the series' Invested Amount is expected to equal the full Invested Amount;

     - the date by which the funding period will end; and

     - what other events, if any, will occur if the end of the funding period is reached before the full Invested Amount is funded.

INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE

     The servicer will allocate all collections of finance charge receivables, all collections of principal receivables and all receivables in accounts which were written off as uncollectible by the servicer, called "DEFAULTED ACCOUNTS," among:

     - each series issued and outstanding;

     - the Transferor Interest; and


     - if the related prospectus supplement so states, to any series enhancers.



     All allocations of these amounts will be made through the respective Investor Percentages for each series, the Transferor Percentage and, where applicable, the percentage interest of certain series enhancers, called the "CREDIT ENHANCEMENT PERCENTAGE." The related prospectus supplements will set forth how the Investor Percentages are calculated.


     The Transferor Percentage is, in all cases, equal to 100% minus:

     - the total Investor Percentages for all outstanding series; and, if applicable, minus

     - the total Credit Enhancement Percentages for all outstanding series.

APPLICATION OF COLLECTIONS

     Except in the circumstance described below, the servicer must deposit into the collection account, no later than two business days after processing, all payments made on receivables in the trust portfolio. The servicer must also allocate these deposits between accounts and to various parties, as described below. However, the servicer will be able to make these deposits on a monthly or other periodic basis if one of the following is true:


          (1)(a) the bank remains the servicer under the transfer and servicing agreement;



             (b) Associates First Capital Corporation guarantees the performance of the servicer's obligations (unless each rating agency consents to the removal of this guarantee) and maintains a commercial paper rating of not less than A-1 by Standard & Poor's, not less than P-1 by Moody's and, if rated by Fitch, not less than F1 by Fitch; and



             (c) the bank remains a wholly-owned subsidiary of Associates First
                 Capital Corporation (directly or indirectly) and, in the event of a material change in the financial relationship between them:



                   (i)  the bank notifies each rating agency; and



                   (ii) written confirmation is received from each rating agency that the material change will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class; or

          (2) any other arrangements are made and written confirmation is received from each rating agency that the arrangements will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class.



     The servicer must make daily or periodic deposits to the collection account only to the extent that the funds are needed for deposit into other trust accounts or distribution to noteholders or other parties. If the collection account balance ever exceeds this amount for deposit or distribution, the servicer will be able to withdraw the excess and pay this amount in accordance with the transaction documents. Subject to the immediately preceding sentence, the servicer may retain its servicing fee with respect to any series and will not be required to deposit it in the collection account.


     Each time a collection account deposit is made, the servicer will withdraw from, or retain in, the collection account, as applicable, the following amounts and apply them as indicated:


          (1) the Transferor Percentage of collections of finance charge receivables and principal receivables in the trust portfolio will be paid or held for payment to the holders of the transferor certificates, provided that collections of principal receivables allocable to the holders of the transferor certificates will be paid to the holders of the transferor certificates only if the Transferor Interest exceeds zero;


          (2) for each series, the relevant Investor Percentage of collections of finance charge receivables in the trust portfolio will be retained in the collection account for allocation and payment as set forth in the related prospectus supplement;


          (3) if the series is in its revolving period, the applicable Investor Percentage of collections of principal receivables in the trust portfolio allocated to the series will be:



              (a) first, if any other principal sharing series in the same group is in its amortization period or accumulation period, retained in the collection account to be applied as shared collections to other series in that group on the related distribution date; or



              (b) second, paid to the holders of the transferor certificates only if the Transferor Interest is greater than the Required Transferor Interest and otherwise will be deposited in the special funding account;



          (4) if the series is in its controlled accumulation period, controlled amortization period or early accumulation period, as applicable, the applicable Investor Percentage of collections of principal receivables in the trust portfolio allocated to the series up to the amount, if any, specified in the accompanying prospectus supplement will be retained in the collection account or deposited in a principal funding account, as applicable, for allocation and payment to noteholders as described in the accompanying prospectus supplement; provided that if collections of principal receivables exceed the principal payments which may be allocated or distributed to noteholders, the excess will be applied as shared principal collections or paid to the holders of the transferor certificates, as described, and subject to the limitations, in clause (3) above; and


          (5) if the series is in its early amortization period, the applicable Investor Percentage of collections of principal receivables in the trust portfolio will be retained in the collection account for application and payment as provided in the accompanying prospectus supplement.

     In the case of a series of notes having more than one class, the amounts in the collection account will be allocated and applied to each class in the manner and order of priority described in the accompanying prospectus supplement.

     Any amounts collected in respect of principal receivables and not paid to the holders of the transferor certificates because the Transferor Interest is less than the Required Transferor Interest as described in paragraph (3) above (with respect to each series, "UNALLOCATED PRINCIPAL COLLECTIONS"), together with any adjustment payments as described below, will be paid to and held in the special funding account and paid to the holders of the transferor certificates if, and only to the extent that, the Transferor Interest is greater than the Required Transferor Interest. If an amortization period or accumulation period has commenced, unallocated principal collections will be held for distribution to the noteholders on the dates specified in the accompanying prospectus supplement or accumulated for distribution on the expected principal payment date, as applicable, and distributed to the noteholders of each class or held for and distributed to the noteholders of other series of notes issued by the trust in the manner and order of priority specified in the accompanying prospectus supplement.

SHARED EXCESS FINANCE CHARGE COLLECTIONS


     If a series is identified in the indenture supplement for that series as included in a group, collections of finance charge receivables in the trust portfolio allocated to the series in excess of the amount needed to make deposits or payments with respect to that series may be treated as "EXCESS FINANCE CHARGE COLLECTIONS" and may be shared with other series identified in the indenture supplements for those other series as included in the same group (each, an "EXCESS ALLOCATION SERIES"). If one series requires more collections of finance charge receivables than allocated through its Investor Percentage, it will have access to all of these shared excess finance charge collections in other series in its group. If two or more series require more collections of finance charge receivables, excess finance charge collections in the group will be shared among the series in the manner and priority set forth in the related indenture supplements.


SHARED PRINCIPAL COLLECTIONS AND TRANSFEROR PRINCIPAL COLLECTIONS


     If a series is allocated principal in excess of the amount needed for deposit or payment, this excess amount will be treated as "SHARED PRINCIPAL COLLECTIONS" and will be available to make principal payments or deposits required by other series identified in the indenture supplements for those series as included in the same group (each, a "PRINCIPAL SHARING SERIES"). If the aggregate of this excess amount for all principal sharing series exceeds the aggregate of amounts needed for payment or deposit by other principal sharing series, that excess will be paid to the holders of the transferor certificates. However, if the Transferor Interest is less than the Required Transferor Interest, the servicer will not pay this excess to the holders of the transferor certificates but will instead deposit this excess in the special funding account. If collections of principal receivables in the trust portfolio allocated to a series are shared with another series, the Invested Amount for the series from which collections were shared will not be reduced.



     Collections of principal receivables in the trust portfolio allocated to the Transferor Interest but not due to the holder of any participation in the transferor certificates or the holder of any supplemental certificate, and other amounts payable to the transferor with respect to collections of principal receivables, regardless of whether those collections were initially allocated to the transferor or any series, are treated as "SHARED TRANSFEROR PRINCIPAL COLLECTIONS" and may be available to make principal payments or deposits required by noteholders of one or more series identified in the indenture supplements for those series as entitled to receive shared transferor principal collections. Shared transferor principal collections will be applied only after shared principal collections have been applied. We cannot assure you that there will be any shared transferor principal collections for any monthly period.


DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES; INVESTOR CHARGE-OFFS


     Unless otherwise specified in the accompanying prospectus supplement, for each series of notes, on the earlier of (a) the third business day and (b) the fifth calendar day (or, if the fifth calendar day is not a business day, then the preceding business day) preceding the seventeenth day of each calendar month (the "DETERMINATION DATE"), the servicer will calculate the aggregate Investor Default Amount for the preceding monthly period, which will be equal to the aggregate amount of the Investor Percentage of principal receivables in defaulted accounts; that is, accounts which in that monthly period were written off as uncollectible in accordance with the servicer's policies and procedures for servicing credit card receivables comparable to the receivables. If so provided in the accompanying prospectus supplement, an amount equal to the Investor Default Amount for any monthly period may be paid from other amounts, including from credit enhancement, and applied to pay principal to noteholders or, subject to certain limitations, the holder of the Transferor Interest, as appropriate.


     With respect to each series of notes, the Invested Amount with respect to that series will be reduced by the amount by which the Investor Default Amount exceeds the amount of finance charge collections allocated to fund the Investor Default Amount for that monthly period ("INVESTOR CHARGE-OFFS"). In no event, however, will the Invested Amount be reduced below zero for any monthly period. Investor Charge-Offs will be reimbursed on any distribution date to the extent amounts on deposit in the collection account and otherwise available exceed the interest, fees and any aggregate Investor Default Amount payable on that date. This reimbursement of Investor Charge-Offs will result in an increase in the Invested Amount with respect to that series.



     If the servicer adjusts the amount of any principal receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because that principal receivable was created in respect of merchandise which was refused or returned by a cardholder, then the Transferor Interest will be reduced, on a net basis, by the amount of the adjustment. In addition, the Transferor Interest will be reduced, on a net basis, as a result of transactions in respect of any principal receivable which was discovered as having been created through a fraudulent or counterfeit charge. If reducing the Transferor Interest would cause it to be less than the Required Transferor Interest, the Transferor will be required to pay the deficient amount into the special funding account.



     The "INVESTOR DEFAULT AMOUNT" will be an amount calculated in accordance with the related prospectus supplement.


DEFEASANCE


     The trust may terminate its substantive obligations in respect of any series or all outstanding series by depositing with the indenture trustee, from amounts representing, or acquired with, collections of receivables, money or eligible investments sufficient to make all remaining scheduled interest and principal payments on that series or all outstanding series of notes of the trust, as the case may be, on the dates scheduled for those payments and to pay all amounts owing to any series enhancer with respect to that series or all outstanding series, as the case may be, if certain conditions are satisfied, including (i) the action would not result in a pay out event for any series and
(ii) receipt by the indenture trustee and the servicer of written confirmation that the action will not result in the reduction or withdrawal by any rating agency of its then-existing rating of any outstanding series or class. Prior to its first exercise of its right to substitute money or eligible investments for receivables, the trust will deliver to the indenture trustee an opinion of counsel to the effect that:



     - for federal income tax purposes, the deposit and termination of obligations will not cause the trust, or any portion of the trust, to be deemed to be an association (or publicly traded partnership) taxable as a corporation; and



     - the deposit and termination of obligations will not result in the trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


FINAL PAYMENT OF PRINCIPAL; TERMINATION


     For each series, the servicer has the option to repurchase the notes at any time after the remaining outstanding principal amount of that series is 5% or less of the initial principal amount of that series (as increased by the principal balance of any notes of that series issued after the related closing date) if certain conditions set forth in the related indenture supplement are met. The repurchase price will equal:


     - the outstanding principal amount of the notes of that series, plus

     - any accrued and unpaid interest through the day preceding the distribution date on which the repurchase occurs or, if the repurchase occurs on any other date, through the day preceding the distribution date immediately following the repurchase date.

     For any series of notes, the related prospectus supplement may specify different conditions to the servicer's repurchase option and a different method for determining the repurchase price.



     The notes of each series will be retired on the day following the date on which the final payment of principal is made to the noteholders, whether as a result of optional reassignment to the transferor or otherwise. Each prospectus supplement will specify the series final maturity date with respect to the related series of notes. However, the notes may be subject to prior termination as provided above. For any series the failure to pay principal of the related notes on the series final maturity date will be an event of default and the indenture trustee or holders of a specified percentage of the notes of that series will have certain rights described under "The Indenture -- Events of Default; Rights upon Event of Default" in this prospectus.



     Unless the servicer and the holder of the Transferor Interest instruct the indenture trustee otherwise, the trust will terminate on the earlier of the day on which (i) the rights of all series of notes to receive payments from the trust have terminated and (ii) the trust is legally dissolved. Upon the termination of the trust and the surrender of the transferor certificates, the indenture trustee shall convey to the holders of the transferor certificates all right, title and interest of the trust in and to the receivables and other funds of the trust.



ISSUANCE OF ADDITIONAL NOTES



     If specified in the prospectus supplement for any series of notes, from time to time during the revolving period for that series, the transferor may, subject to certain conditions described in the applicable prospectus supplement, cause the trust to issue additional notes of the same series (each issuance, an "ADDITIONAL ISSUANCE"). When issued, the additional notes of each class of that series will be identical in all respects to the other outstanding notes of that class and will be equally and ratably entitled to the benefits of the transfer and servicing agreement, the indenture and the applicable indenture supplement without preference, priority or distinction.



     In connection with each additional issuance, the outstanding principal amounts of each class of notes and the series enhancement will be increased proportionately and the Invested Amount will be increased to reflect the initial principal balance of the additional notes of each class. The additional series enhancement provided in connection with an additional issuance may take the form of a letter of credit, the establishment of a cash collateral account, the purchase of interest rate caps or swaps and/or another form of series enhancement as described under "Credit Enhancement" in this prospectus, provided that the form and amount of additional series enhancement will not cause a reduction or withdrawal by any rating agency of its then-current rating of any outstanding series or class.


PAIRED SERIES

     The prospectus supplement for a series of notes will specify whether that series may be paired with a previously or later issued series so that a decrease in the Invested Amount of the previously issued series results in a corresponding increase in the Invested Amount of the later issued series. We call each of these series a "PAIRED SERIES." In general, a series may be issued as a paired series so the trust can fund the amount by which the previously issued series has amortized and will amortize in the future.

     If a pay out event occurs for the previously issued series or its paired series when the previously issued series is amortizing, the Investor Percentage for the allocation of collections of principal receivables for the previously issued series may be reset to a lower percentage as described in the prospectus supplement for that series and the period over which it will amortize may be lengthened as a result. The extent to which the period over which it amortizes is lengthened will depend on many factors, only one of which is the reduction of its Investor Percentage. For a discussion of these factors, see "Risk Factors -- Issuance of additional series by the trust may affect the timing of payments to you" in this prospectus and "Maturity Considerations" in the accompanying prospectus supplement.

PAY OUT EVENTS

     Unless otherwise specified in the accompanying prospectus supplement, as described above, the revolving period will continue through the date specified in the accompanying prospectus supplement unless a pay out event occurs prior to that date. A "PAY OUT EVENT" occurs with respect to all series issued by the trust upon the occurrence of any of the following events:


        (a) certain bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor, ACCS or the bank, unless written confirmation is received from each rating agency that the removal of the bank from this pay out event will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class;


        (b) the transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement; or


        (c) the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


     In addition, a pay out event may occur with respect to any series upon the occurrence of any other event specified in the accompanying prospectus supplement. On the date on which a pay out event is deemed to have occurred, the early amortization period or, if so specified in the accompanying prospectus supplement, the early accumulation period will commence. If, because of the occurrence of a pay out event, the early amortization period begins earlier than the scheduled commencement of an amortization period or prior to an expected principal payment date, noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes.

     In addition to the consequences of a pay out event discussed above, unless otherwise specified in the accompanying prospectus supplement, if certain bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to the transferor, on the day of that event the transferor will immediately cease to transfer principal receivables to the trust and promptly give notice to the indenture trustee and the owner trustee of this event. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables and finance charge receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets and will be applied as specified above in "-- Application of Collections" and in the accompanying prospectus supplement.


     If the only pay out event to occur is either the insolvency of the transferor or the commencement of a bankruptcy case by or against the transferor, the bankruptcy court may have the power to require the continued transfer of principal receivables to the trust. See "Risk Factors -- If a conservator or receiver were appointed for Associates National Bank (Delaware), or if Associates Credit Card Services, Inc. or Associates Credit Card Receivables Corp. became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur" in this prospectus.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicer receives a fee for its servicing activities and reimbursement of expenses incurred in administering the trust. This servicing fee accrues for each outstanding series in the amounts and calculated on the balances set forth in the related prospectus supplement. Each series' servicing fee is payable each period from collections of finance charge receivables allocated to the series; some series, however, may direct all or a portion of the Interchange arising from the accounts toward paying the servicing fee. Neither the trust nor the noteholders are responsible for any servicing fee allocable to the Transferor Interest.

CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

     The servicer may not resign from its obligations and duties under the transfer and servicing agreement, except:

     - upon a determination that performance of its duties is no longer permissible under applicable law; or


     - upon assumption of its obligations and duties by one of its affiliates that is a wholly owned subsidiary of Associates First Capital Corporation or by appointment of any other eligible successor if written confirmation is received from each rating agency that the appointment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class.



     If within 120 days of the determination that the servicer is no longer permitted to act as servicer, the indenture trustee is unable to appoint a successor, then the indenture trustee will act as servicer. If the indenture trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor.



     The servicer may not resign until the indenture trustee or another successor has assumed the servicer's obligations and duties. The bank is permitted to assign part or all of its obligations and duties as servicer to one of its affiliates if it guarantees its affiliate's performance.


     The servicer will indemnify the trust, the owner trustee and the indenture trustee for any losses suffered as a result of (a) its actions or omissions as servicer or (b) the administration by the owner trustee of the trust, except in each case, for losses resulting from the negligence or willful misconduct of the owner trustee or the indenture trustee, as applicable.

     Neither the servicer nor any of its directors, officers, employees or agents will be under any other liability to the trust, the owner trustee, the indenture trustee, the noteholders, any series enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement. In addition, the transfer and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the transfer and servicing agreement and which in its opinion may expose it to any expense or liability.

     Each transferor will be severally, but not jointly, liable for all of its obligations, covenants, representations and warranties under the transfer and servicing agreement. No transferor nor any of its directors, officers, employees, incorporators or agents will be liable to the trust, the owner trustee, the indenture trustee, the noteholders, any series enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement.

     The trust agreement provides that the transferor may transfer its interest in all or a portion of the transferor certificate by exchanging its transferor certificate for a newly issued transferor certificate and a second certificate, called a "SUPPLEMENTAL CERTIFICATE." The terms of the supplemental certificate must be defined in a supplement to the trust agreement. Before a supplemental certificate is issued, the following must occur:

     - notice of the exchange to the owner trustee, the indenture trustee, the servicer and each rating agency;

     - delivery to the owner trustee and the indenture trustee of an executed supplement to the trust agreement;

     - written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class;


     - delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that it reasonably believes the exchange will not have an adverse effect;

     - delivery to the owner trustee and the indenture trustee of a tax opinion regarding the exchange; and

     - the total amount of principal receivables in the trust portfolio, plus the principal amount of any participations transferred to the trust must exceed the Required Minimum Principal Balance on the date of the exchange.

     No supplemental certificate may be transferred or exchanged unless a tax opinion is delivered to the owner trustee and the indenture trustee regarding the exchange.


     The transferor or the servicer may consolidate with, merge into, or sell its business to, another entity, in accordance with the transfer and servicing agreement on the following conditions:



     - if the transferor or the servicer, as the case may be, is not the surviving entity, execution of an agreement relating to the succession that supplements the transfer and servicing agreement;



     - in the case of a transaction relating to the transferor, (i) delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement and the validity and enforceability of the supplemental agreement and (ii) written confirmation from each rating agency that the succession will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class; and



     - in the case of a transaction relating to the servicer, (i) delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the servicer and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement, (ii) notification of the succession to each rating agency and (iii) that the successor is eligible to act as servicer.


SERVICER DEFAULT

     The transfer and servicing agreement specifies the duties and obligations of the servicer. A failure by the servicer to perform its duties or fulfill its obligations can result in a Servicer Default.

     A "SERVICER DEFAULT" includes each of the following:


        (1) failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the indenture trustee to do so, within five business days of the required date under the transfer and servicing agreement, the indenture or any indenture supplement;


        (2) failure on the part of the servicer to observe or perform any of its other covenants or agreements if the failure:


            (a) has an adverse effect;



            (b) continues unremedied for a period of sixty days after notice to
                (i) the servicer by the owner trustee or the indenture trustee, or (ii) the servicer, the owner trustee and the indenture trustee by noteholders of 10% or more of the then-outstanding principal amount of all of the trust's outstanding series (or, where the servicer's failure does not relate to all series, 10% or more of the then-outstanding principal amount of all series affected); or



            (c) the servicer assigns or delegates its duties, except as specifically permitted under the transfer and servicing agreement;

        (3) any representation, warranty or certification made by the servicer in the transfer and servicing agreement, or in any certificate delivered pursuant to the transfer and servicing agreement, proves to have been incorrect when made if it:


            (a) has an adverse effect on the rights of the noteholders of any series; and



            (b) continues to have an adverse effect on those noteholders for a period of sixty days after notice to (i) the servicer by the owner trustee or the indenture trustee, or (ii) the servicer, the owner trustee and the indenture trustee by noteholders of 10% or more of the then-outstanding principal amount of all of the trust's outstanding series (or, where the servicer's inaccuracy does not relate to all series, 10% or more of the then- outstanding principal amount of all series affected);


        (4) specific bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer; or

        (5) any other event specified in the accompanying prospectus supplement.


     Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (1) above for a period of ten business days after the applicable grace period, or referred to under clause (2) or (3) for a period of sixty business days after the applicable grace period, will not constitute a Servicer Default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any of these events, the servicer will not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the transfer and servicing agreement and the servicer must provide the indenture trustee, the owner trustee, each transferor and any provider of enhancement and/or any issuer of any third-party credit enhancement (a "SERIES ENHANCER") with an officer's certificate giving prompt notice of its failure or delay, together with a description of its efforts to perform its obligations.



     If a Servicer Default occurs, for as long as it has not been remedied, the indenture trustee or noteholders representing a majority of the then-outstanding principal amount of all of the trust's outstanding series may give notice to the servicer and the owner trustee (and to the indenture trustee if given by the noteholders) terminating all of the rights and obligations of the servicer under the transfer and servicing agreement and the indenture trustee may appoint a new servicer. The indenture trustee will as promptly as possible appoint an eligible successor to the servicer. If no successor has been appointed or has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor. If the indenture trustee is unable to obtain bids from eligible servicers within sixty days of notice of termination of the servicer and the servicer delivers a certificate of an authorized officer to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the indenture trustee is legally unable to act as successor, then the indenture trustee will give the transferor a right of first refusal to purchase the interests of the noteholders in the trust on the distribution date in the next calendar month at a price equal to the sum of the amounts specified for each series outstanding in the related indenture supplement.


     The rights and obligations of the transferor under the transfer and servicing agreement will be unaffected by any change in servicer.


     In the event that a conservator or receiver is appointed for the servicer or a bankruptcy case is commenced by or against the subservicer, the conservator or receiver or the bankruptcy court may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer.


REPORTS TO NOTEHOLDERS

     Noteholders of each series issued by the trust will receive reports with information on the series and the trust. The paying agent will forward to each noteholder of record a report, prepared by the servicer, for its series on the distribution dates for that series. The report will set forth information as specified in the related prospectus supplement. If a series has multiple classes, information will be provided for each class, as specified in the related prospectus supplement.

     Periodic information to noteholders generally will include:

     - the total amount distributed;


     - the amount of principal and interest for distribution;


     - collections of principal receivables and finance charge receivables allocated to the series;

     - the aggregate amount of principal receivables, the Invested Amount and the Invested Amount as a percentage of the aggregate amount of the principal receivables in the trust portfolio;

     - the aggregate outstanding balance of accounts broken out by delinquency status;

     - the aggregate defaults allocated to the series;

     - Investor Charge-Offs for the series and any reimbursements of previous Investor Charge-Offs;

     - the monthly servicing fee for that series;

     - the amount available under any enhancement and credit enhancement, if any, for the series or each class of the series;


     - the Base Rate and Portfolio Yield (each as defined in the accompanying prospectus supplement) for the series; and


     - if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate.

     By January 31 of each calendar year, the paying agent will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer, containing the type of information presented in the periodic reports, aggregated for that calendar year or the portion of that calendar year that the person was a noteholder, together with other information that is customarily provided to holders of debt, to assist noteholders in preparing their United States tax returns.

EVIDENCE AS TO COMPLIANCE

     The transfer and servicing agreement provides that on or before April 30 of each calendar year, the servicer will have a firm of independent certified public accountants furnish a report showing that, for the prior calendar year:


     - the accounting firm has issued a SAS 70 report on certain aspects of the servicer's internal controls and that, in the accounting firm's opinion, based on their examination, as noted in their report, the controls that were tested were operating with sufficient effectiveness to provide reasonable, but not absolute, assurance that the control objectives described were achieved, and



     - the accounting firm has compared certain amounts set forth in the periodic reports prepared by the servicer for the prior calendar year with the servicer's computer reports and that the amounts are in agreement, except for any discrepancies noted in the accounting firm's report.


     The transfer and servicing agreement also provides that by April 30 of each calendar year, the servicer will deliver to the owner trustee, the indenture trustee and each rating agency a certificate of an authorized officer to the effect that the servicer has fully performed its obligations under the transfer and servicing agreement during the preceding year, or, if there has been a default in the performance of any of its obligations, specifying the nature and status of default.

AMENDMENTS


     The transfer and servicing agreement may be amended by the transferor, the servicer and the issuer, without the consent of the indenture trustee or the noteholders of any series, on the following conditions:



     - the transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer stating that, in the transferor's reasonable belief, the amendment will not have an adverse effect; and



     - written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class.



     The transfer and servicing agreement may also be amended by the servicer and the issuer at the direction of the transferor, without the consent of the indenture trustee, the noteholders of any series or the series enhancers for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to (i) qualify as, and to permit an election to be made for the trust to be treated as, a "financial asset securitization investment trust" under the Code and (ii) avoid the imposition of state or local income or franchise taxes on the trust's property or its income. The following conditions apply for the amendments described in this paragraph:


     - delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that the requirements under the transfer and servicing agreement applicable to the proposed amendments have been met;


     - receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class; and


     - the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the transfer and servicing agreement.

     The amendments which the transferor may make without the consent of the noteholders of any series or the series enhancers for any series in accordance with the preceding paragraph may include, without limitation, the addition of a sale of receivables in the trust portfolio.


     The transfer and servicing agreement may also be amended by the transferor, the servicer and the issuer with the consent of noteholders representing at least 66 2/3% of the then-outstanding principal balance of the notes of all series adversely affected by the amendment. Even with consent, no amendment may occur if it:


        (1) reduces the amount of, or delays the timing of:


            (a) any distributions to be made to noteholders of any series
                (changes in pay out events or events of default that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions for purposes of this clause) or deposits of amounts to be distributed; or



            (b) the amount available under any series enhancement, in each case, without the consent of each affected noteholder;


        (2) changes the manner of calculating the interests of any noteholder, without the consent of each affected noteholder;

        (3) reduces the percentage of the outstanding principal balance of the notes required to consent to any amendment, without the consent of each affected noteholder; or

        (4) adversely affects the rating of any series or class by each rating agency, without the consent of noteholders representing at least 66 2/3% of the then-outstanding principal balance of the notes of each affected series or class.

                                 THE INDENTURE

     The following summarizes certain terms of the indenture and is qualified in its entirety by reference to the indenture.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT


     With respect to the notes of any series, an "EVENT OF DEFAULT" under the indenture will be any of the following:



        (1) the trust fails to pay principal when it becomes due and payable;



        (2) the trust fails to pay interest when it becomes due and payable and the default continues for a period of thirty-five days;



        (3) the trust fails to observe or perform covenants or agreements made in the indenture, and:



            (a) the failure continues, or is not cured, for sixty days after notice to the trust by the indenture trustee or to the trust and the indenture trustee by noteholders representing 50% or more of the then-outstanding principal amount of all of the trust's outstanding series; and



            (b) as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period; or



        (4) certain bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the trust.


     Failure to pay the full principal amount of a note on its expected principal payment date will not constitute an event of default.

     An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.


     If an event of default referred to in clause (1), (2) or (3) above should occur and be continuing with respect to the notes, the indenture trustee or noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series may declare the principal of the notes of that series to be immediately due and payable. If an event of default referred to in clause (4) above should occur and be continuing with respect to the notes, the unpaid principal and interest due on the notes automatically will be deemed to be declared due and payable. These declarations may, under certain circumstances, be rescinded by noteholders holding more than 50% of the then-outstanding principal balance of the notes of that series.



     Generally, in the case of any event of default, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any of the holders of the notes of the affected series if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to those provisions for indemnification and certain limitations contained in the indenture, noteholders holding more than 50% (if an event of default has occurred and is continuing) of the then-outstanding principal balance of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of all noteholders of the affected series.


     After acceleration of a series of notes, principal collections and finance charge collections allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the final maturity date of the notes. Funds in the collection account, the special funding account and other trust accounts for an accelerated series of notes will be applied immediately to pay principal of and interest on those notes.


     Upon acceleration of the maturity of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.

     In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

     - the noteholder gives the indenture trustee written notice of a continuing event of default;


     - the noteholders of at least 25% of the then-outstanding principal balance of the affected series make a written request of the indenture trustee to institute a proceeding as indenture trustee;


     - the noteholders offer reasonable indemnification to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding;


     - the indenture trustee has not instituted a proceeding within sixty days after receipt of the request and offer of indemnification; and


     - the indenture trustee has not received from noteholders holding more than 50% of the then-outstanding principal balance of the notes of that series a direction inconsistent with the request.

     If any series of notes has been accelerated following an event of default, and the indenture trustee has not received any valid directions from those noteholders, the indenture trustee may elect to continue to hold the portions of the trust assets that secures those notes and apply distributions on the trust assets to make payments on those notes to the extent funds are available.


     Subject to the provisions of the indenture relating to the duties of the indenture trustee, if any series of notes has been accelerated following an event of default, the indenture trustee may:



     - institute proceedings in its own name for the collection of all amounts then payable on the notes of the affected series; or



     - take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.



     Subject to the conditions described below, the indenture trustee also may, at the direction of noteholders holding more than 50% of the then-outstanding principal balance of the series of accelerated notes, cause the trust to sell principal receivables in an amount equal to the product of (a) the Invested Amount for the series of accelerated notes and (b) a fraction, the numerator of which is one and the denominator of which is equal to the excess of one over the Discount Percentage, and the related finance charge receivables, in accordance with the indenture.



     One of the following conditions that must be satisfied for the indenture trustee to exercise this remedy:



     - the indenture trustee receives the consent of all noteholders of the affected series;



     - the indenture trustee determines that any proceeds from exercising this remedy will be sufficient to discharge in full all principal and interest due on the accelerated notes; or



     - the indenture trustee determines that the trust assets may not continue to provide sufficient funds for the payment of principal of and interest on those notes as they would have become due if the notes had not been accelerated, and the indenture trustee obtains the consent of noteholders holding at least 66 2/3% of the then-outstanding principal balance of each class of the notes of the affected series.

     The indenture trustee and the noteholders will covenant that they will not at any time institute against the trust or the transferor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.


     The remedies described above are the exclusive remedies available to the noteholders with respect to an event of default. The indenture trustee and each noteholder, by its acceptance of an interest in any note, waive any other remedy that may be available under the UCC as then in effect in any applicable jurisdiction.


     None of the transferor, the administrator, the owner trustee, the indenture trustee, the servicer, the bank or the trust, in its individual capacity, nor any holder of an ownership interest in the trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture. The notes will represent obligations solely of the trust, and the notes will not be insured or guaranteed by the transferor, the servicer, the administrator, the owner trustee, the indenture trustee, the bank or any other person or entity.

CERTAIN COVENANTS


     The indenture provides that the trust may not consolidate with, merge into or sell its business to, another entity, unless certain conditions are satisfied, including:



     - (a) in the case of a consolidation or merger, the entity (if other than the trust) formed by or surviving the consolidation or merger, or (b) in the case of a sale of its business, the entity that acquires the trust's business



        - is organized under the laws of the United States, any state thereof or the District of Columbia;



        - is not subject to regulation as an "investment company" under the Investment Company Act of 1940, as amended; and



        - expressly assumes, by supplemental indenture, the trust's obligation to make due and punctual payments upon the notes and the performance of every covenant of the trust under the indenture;


     - no pay out event or event of default shall have occurred and be continuing immediately after the merger, consolidation or sale;


     - written confirmation is received from each rating agency that the transaction will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class;



     - the trust has received a tax opinion and an opinion of counsel to the effect that the consolidation, merger or sale would have no material adverse federal income tax consequence to any noteholder;


     - any action as is necessary to maintain the lien and security interest created by the indenture shall have been taken; and

     - the trust has delivered to the indenture trustee an opinion of counsel and officer's certificate each stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.


     As long as the notes are outstanding, the trust will not:



     - except as expressly permitted by the indenture, the transfer and servicing agreement or certain related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust that secure the notes;

     - claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the assets of the trust that secure the notes;


     - voluntarily dissolve or liquidate in whole or in part; or

     - permit (A) the validity or effectiveness of the indenture to be impaired, or permit the lien under the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, except as may be created by the terms of the indenture; or (C) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the trust that secure the notes.

     The trust may not engage in any activity other than as specified under "The Issuer" in this prospectus. The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes and the indenture.

MODIFICATION OF THE INDENTURE


     The trust and the indenture trustee may, without the consent of any noteholders but with prior written notice to each rating agency, enter into one or more supplemental indentures for any of the following purposes:


     - to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee's lien under the indenture, or to add to the property pledged to secure the notes;

     - to reflect the agreement of another person to assume the role of the trust;

     - to add to the covenants of the trust, for the benefit of the noteholders, or to surrender any right or power of the trust;

     - to transfer or pledge any property to the indenture trustee;


     - to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture as long as that action would not adversely affect the interests of the noteholders;


     - to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture;

     - to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939, as amended, or any similar federal statute later enacted;

     - to permit the issuance of one or more new series of notes in accordance with the indenture; or

     - to terminate any interest rate swap agreement or other credit enhancement in accordance with the related indenture supplement.

     The trust and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture, upon:


     - receipt of written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class;



     - receipt of a certificate of an authorized officer of the transferor to the effect that, in the transferor's reasonable belief, the action will not have an adverse effect on the interests of the noteholders of any outstanding series; and



     - delivery of a tax opinion to each rating agency.



     The trust and the indenture trustee may also, without the consent of the noteholders of any series or the series enhancers for any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to (i) qualify as, and to permit an election to be made for the trust to be treated as, a "financial asset securitization investment trust" under the Code and (ii) to avoid the imposition of state or local income or franchise taxes on the trust's property or its income. The following conditions apply for the amendments described in this paragraph:


     - delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that the requirements under the indenture applicable to the proposed amendments have been met;


     - receipt of written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class; and


     - the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the indenture.

     The trust and the indenture trustee will not, without prior notice to each rating agency and without the consent of each noteholder affected, enter into any supplemental indenture to:

     - change the date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note is payable;

     - impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

     - reduce the percentage of the aggregate principal amount of the notes of any series, whose consent is required (a) for execution of any supplemental indenture or (b) for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

     - reduce the percentage of the aggregate outstanding amount of the notes required to direct the indenture trustee to sell or liquidate the trust assets if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

     - decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture that specify the percentage of the principal amount of the notes of a series necessary to amend the indenture or other related agreements;


     - modify provisions of the indenture prohibiting the voting of notes held by the trust, any other party obligated on the notes, or ACCS, the bank, any other account owner or any of their affiliates; or


     - permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.


     The trust and the indenture trustee may otherwise, with receipt of written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class and with the consent of noteholders holding more than 50% of the then-outstanding principal balance of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture.


ANNUAL COMPLIANCE STATEMENT

     The trust will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

     The indenture trustee will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported.

LIST OF NOTEHOLDERS

     Upon the issuance of definitive notes, three or more holders of the notes who have each owned a note for at least six months may obtain access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

SATISFACTION AND DISCHARGE OF INDENTURE

     An indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

THE INDENTURE TRUSTEE


     The indenture trustee may resign at any time, in which event your administrator will appoint a successor indenture trustee for your series. The administrator may also remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture, if the indenture trustee becomes insolvent or otherwise becomes legally unable to act as indenture trustee. The administrator will then be obligated to appoint a successor indenture trustee for your series. If an event of default occurs under the indenture, under the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more classes of each series of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any class or series of notes will not become effective until the successor indenture trustee accepts its appointment.


CERTAIN MATTERS REGARDING THE ADMINISTRATOR

     The administrator will, to the extent provided in the administration agreement, provide the notices and perform on behalf of the trust other administrative obligations required by the indenture.

                               CREDIT ENHANCEMENT

GENERAL

     For any series, credit enhancement may be provided with respect to one or more of the related classes. Credit enhancement may be in the form of the subordination of one or more classes of the notes of that series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of credit enhancement described in the accompanying prospectus supplement, or any combination of these. If so specified in the accompanying prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class to the extent described in that accompanying prospectus supplement.

     Unless otherwise specified in the accompanying prospectus supplement for a series, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

     If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

     - the amount payable under that credit enhancement;

     - any conditions to payment not described here;

     - the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced; and

     - any material provision of any agreement relating to that credit enhancement.


     Additionally, the accompanying prospectus supplement may set forth certain information with respect to any series enhancer, including:


     - a brief description of its principal business activities;

     - its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     - if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

     - its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.


     If so specified in the accompanying prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the notes of that series following the occurrence of certain pay out events with respect to that series. In this event, the series enhancer will have an interest in certain cash flows in respect of the receivables to the extent described in that prospectus supplement called the "ENHANCEMENT INVESTED AMOUNT").


SUBORDINATION

     If so specified in the accompanying prospectus supplement, one or more classes of any series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to the senior notes. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any distribution date for that series will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event of certain types of losses not covered by another credit enhancement.

     The accompanying prospectus supplement will also set forth information concerning:

     - the amount of subordination of a class or classes of subordinated notes in a series;

     - the circumstances in which that subordination will be applicable;

     - the manner, if any, in which the amount of subordination will decrease over time; and

     - the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of senior notes.

     If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the accompanying prospectus supplement will specify the manner and conditions for applying that cross-support feature.

LETTER OF CREDIT

     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit, referred to as the "L/C BANK," will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.

     The maximum liability of an L/C bank under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial Investor Amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

CASH COLLATERAL GUARANTY OR ACCOUNT

     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by a guaranty, referred to as the "CASH COLLATERAL GUARANTY" secured by the deposit of cash or certain permitted investments in an account, referred to as the "CASH COLLATERAL ACCOUNT," reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available pursuant to the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

SURETY BOND OR INSURANCE POLICY

     If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

     If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

SPREAD ACCOUNT

     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the periodic deposit of certain available excess cash flow from the trust assets into an account, referred to as the "SPREAD ACCOUNT," intended to assist with subsequent distribution of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

RESERVE ACCOUNT

     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes or any related enhancement will be provided by the establishment of an account, referred to as the "RESERVE ACCOUNT." The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination of these arrangements. The reserve account will be established to assist with the subsequent distribution of principal or interest on the notes of that series or the related class or any other amount owing on any related enhancement in the manner provided in the accompanying prospectus supplement.

                     DESCRIPTION OF THE PURCHASE AGREEMENTS


     The following summary is qualified in its entirety by the receivables purchase agreement entered into by the bank and ACCS (the "RECEIVABLES PURCHASE AGREEMENT") and the receivables purchase agreement entered into by ACCS and the transferor (the "ACCS RECEIVABLES PURCHASE AGREEMENT" and, together with the receivables purchase agreement, the "PURCHASE AGREEMENTS"). Each of the bank and ACCS, in its capacity as a seller of receivables under a purchase agreement, is referred to as a "SELLER." Forms of these agreements are filed as exhibits to the registration statement of which this prospectus is a part.



     Sale of Receivables. Pursuant to the ACCS receivables purchase agreement, ACCS sold and, in the future, may sell to the transferor all of its right, title and interest in and to (i) all of the receivables existing in the initial accounts as of the cut-off date and in additional accounts as of the applicable cut-off date and (ii) recoveries allocable to those receivables and certain other property.



     Pursuant to the receivables purchase agreement, the bank sold and, in the future, may sell to ACCS all of its right, title and interest in and to (i) all of the receivables existing in the initial accounts as of the cut-off date and in additional accounts as of the applicable cut-off date and (ii) recoveries allocable to those receivables and certain other property.



     In connection with this sale of receivables under each purchase agreement, each seller will indicate in its files that those receivables have been sold by the seller for ultimate transfer to the trust. The records and agreements relating to the accounts and receivables for the trust portfolio may not be segregated by the sellers from other documents and agreements relating to other credit accounts and receivables. Each seller will file UCC financing statements meeting the requirements of applicable law in each of the jurisdictions necessary to perfect the ownership or security interest of each purchaser in those receivables. See "Risk Factors -- Some liens would be given priority over your notes which could cause delayed or reduced payments" and "Certain Legal Aspects of the Receivables" in this prospectus.



     Representations and Warranties. In each purchase agreement, the seller represents and warrants to the transferor to the effect that, among other things, as of the date of the purchase agreement and, with respect to any receivables in any designated additional accounts, as of the date of designation of those additional accounts, it is duly organized and in good standing and has the authority to consummate the transactions contemplated by the purchase agreement. In each purchase agreement, the seller additionally represents and warrants that as of the initial cut-off date and, with respect to any receivables in any designated additional accounts, as of the additional cut-off date, each receivable transferred thereunder is an eligible receivable. In the event of a breach of any representation and warranty set forth in a purchase agreement which results in the requirement that the transferor accept retransfer of an ineligible receivable under the transfer and servicing agreement, then the seller will repurchase that ineligible receivable on the date of the retransfer. The purchase price for the ineligible receivables will be the principal amount of those receivables plus applicable finance charges.



     In each purchase agreement, each seller also represents and warrants that, among other things, as of the date of the purchase agreement and, with respect to any receivables in any designated additional accounts, as of each date of designation of those additional accounts (a) the purchase agreement constitutes a valid and binding obligation of the seller and (b) the purchase agreement constitutes a valid sale to the transferor of all right, title and interest of the seller in and to the receivables existing in the accounts as of the initial cut-off date and, with respect to any receivables in any designated additional accounts, as of the additional cut-off date and in the proceeds thereof. If the breach of any of the representations or warranties described in this paragraph results in the obligation of the transferor under the transfer and servicing agreement to accept retransfer of the receivables, ACCS will repurchase the receivables retransferred to the transferor and the bank will repurchase the receivables transferred to ACCS, for an amount of cash at least equal to the amount of cash the transferor is required to deposit under the transfer and servicing agreement in connection with the retransfer.



     Amendments. Each purchase agreement may be amended without the consent of the noteholders. No amendment, however, may have a materially adverse effect on the interest of the noteholders, may change the purchase price for the receivables or may change, modify, delete or add any other obligation under a purchase agreement unless written confirmation is received from each rating agency that the amendment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class.



     Termination. Each purchase agreement will terminate immediately after the trust terminates. In addition, if a receiver or conservator is appointed for the bank or ACCS becomes a debtor in a bankruptcy case or certain other liquidation, bankruptcy, insolvency or similar events occur, ACCS will immediately cease to sell receivables to the transferor and promptly give notice of that event to the transferor and the indenture trustee, unless the bankruptcy court, receiver or conservator instructs otherwise.


                                  NOTE RATINGS

     Any rating of the notes by a rating agency will indicate:

     - its view on the likelihood that noteholders will receive required interest and principal payments; and

     - its evaluation of the receivables and the availability of any credit enhancement for the notes.

     Among the things a rating will not indicate are:

     - the likelihood that interest or principal payments will be paid on a scheduled date;

     - the likelihood that a pay out event will occur;

     - the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders;

     - the marketability of the notes;

     - the market price of the notes; or

     - whether the notes are an appropriate investment for any purchaser.

     A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.

     The transferor will request a rating of the notes offered by this prospectus and the accompanying prospectus supplement from at least one rating agency. Rating agencies other than those requested could assign a rating to the notes and, if so, that a rating could be lower than any rating assigned by a rating agency chosen by the transferor. Except as otherwise expressly stated, any reference in this prospectus or the accompanying prospectus supplement to a "RATING AGENCY" refers to a rating agency selected by the transferor to rate the notes of a series or class issued by the trust.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES


     Each of ACCS in the ACCS receivables purchase agreement and the bank in the receivables purchase agreement will represent and warrant that its respective transfer of receivables constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables. In the transfer and servicing agreement, the transferor will represent and warrant that its transfer of receivables constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables, except for its interest as the holder of the transferor certificate, or creates in favor of the trust a valid first-priority perfected security interest in the transferor's rights in the receivables in existence at the time that the trust is formed or at the time that receivables in additional accounts are transferred, as the case may be, and a valid first-priority perfected security interest in the transferor's rights in the receivables arising in accounts already designated for the trust on and after their creation, in each case until termination of the trust. For a discussion of the trust's rights arising from these representations and warranties not being satisfied, see "Description of the Notes -- Representations and Warranties" in this prospectus.


     Each of the transferor in the transfer and servicing agreement, ACCS in the ACCS receivables purchase agreement and the bank in the receivables purchase agreement will represent that the receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are subject to the provisions of
Article 9 of the UCC. In addition, a transfer of general intangibles as security for an obligation is subject to the provisions of Article 9 of the UCC. Therefore, the bank, ACCS and the transferor will file appropriate UCC financing statements to perfect the respective transferee's security interest in the receivables. Article 9 of the UCC, however, does not apply to the sale of general intangibles. As a consequence, some other action under applicable state law may be required in order to perfect such a sale against the interests of third parties.

     There are certain limited circumstances in which prior or subsequent transferees of receivables coming into existence after a series closing date could have an interest in such receivables with priority over the trust's interest. Under the receivables purchase agreement, however, the bank will represent and warrant that it has transferred the receivables to ACCS free and clear of the lien of any third party (other than the indenture trustee). In addition, the bank will covenant that it will not sell, pledge, assign, transfer or grant any lien on any receivable (or any interest in any receivable) other than to ACCS or the indenture trustee. Under the ACCS receivables purchase agreement, ACCS will represent and warrant that it has transferred the receivables to the transferor free and clear of the lien of any third party (other than the indenture trustee). In addition, ACCS will covenant that it will not sell, pledge, assign, transfer or grant any lien on any receivable (or any interest in any receivables) other than to the transferor. Similarly, under the transfer and servicing agreement, the transferor will represent and warrant that it has transferred the receivables to the trust free and clear of the lien of any third party (other than the indenture trustee), and the transferor will covenant that it will not sell, pledge, assign, transfer, or grant any lien on any receivable (or any interest in any receivable) other than to the trust. Nevertheless, a tax, governmental or other nonconsensual lien on property of the transferor, ACCS or the bank arising prior to the time a receivable comes into existence may have priority over the interest of the trust in such receivable. Furthermore, if the FDIC were appointed as a receiver or conservator of the bank, certain administrative expenses of the receiver or conservator may have priority over the interest of the trust in the receivables.

     For as long as:


        (1)(a) the bank remains the servicer under the transfer and servicing agreement;



           (b) Associates First Capital Corporation guarantees the performance of the servicer's obligations and maintains a commercial paper rating of not less than A-1 by Standard & Poor's, not less than P-1 by Moody's and, if rated by Fitch, not less than F1 by Fitch; and



           (c) the bank remains a wholly-owned subsidiary of Associates First Capital Corporation (directly or indirectly) and, in the event of a material change in the financial relationship between them:



                (i)  the bank notifies each rating agency; and



                (ii) written confirmation is received from each rating agency that the material change will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class; or



        (2) any other arrangements are made and written confirmation is received from each rating agency that the arrangements will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class, cash collections held by the servicer may be commingled and used for the benefit of the servicer prior to each distribution date and, in the event of the insolvency of the servicer or, in certain circumstances, the lapse of certain time periods, the trust may not have a first-priority perfected security interest in such collections. In such an event, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you. However, if the conditions specified in (1) or (2) above are not satisfied, the servicer will begin within five business days to deposit collections directly into the collection account within two business days of each date of processing.


CERTAIN MATTERS RELATING TO CONSERVATORSHIP, RECEIVERSHIP AND BANKRUPTCY

     The bank is chartered as a national banking association and is regulated and supervised by the Office of the Comptroller of the Currency, which is authorized to appoint the FDIC as conservator or receiver for the bank if certain events occur relating to the bank's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the bank.

     To the extent that (i) the receivables purchase agreement complies with the regulatory requirements of the FDIA, (ii) the security interest granted under the receivables purchase agreement was perfected before the FDIC is appointed as conservator or receiver for the bank, and (iii) the security interest was not taken in contemplation of the bank's insolvency or with the intent to hinder, delay or defraud the bank or its creditors, the FDIA provides that the security interest should be respected. In addition, opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the security interest granted by the bank in the receivables. Nevertheless, if the FDIC were to assert a contrary position, or were to require the indenture trustee to go through the administrative claims procedure established by the FDIC in order to obtain payments on the notes, or were to request a stay of any actions by the indenture trustee to enforce the receivables purchase agreement or the notes against the bank, delays in payments on outstanding series of notes and possible reductions in the amount of those payments could occur.

     In addition, the FDIC as conservator or receiver for the bank could repudiate the receivables purchase agreement. The FDIA would limit the damages for any such repudiation to the trust's "actual direct compensatory damages" determined as of the date that the FDIC were appointed as conservator or receiver for the bank. The FDIC, moreover, could delay its decision whether to repudiate the receivables purchase agreement for a reasonable period following its appointment as conservator or receiver for the bank. Therefore, if the FDIC as conservator or receiver for the bank were to repudiate the receivables purchase agreement, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

     In addition, regardless of the terms of the indenture, the FDIC as conservator or receiver for the bank may have the power to prevent the commencement of an early amortization period, to prevent or limit the early liquidation of the receivables and termination of the trust, or to require the continued transfer of new principal receivables. Regardless of the instructions of those authorized to direct the indenture trustee's action, moreover, the FDIC as conservator or receiver for the bank may have the power to require the early liquidation of the receivables, to require the early termination of the trust and the retirement of the notes, or to prohibit or limit the continued transfer of new principal receivables.

     If ACCS were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of ACCS or ACCS as a debtor-in-possession were to take the position that the sale of receivables from ACCS to the transferor should be recharacterized as a pledge of such receivables to secure a borrowing by ACCS, then delays in remitting collections of receivables to the transferor (and therefore to the trust and the noteholders) could occur and possible reductions in the amount of such payments could result.


     In the event of the conservatorship or receivership of the servicer or the bankruptcy of the subservicer, the conservator or receiver or the bankruptcy court may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or subservicer. In addition, if the subservicer becomes a debtor in a bankruptcy case, the subservicer's rights under the subservicing agreement (including the right to subservice the receivables) would be property of the estate of the subservicer and, under the Bankruptcy Code, subject to the subservicer's right to assume or reject such agreement. See "Description of the Notes -- Servicer Default" in this prospectus.


     The transferor has been structured such that (i) the filing of a voluntary or involuntary petition for relief by or against the transferor under the Bankruptcy Code and (ii) the substantive consolidation of the assets and liabilities of the transferor with those of ACCS is unlikely. The transferor is a separate, limited purpose corporation, and its certificate of incorporation contains limitations on the nature of its business and restrictions on its ability to commence a voluntary case or proceeding under the Bankruptcy Code or similar laws without the prior unanimous consent of all of its directors. In addition, the indenture trustee will covenant in the indenture that it will not at any time institute against the transferor any bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws. Nevertheless, if the transferor were to become a debtor in a bankruptcy case and if a bankruptcy trustee or creditor of the transferor or the transferor as debtor-in-possession were to take the position that the transfer of the receivables by the transferor to the trust should be characterized as a pledge of those receivables, or if the assets and liabilities of the transferor were substantively consolidated with those of an entity in bankruptcy, then delays in payments on the notes and possible reductions in the amount of those payments could result.

     If bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to the transferor, the transferor will promptly notify the indenture trustee and a pay out event will occur with respect to each series. Pursuant to the transfer and servicing agreement, newly created receivables will not be transferred to the trust on and after any such event. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables and finance charge receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets and will be applied as specified above in "Description of the Notes -- Application of Collections" and in the accompanying prospectus supplement.


     A conservator or receiver or a bankruptcy court, however, may have the power to delay any such procedure or to require the continued transfer of principal receivables to the trust. See "Risk Factors -- If a conservator or receiver were appointed for Associates National Bank (Delaware), or if Associates Credit Card Services, Inc. or Associates Credit Card Receivables Corp. became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur" in this prospectus.

CONSUMER PROTECTION LAWS


     The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to credit accounts issued by the bank, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose various disclosure requirements either before or when an account is opened, or both, and at the end of monthly billing cycles, and, in addition, limit account holder liability for unauthorized use prohibit certain discriminatory practices in extending credit, and regulate practices followed in collections. In addition, account holders are entitled under these laws to have payments and credits applied to the revolving credit account promptly and to request prompt resolution of billing errors. Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer revolving credit industry. The trust may be liable for certain violations of consumer protection laws that apply to the receivables, either as assignee from the transferor with respect to obligations arising before transfer of the receivables to the trust or as the party directly responsible for obligations arising after the transfer. In addition, an account holder may be entitled to assert such violations by way of set-off against the obligation to pay the amount of receivables owing. All receivables that were not created in compliance in all material respects with the requirements of such laws (if such noncompliance has a material adverse effect on the noteholders' interest therein) will be reassigned to the transferor. For a discussion of the trust's rights if the receivables were not created in compliance in all material respects with applicable laws, see "Description of the Notes -- Representations and Warranties" in this prospectus.



     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the noteholders if such laws result in any receivables being charged-off as uncollectible. See "Description of the Notes -- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in this prospectus.


                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL


     The following summary describes generally the material United States federal income tax consequences of an investment in the notes. Additional federal income tax considerations relevant to a particular series may be set forth in the accompanying prospectus supplement. The following summary has been prepared and reviewed by Orrick, Herrington & Sutcliffe LLP as special tax counsel to the Issuer ("SPECIAL TAX COUNSEL"). The summary is based on the Internal Revenue Code of 1986, as amended (the "CODE") as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the notes, deals only with notes held as capital assets within the meaning of Section 1221 of the Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S. persons, or investors holding the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder. Special tax counsel is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of special tax counsel, however, is not binding on the Internal Revenue Service ("IRS") or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Accordingly, persons considering the purchase of notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

TAX CHARACTERIZATION OF THE TRUST AND THE NOTES


     Treatment of the Trust as an Entity Not Subject to Tax. Special tax counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling or judicial decision, the trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, the trust will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail.


     The precise tax characterization of the trust for federal income tax purposes is not certain. It might be viewed as merely holding assets on behalf of the transferor as collateral for notes issued by the transferor. On the other hand, the trust could be viewed as a separate entity for tax purposes issuing its own notes. This distinction, however, should not have a significant tax effect on noteholders except as stated below under "Possible Alternative Characterizations."


     Treatment of the Notes as Debt. Special tax counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for United States federal income tax purposes. Additionally, the trust will agree by entering into the Indenture, and the noteholders will agree by their purchase and holding of notes, to treat the notes as debt for United States federal income tax purposes.



     Possible Alternative Characterizations. If, contrary to the opinion of special tax counsel, the IRS successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the trust or some other entity for such purposes. If so treated, investors could be treated for such purposes either as partners in a partnership or, alternatively, as shareholders in a taxable corporation. Treatment of a noteholder as a partner could have adverse tax consequences to certain holders; for example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of partnership expenses. If notes instead were treated as corporate stock, the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity, and any increase in the corporate tax imposed with respect to such corporation could materially reduce cash available to make payments on the notes; further, noteholders might not be entitled to any dividends received deduction in respect of payments of interest on notes treated as dividends. In addition, even if the notes are treated as debt, the trust is also able to issue other securities which may be treated as debt or as equity interests in the trust. The issuance of such securities requires the delivery of a new opinion of counsel generally to the effect that such issuance will not cause the trust to become taxable as a separate entity for federal income tax purposes; however, any such new opinion would not bind the IRS, and the trust could become taxable as a corporation as a result of such issuance, potentially diminishing cash available to make payments on the notes. Prospective investors should consult with their own tax advisors with regard to the consequences of each such possible alternative characterization to them in their particular circumstances; the following discussion assumes that the characterization of the notes as debt is correct.


CONSEQUENCES TO HOLDERS OF THE OFFERED NOTES

     Interest and Original Issue Discount. In general, stated interest on a note will be includible in gross income as it accrues or is received in accordance with an noteholder's usual method of tax accounting. If a class of notes is issued with original issue discount ("OID"), the provisions of Sections 1271 through 1273 and 1275 of the Code will apply to those notes. Under those provisions, a holder of such a note (including a cash basis holder) generally would be required to include the OID on a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. In general, a note will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess equals or exceeds
0.25 percent multiplied by the weighted average life of the note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment). Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of OID and could have other consequences to holders of the notes. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a note is "unconditionally payable" and hence that all of such interest should be included in the note's stated redemption price at maturity. If sustained, such treatment should not significantly affect tax liabilities for most holders of the notes, but prospective noteholders should consult their own tax advisors concerning the impact to them in their particular circumstances. The trust intends to take the position that interest on the notes constitutes "qualified stated interest" and that the above consequences do not apply.

     Market Discount. A holder of a note who purchases an interest in a note at a discount that exceeds any OID not previously includible in income may be subject to the "market discount" rules of Sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

     Market Premium. A holder of a note who purchases an interest in a note at a premium may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of Section 171 of the Code.

     Disposition of the Notes; Defeasance. Upon the sale, exchange or retirement of a note, the holder of the note generally will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest) and the holder's adjusted tax basis in the note. A taxable exchange of a note could also occur as a result of the transferor's substitution of money or investments for the receivables in the trust portfolio. See "Description of the Notes -- Defeasance" in this prospectus. The holder's adjusted tax basis in the note generally will equal the cost of the note to such holder, increased by any market or original issue discount previously included in income by such holder with respect to the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or OID previously received by such holder with respect to such note. Any such gain or loss generally will be capital gain or loss, except to the extent of accrued market discount not previously included in income, and will be long-term capital gain or loss if at the time of sale the note has been held for more than one year.


     Foreign Holders. Under United States federal income tax law now in effect, payments of interest by the trust to a holder of a note who, as to the United States, is a nonresident alien individual or a foreign corporation (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person
(i) is not for United States federal income tax purposes (a) actually or constructively a "10 percent shareholder" of the transferor or the trust, (b) a "controlled foreign corporation" with respect to which the transferor or the trust is a "related person" within the meaning of the Code, or (c) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (ii) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form W-8BEN or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name, address and certain additional information. If a note is held through a securities clearing organization or certain other financial institutions (as is expected to be the case unless definitive notes are issued), the organization or institution may provide the relevant signed statement generally to the withholding agent; in that case, however, the signed statement generally must be accompanied by an IRS Form W-8BEN or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided. The U.S. Treasury Department recently issued final Treasury regulations which will revise some of the foregoing procedures whereby a foreign person may establish an exemption from withholding generally beginning January 1, 2001; foreign persons should consult their tax advisors concerning the impact to them, if any, of such revised procedures.


     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, such individual is not present in the United States for 183 days or more in the taxable year.


     Backup Withholding and Information Reporting. Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to "backup withholding" tax under Section 3406 of the Code at a rate of 31% if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's United States federal income tax, provided appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the IRS concerning payments, unless an exemption applies. Holders of the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.


     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR TAX SITUATION, AND DOES NOT PURPORT TO ADDRESS THE ISSUES DESCRIBED WITH THE DEGREE OF SPECIFICITY THAT WOULD BE PROVIDED BY A TAXPAYER'S OWN TAX ADVISOR. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL TAX LAWS.

STATE AND LOCAL TAX CONSEQUENCES

     The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

                              ERISA CONSIDERATIONS


     Subject to the considerations described below and in the accompanying prospectus supplement, the notes may be purchased by, on behalf of, or with "plan assets" of any employee benefit or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "PLAN"). Any Plan fiduciary that proposes to cause a Plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the accompanying prospectus supplement.


     Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or

"disqualified persons" under the Code (collectively, "PARTIES IN INTEREST") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the notes without regard to the ERISA considerations described herein, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Fiduciaries or other persons contemplating purchasing the notes on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the trust assets represented by the notes would be considered "plan assets," the consequences that would apply if the trust's assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules.


     Finally, Plan fiduciaries and other persons using "plan assets" of Plans to purchase the notes should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the notes. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" discussed in this prospectus and other factors discussed in the accompanying prospectus supplement.


                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement to be entered into with respect to each series of notes, the transferor will cause the notes to be sold by the trust to each of the underwriters named in that underwriting agreement and in the accompanying prospectus supplement, and each of those underwriters will severally agree to purchase from the trust, the principal amount of notes set forth in that underwriting agreement and in the accompanying prospectus supplement (subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of notes offered by this prospectus and by the accompanying prospectus supplement).

     In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the notes offered by this prospectus and by the accompanying prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

     Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of those notes. After the initial public offering, the public offering price and such concessions may be changed.

     Each underwriting agreement will provide that the transferor will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

                             REPORTS TO NOTEHOLDERS


     The servicer will prepare monthly and annual reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co. which is the nominee of DTC and the registered holder of the notes. No financial reports will be sent to you. See "Description of the Notes -- Book-Entry Registration," "-- Reports to Noteholders" and "-- Evidence as to Compliance" in this prospectus.


                      WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.


     You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).


     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the notes.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Associates Credit Card Services, Inc., P.O. Box 660237, Dallas, Texas 75266-0237, Attention: Secretary, Telephone: (972) 652-4000.

                         INDEX OF TERMS FOR PROSPECTUS


                 TERM                   PAGE
                 ----                   ----
account owner.........................   12
ACCS..................................   12
ACCS receivables purchase agreement...   55
addition date.........................   29
additional accounts...................   31
additional cut-off date...............   16
additional issuance...................   40
administrator.........................   12
adverse effect........................   26
aggregate addition accounts...........   29
bank..................................   12
bank portfolio........................   12
cash collateral account...............   54
cash collateral guaranty..............   54
Code..................................   60
collection account....................   34
controlled accumulation period........    2
controlled amortization period........    2
Credit Enhancement Percentage.........   36
cut-off dates.........................   17
defaulted accounts....................   36
definitive notes......................   23
depositaries..........................   20
determination date....................   38
Discount Option.......................   33
Discount Percentage...................   33
early accumulation period.............    2
early amortization period.............    2
eligible account......................   28
eligible institution..................   34
eligible investments..................   34
eligible receivable...................   28
Enhancement Invested Amount...........   53
ERISA.................................   63
event of default......................   47
excess allocation series..............   38
excess finance charge collections.....   38
expected principal payment date.......    3
FDIA..................................    6
FDIC..................................    7
FDR...................................   12
finance charge receivables............   16
Fitch.................................   35
funding period........................   35
indenture trustee.....................   18
initial cut-off date..................   16
Interchange...........................   15
Invested Amount.......................   18
Investor Charge-Offs..................   39
Investor Default Amount...............   39
Investor Percentage...................   18



                 TERM                   PAGE
                 ----                   ----
IRS...................................   60
issuer................................   12
L/C bank..............................   54
Moody's...............................   35
new accounts..........................   31
note owner............................   19
OID...................................   61
owner trustee.........................   12
paired series.........................   40
participations........................   30
Parties in Interest...................   64
pay out event.........................   41
paying agent..........................   35
Plan..................................   63
pre-funding account...................   35
principal funding account.............   24
principal receivables.................   16
principal sharing series..............   38
purchase agreements...................   55
qualified account.....................   34
rating agency.........................   57
receivables purchase agreement........   55
Required Minimum Principal Balance....   30
Required Transferor Interest..........   30
Required Transferor Percentage........   30
reserve account.......................   55
revolving period......................    2
SEC...................................   32
securities intermediary...............   34
seller................................   55
series enhancer.......................   44
series final maturity date............    3
servicer..............................    1
Servicer Default......................   43
shared principal collections..........   38
shared transferor principal
  collections.........................   38
special funding account...............   34
special tax counsel...................   60
spread account........................   55
Standard & Poor's.....................   35
supplemental certificate..............   42
tax opinion...........................   25
transferor............................    1
transferor certificate................   19
Transferor Interest...................   19
Transferor Percentage.................   19
trust.................................   12
trust portfolio.......................   16
UCC...................................   29
unallocated principal collections.....   37

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


     Except in certain limited circumstances, the globally offered Associates Credit Card Master Note Trust Asset Backed Notes (the "global securities") to be issued in series from time to time (each, a "series") will be available only in book-entry form. Investors in the global securities may hold those global securities through any of The Depository Trust Company ("DTC"), Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.



     Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).


     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.


     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in such capacity) and as DTC participants.


     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT


     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.



     Investors electing to hold their global securities through DTC (other than through accounts at Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.



     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.


SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.


     Trading between DTC Participants. Secondary market trading between DTC participants (other than Citibank, N.A. ("Citibank") and Morgan Guaranty Trust Company of New York ("Morgan") as depositories for Clearstream and Euroclear, respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.



     Trading between DTC seller and Clearstream customer or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant (other than Citibank and Morgan as depositories for Clearstream and Euroclear, respectively) to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream prior to settlement date 12:30. Clearstream or Euroclear, as the case may be, will instruct Citibank or Morgan, respectively, to receive the global securities for payment. Payment will then be made by Citibank or Morgan, as the case may be, to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.



     Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.



     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.



     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to Citibank or Morgan for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.



     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through Citibank or Morgan, to another DTC participant. The seller will send instructions to Clearstream before settlement date 12:30. In these cases, Clearstream or Euroclear will instruct Citibank or Morgan, as appropriate, to credit the global securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS


     A beneficial owner of global securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes appropriate steps to obtain an exemption or reduced tax rate. See "Federal Income Tax Consequences" in the prospectus.

================================================================================

                    ASSOCIATES CREDIT CARD MASTER NOTE TRUST
                                     Issuer

                    ASSOCIATES CREDIT CARD RECEIVABLES CORP.
                                   Transferor

[AIC TRIANGLE LOGO]    ASSOCIATES NATIONAL BANK (DELAWARE)
                                    Servicer

                                 Series 2000-1

                                  $760,000,000
                    Class A Floating Rate Asset Backed Notes

                                  $102,500,000
                    Class B Floating Rate Asset Backed Notes

                                  ------------

                             PROSPECTUS SUPPLEMENT

                                  ------------

                       UNDERWRITERS OF THE CLASS A NOTES

                              SALOMON SMITH BARNEY
                         BANC ONE CAPITAL MARKETS, INC.
                             CHASE SECURITIES INC.
                           DEUTSCHE BANC ALEX. BROWN
                               J.P. MORGAN & CO.

                        UNDERWRITER OF THE CLASS B NOTES

                              SALOMON SMITH BARNEY

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE NOTES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE NOTES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE NOTES WILL DELIVER A
PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL           , 2000.

================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder, other than underwriting discounts and commissions.


Registration Fee............................................   $1,056,000*
Printing and Engraving Expenses.............................      300,000**
Trustee's Fees and Expenses.................................       75,000**
Legal Fees and Expenses.....................................    1,750,000**
Accountants' Fees and Expenses..............................      125,000**
Blue Sky Fees and Expenses..................................       20,000**
Rating Agency Fees..........................................    1,250,000**
Miscellaneous Expenses......................................       75,000**
                                                               ----------
          Total.............................................   $4,651,000**
                                                               ==========


---------------

 * Actual


** Estimated


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.


     In accordance with the Delaware Law, the Certificate of Incorporation of Associates Credit Card Receivables Corp. ("ACCR") contains a provision to limit the personal liability of the directors of ACCR for violations of their fiduciary duty. This provision eliminates each director's liability to ACCR or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     Pursuant to underwriting agreements filed as exhibits to registration statements relating to underwritten offerings of securities, the underwriters parties thereto have agreed to indemnify each officer and director of ACCR and each person, if any, who controls ACCR within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under said Act.

     The directors and officers of ACCR are covered by directors' and officers' insurance policies relating to Associates First Capital Corporation and its subsidiaries.

     The Certificate of Incorporation of ACCR provides for indemnification of the officers and directors of ACCR to the full extent permitted by applicable law.

ITEM 16. EXHIBITS.

     (a) Exhibits.


           1.1           -- Form of Underwriting Agreement
           4.1           -- Amended and Restated Master Indenture, dated as of April
                            1, 2000
           4.2           -- Form of Indenture Supplement, including form of Notes
           4.3           -- Transfer and Servicing Agreement, dated as of April 1,
                            2000
           4.4           -- Certificate of Trust of Associates Credit Card Master
                            Note Trust
           4.5           -- Trust Agreement of Associates Credit Card Master Note
                            Trust, dated as of April 1, 2000
           4.6           -- Administration Agreement, dated as of April 1, 2000
           4.7           -- Amended and Restated Receivables Purchase Agreement,
                            dated as of April 1, 2000, between Associates National
                            Bank (Delaware) and Associates Credit Card Services, Inc.
           4.8           -- Amended and Restated Receivables Purchase Agreement,
                            dated as of April 1, 2000, between Associates Credit Card
                            Services, Inc. and Associates Credit Card Receivables
                            Corp.
           5.1           -- Opinion of Orrick, Herrington & Sutcliffe LLP with
                            respect to legality
           8.1           -- Opinion of Orrick, Herrington & Sutcliffe LLP with
                            respect to tax matters
          23.1           -- Consents of Orrick, Herrington & Sutcliffe LLP (included in Exhibits 5.1 and 8.1)
          24.1           -- Powers of Attorney*
          25.1           -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank
                            of New York, as indenture trustee under the Indenture


---------------


* Previously filed.


     (b) Financial Statements

     All financial statements, schedules and historical information have been omitted as they are not applicable.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of each issue.

          (d)(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, has reasonable grounds to believe that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irving, state of Texas, on May 31, 2000.


                                            ASSOCIATES CREDIT CARD
                                            RECEIVABLES CORP.,

                                            as originator of the Trust and
                                            Co-Registrant
                                            and on behalf of the Trust as
                                            Co-Registrant


                                            By:   /s/ STEPHEN R. JOHNSTON
                                              ----------------------------------
                                                Name:  Stephen R. Johnston
                                                Title: Senior Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on May 31, 2000 by the following persons in the capacities indicated.



                      SIGNATURE                                            TITLE
                      ---------                                            -----

              /s/ JOSEPH N. SCARPINATO*                President, Director
-----------------------------------------------------    (Principal Executive Officer)
                Joseph N. Scarpinato

              /s/ JOSEPH A. BENEDETTO*                 Executive Vice President, Director
-----------------------------------------------------
                 Joseph A. Benedetto

              /s/ STEPHEN R. JOHNSTON*                 Senior Vice President, Controller, Director
-----------------------------------------------------    (Principal Financial Officer and Controller)
                 Stephen R. Johnston

                /s/ JAMES W. PARKER*                   Director
-----------------------------------------------------
                   James W. Parker

              /s/ LAWRENCE F. PITTROFF*                Director
-----------------------------------------------------
                Lawrence F. Pittroff

                /s/ JOSEPH E. THEIS*                   Director
-----------------------------------------------------
                   Joseph E. Theis



*By:   /s/ STEPHEN R. JOHNSTON
     -------------------------------
     Name: Stephen R. Johnston
     Title:  Attorney-In-Fact


---------------


* Note: Powers of Attorney appointing Stephen R. Johnston, Chester D. Longenecker and Michael J. Forde, or any of them acting singly, to execute the Registration Statement, any amendments thereto and any registration statement for additional Asset Backed Notes that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933 on behalf of the above-named individuals, were previously filed with the Securities and Exchange Commission.

                                 EXHIBIT INDEX


        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
          1.1            -- Form of Underwriting Agreement
          4.1            -- Amended and Restated Master Indenture, dated as of April
                            1, 2000
          4.2            -- Form of Indenture Supplement, including form of Notes
          4.3            -- Transfer and Servicing Agreement, dated as of April 1,
                            2000
          4.4            -- Certificate of Trust of Associates Credit Card Master
                            Note Trust
          4.5            -- Trust Agreement of Associates Credit Card Master Note
                            Trust, dated as of April 1, 2000
          4.6            -- Administration Agreement, dated as of April 1, 2000
          4.7            -- Amended and Restated Receivables Purchase Agreement,
                            dated as of April 1, 2000, between Associates National
                            Bank (Delaware) and Associates Credit Card Service, Inc.
          4.8            -- Amended and Restated Receivables Purchase Agreement
                            between Associates Credit Card Services, Inc. and
                            Associates Credit Card Receivables Corp.
          5.1            -- Opinion of Orrick, Herrington & Sutcliffe LLP with
                            respect to legality
          8.1            -- Opinion of Orrick, Herrington & Sutcliffe LLP with
                            respect to tax matters
         23.1            -- Consents of Orrick, Herrington & Sutcliffe LLP (included in Exhibits 5.1 and 8.1)
         24.1            -- Powers of Attorney*
         25.1            -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank
                            of New York, as indenture trustee under the Indenture


---------------


*  Previously filed.